EXHIBIT 10.26

SALE AND PURCHASE AGREEMENT

VOLUME I / II

HARMONIC INTERNATIONAL AG
AND
HARMONIC INC.
AND
FPCI WINCH CAPITAL 3
ARNAUD DE PUYFONTAINE
CHRISTOPHE DELAHOUSSE
LAURE DELAHOUSSE
CAMILLE DELAHOUSSE
EDOUARD DELAHOUSSE
CONSTANCE DELAHOUSSE
HERVÉ CONGARD
LOUIS CONGARD
ANNE CONGARD
ERIC LOUVET
ERIC GALLIER
JEAN-MARC GUIOT
CLAUDE PERRON
CRYSTELE TRÉVISAN-JALLU
MARC PROCUREUR
DELPHINE SAUVION
MONTALIVET NETWORKS SAS
FPCI CIC MEZZANINE 3
AND
KEPLER M2
DATED FEBRUARY 11, 2016

CONTENTS

1.	DEFINITIONS – INTERPRETATION		5
	1.1	Definitions	5
	1.2	Principles of Interpretation	5
2.	SALE AND PURCHASE OF THE TRANSFERRED SECURITIES		6
	2.1	Sale and Purchase of the Transferred Securities	6
	2.2	Final Price	6
	2.3	Estimated Initial Price	7
	2.4	Payment of the Estimated Initial Price at Closing	7
	2.5	Post-Closing Determination of the Adjusted Initial Price	8
	2.6	Post-Closing Payment of the Initial Price Adjustment	11
	2.7	Post-Closing Determination of the Additional Price	12
	2.8	Post-Closing Payment of the Additional Price	13
	2.9	Allocation among the Sellers of the Final Price and of the Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment and the Backlog Adjustment	14
3.	CONDITIONS PRECEDENT		15
	3.1	Conditions Precedent	15
	3.2	Responsibility for Satisfaction	16
	3.3	Satisfaction or Non Satisfaction	18
	3.4	Transfer of Ownership	21
4.	CLOSING		21
	4.1	Date and Place of Closing	21
	4.2	Closing Payments	21
	4.3	Closing Deliveries	21
	4.4	Matters at Closing	25
5.	PRE-CLOSING MATTERS		25
	5.1	No Transfer of the Ordinary Shares, the ORAs, the OCRs, the OBSAs and the ManCo Shares, nor of the Transferred Securities	25
	5.2	Modification of the Holding’s by-laws	25
	5.3	Modification of the Terms and Conditions of the ORAs	26
	5.4	Modification of the Terms and Conditions of the OCRs	26
	5.5	Repayment of the ORAs	26
	5.6	No Conversion of the OCRs	26

i

	5.7	No Exercise of the Mezzanine Warrants	26
	5.8	Pre-Closing Statement	26
	5.9	Management between the date hereof and the Closing Date	27
	5.10	Notifications	30
	5.11	Access to Target Companies	30
	5.12	Existing Shareholders’ Documents	31
	5.13	Exclusivity	31
	5.14	Prior Approval under Change of Control Provisions	32
6.	POST-CLOSING COVENANTS		32
	6.1	SEC Filing	32
	6.2	Records	32
	6.3	Non Solicitation	33
	6.4	Non Bashing	33
7.	REPRESENTATIONS OF THE PURCHASER		33
	7.1	Organization, Authority and Validity	33
	7.2	No Breach	34
	7.3	Governmental Authorizations, Consent	34
	7.4	Financing	34
	7.5	Acknowledgements	34
8.	REPRESENTATION OF THE SELLERS		35
	8.1	General Representations by each Seller Individually	35
	8.2	Additional Representations by the Sellers Individually but not Jointly (conjointement mais non solidairement)	37
	8.3	Additional Representations by the ManCo Shareholders Individually but not Jointly (conjointement mais non solidairement)	59
9.	INDEMNIFICATION		62
	9.1	Principle	62
	9.2	Calculation	63
	9.3	Exclusions - Limitations	65
	9.4	Claim Notices	67
	9.5	Claims Involving Third Parties	68
	9.6	Duty to Mitigate	69
	9.7	Disclosures	69
	9.8	Payment	70
	9.9	Collateral	71

ii

	9.10	Exclusivity of Remedy	71
10.	TERMINATION		72
	10.1	Primary Causes	72
	10.2	Non-Occurrence of the Closing	73
	10.3	Effect of Termination	73
11.	GENERAL PROVISIONS		73
	11.1	Cooperation	73
	11.2	Confidentiality	73
	11.3	Absence of Third-Party Rights - Assignment	74
	11.4	Guarantee of the Purchaser’s payment obligations	74
	11.5	Entire Agreement	75
	11.6	Waivers and Amendments	75
	11.7	Severability	76
	11.8	Notices and Communications	76
	11.9	Sellers’ Representative	77
	11.10	Parties acting Severally and Jointly (conjointement et solidairement)	78
	11.11	Costs and Expenses	78
	11.12	Governing Law and Disputes	78
	11.13	Language	78
	11.14	Volume II	79

iii

SALE AND PURCHASE AGREEMENT
This sale and purchase agreement (this “Agreement”) is made and entered into on February 11, 2016 by and between:
EACH OF:

1)
Mr. Eric Louvet, a French citizen, born on March 31, 1972 at Caen (14000), residing at 252, rue Saint-Malo, 35700 Rennes (France), hereinafter referred to as “Mr. Louvet”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

2)
Mr. Eric Gallier, a French citizen, born on July 10, 1963 at Rennes (35000), residing at 11, rue des Conrois, 35200 Rennes (France), hereinafter referred to as “Mr. Gallier”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

3)
Mr. Jean-Marc Guiot, a French citizen, born on April 2, 1964 at L’Haÿ-les-Roses (94240), residing at 21, rue Jules Renard, 35760 Saint Grégoire (France), hereinafter referred to as “Mr. Guiot”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

4)
Mr. Claude Perron, a French citizen, born on July 16, 1958 at Loudeac (22600), residing at 11, allée de la Ferme, 35830 Betton (France), hereinafter referred to as “Mr. Perron”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

5)
Mrs. Crystèle Trévisan-Jallu, a French citizen, born on December 9, 1974 at Saint-Malo (35), residing at 2, rue de la Bobinais, 35170 Bruz (France), hereinafter referred to as “Mrs. Trévisan-Jallu”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

6)
Mr. Marc Procureur, a French citizen, born on March 10, 1970 at Paris (75011), residing at 30, rue Michelet, 35700 Rennes (France), hereinafter referred to as “Mr. Procureur”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

7)
Mrs. Delphine Sauvion, a French citizen, born on April 21, 1977 at Toulouse (31), residing at 52, rue de la Coussaye, 95880 Enghien-les-Bains (France), hereinafter referred to as “Mrs. Sauvion”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

8)	Mr. Christophe Delahousse, a French citizen, born on September 8, 1965 at Calais (62100), residing at 15, rue Trébois, 92300 Levallois-Perret (France), hereinafter referred to as “Mr. Delahousse”;

9)
Mrs. Laure de Robien (married name: Delahousse), a French citizen, born on May 23, 1966 at Amiens (80000), residing at 15, rue Trébois, 92300 Levallois-Perret (France), hereinafter referred to as “Mrs. Laure Delahousse”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

10)
Mrs. Camille Delahousse (married name: Lefebvre), a French citizen, born on September 17, 1991 at Amiens (80000), residing at 37 ter, rue de Villiers, 92200 Neuilly-sur-Seine (France), hereinafter referred to as “Mrs. Camille Delahousse”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

11)
Mr. Edouard Delahousse, a French citizen, born on August 26, 1993 at Amiens (80000), residing at 15, rue Trébois, 92300 Levallois-Perret (France), hereinafter referred to as “Mr. Edouard Delahousse”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

12)
Mrs. Constance Delahousse, a French citizen, born on July 10, 1995 at Amiens (80000), residing at 15, rue Trébois, 92300 Levallois-Perret (France), hereinafter referred to as “Mrs. Constance Delahousse”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

The Party 8) acting severally and jointly (conjointement et solidairement) with the Parties 9) to 12) for the purposes of this Agreement;

13)
Mr. Hervé Congard, a French citizen, born on March 29, 1964 at Lannion (22300), residing at 16, rue Blaise Pascal, 56100 Lorient (France), hereinafter referred to as “Mr. Congard”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

14)
Mr. Louis Congard, a French citizen, born on July 20, 1994 at Hennebont (56700), residing at 16, rue Blaise Pascal, 56100 Lorient (France), hereinafter referred to as “Mr. Louis Congard”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

15)
Mrs. Anne Congard, a French citizen, born on August 20, 1996 at Pont-l’Abbé (29120), residing at 16, rue Blaise Pascal, 56100 Lorient (France), hereinafter referred to as “Mrs. Anne Congard”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

The Party 13) acting severally and jointly (conjointement et solidairement) with the Parties 14) to 15) for the purposes of this Agreement;

16)
Winch Capital 3, a fonds professionnel de capital investissement (FPCI) governed by the French Code monétaire et financier, represented by its management company (société de gestion), Edmond de Rothschild Investment Partners, a company (société en commandite par actions) organized under the laws of France, having a share capital of €501,500 and its registered office at 47, rue du Faubourg Saint-Honoré, 75008 Paris (France), registered with the French Registry of Commerce and Companies under number 444 071 989 RCS Paris (“EDRIP”), represented by Mr. Sylvain Charignon, duly authorized for the purpose hereof (hereinafter referred to as “FPCI Winch Capital 3”);

17)
Montalivet Networks, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €100 and its registered office at 10, rue du Colisée, 75008 Paris (France), registered with the French Registry of Commerce and Companies under number 805 017 845 RCS Paris, represented by EDRIP, itself represented by Mr. Sylvain Charignon, duly authorized for the purpose hereof (hereinafter referred to as “Montalivet Networks”);

FPCI Winch Capital 3 acting severally and jointly (conjointement et solidairement) with Montalivet Networks for the purposes of this Agreement;

18)
Mr. Arnaud de Puyfontaine, a French citizen born on April 26, 1964 at Paris (75008) and residing at 37, rue du Général Foy, 75008 Paris (France), hereinafter referred to as “Mr. de Puyfontaine”, represented by Mr. Sylvain Charignon or Mr. Laurent Tourtois or Mr. Thomas Duteil, each of them being duly authorized for the purpose hereof;

19)	FPCI CIC Mezzanine 3, a fonds professionnel de capital investissement (FPCI) governed by the French Code monétaire et financier, represented by its management company (société de gestion),

CM-CIC Private Debt, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €625,000 and its registered office at 4, rue Gaillon, 75002 Paris (France), registered with the French Registry of Commerce and Companies under number 503 110 595 RCS Paris (“CM-CIC Private Debt”), represented by Mr. Sylvain Charignon or Mr. Laurent Tourtois or Mr. Thomas Duteil, each of them being duly authorized for the purpose hereof (hereinafter referred to as “FPCI CIC Mezzanine 3”);

The Parties 1) to 19) are hereinafter collectively referred to as the “Sellers” and individually as a “Seller”.
OF THE FIRST PART,

AND:

20)
Harmonic International AG, a company (limited company) organized under the laws of Switzerland, having a share capital of CHF 100,200 and its registered office at Avenue de la Gare 12, 1700 Fribourg (Switzerland), and registered with the Register of Commerce of Fribourg under the Company Identification Number (UID) CHE-114.530.405, represented by Mr. Raphael Segur, duly authorized for the purpose hereof (hereinafter referred to as the “Purchaser”),

OF THE SECOND PART,
The Sellers and the Purchaser are hereinafter referred to collectively as the “Parties” and, individually, as a “Party”.

AND IN THE PRESENCE OF:

21)
Harmonic Inc., a company organized under the laws of the United States of America, having its registered office at 4300 North First Street, San Jose, CA 95134, represented by Mr. Patrick Harshman, duly authorized for the purpose hereof (hereinafter referred to as the “Mother Company”), entering into this agreement for the sole purpose of Section 11.4; and

22)
Kepler M2, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €3,635,805 and its registered office at 15, rue Trébois, 92300 Levallois-Perret (France), registered with the French Registry of Commerce and Companies under number 531 550 242 RCS Nanterre, represented by Mr. Delahousse, duly authorized for the purposes hereof (hereinafter referred to as “Kepler M2” or “ManCo”), being a party to this Agreement for the sole purpose of Sections 5.1 to 5.5, 5.9 and 5.12.

RECITALS
WHEREAS:

A.
Financière Kepler is a company (société par actions simplifiée) organized under the laws of France, having a share capital of €10,553,578 and its registered office at 9, avenue des Trois Fontaines - Immeuble Cergy Etoile, 95000 Cergy (France), and registered with the French Registry of Commerce and Companies under number 805 017 951 RCS Pontoise (“Financiere Kepler” or the “Holding”).

B.
On the date hereof, the Sellers (other than Mr. Louvet, Mr. Gallier, Mr. Guiot, Mr. Perron, Mrs. Trévisan-Jallu, Mr. Procureur and Mrs. Sauvion) and Kepler M2 collectively hold 100% of the Ordinary Shares, ORAs, OCRs and OBSAs (as such terms and such other capitalized terms as are used without definition in these Recitals are defined in Schedule 1.1 (Definitions)), representing 100% of the share capital and voting rights of Financière Kepler on a fully diluted basis, and, individually, the number of Ordinary Shares, ORAs, OCRs and OBSAs set forth opposite their respective names in the table appearing on Schedule B (Allocation of the Securities of the Holding as of the date hereof).

C.
On the date hereof, the ManCo Shareholders collectively hold 100% of the ManCo Shares, representing 100% of the share capital and voting rights of ManCo, and, individually, the number of ManCo Shares set forth opposite their respective names in the table appearing on Schedule C (Allocation of the ManCo Shares as of the date hereof).

D.
On the date hereof, Financière Kepler holds 5,817,000 ordinary shares (actions ordinaires) of Kepler, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €5,817,000 and its registered office located at 9, avenue des Trois Fontaines - Immeuble Cergy Etoile, 95000 Cergy (France), and registered with the French Registry of Commerce and Companies under number 531 086 411 RCS Pontoise (“Kepler” or the “Company”), representing 100% of the share capital and voting rights of the Company.

E.
On the date hereof, (i) Financière Kepler and Kepler hold 568,954 ordinary shares (actions ordinaires) of Thomson Video Networks, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €5,689,540 and its registered office located at 57, rue Clément Ader, 35510 Cesson-Sévigné (France), and registered with the French Registry of Commerce and Companies under number 477 555 718 RCS Rennes (“TVN”), representing 100% of the share capital and voting rights of TVN on a non-diluted basis, and (ii) FCPE TVN Investissement, a fonds commun de placement d’entreprise governed by the French Code monétaire et financier, registered with the French Market Authority (Autorité des Marchés Financiers) under number FCE20120073 and managed by Equalis Capital France SAS (517 705 679 RCS Paris), registered as management company (société de gestion) with the French Market Authority (Autorité des Marchés Financiers) under number GP-09000014, holds 100% of the TVN ORANs. On the date hereof, the 568,954 ordinary shares (actions ordinaires) of TVN and the TVN ORANs represent 100% of the share capital and voting rights of TVN on a fully diluted basis.

F.
On the date hereof, TVN holds the companies set out in the chart appearing on Schedule F (Chart of the Group Companies), such companies, TVN, the Company and the Holding being hereinafter collectively referred to as the “Group Companies” and individually as a “Group Company”.

G.
As part of the proposed acquisition of the Transferred Securities, the Purchaser has had access to and has been able to review a number of documents and information of a financial, accounting, fiscal, legal and operational nature concerning ManCo and the Group Companies during (i) a due diligence investigation carried out from September 8, 2015 to December 4, 2015 and (ii) management presentations to which the Purchaser and its Affiliates were invited. All these documents and information are contained in a CD Rom delivered by the Holding to the Purchaser with a copy to the Sellers’ Representative and are referred to in this Agreement as the “Data Room”.

H.
The Sellers (each as to the Transferred Securities which such Seller will own at Closing) desire to sell, and the Purchaser desires to purchase, all the Transferred Securities upon the terms and subject to the conditions hereinafter set forth (the “Transaction”).

I.	Applicable workers' representatives bodies of the Group Companies have been informed and consulted in respect of the Transaction, and have given their opinion on the Transaction.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS - Interpretation

1.1	Definitions

In addition to such terms as are defined elsewhere in this Agreement, wherever used in this Agreement (including the Recitals) and unless the context otherwise requires, capitalized terms shall have the meaning ascribed to them in Schedule 1.1 (Definitions).

1.2	Principles of Interpretation

(a)	The words “includes” and “including” shall mean including without limitation.

(b)
Any reference herein to “Preamble”, “Recitals”, “Volume”, “Section”, “Subsection”, “Paragraph” or “Schedule” shall be deemed a reference to the preamble, the recitals, a volume, a section, a subsection or a paragraph of, or a schedule to this Agreement unless otherwise specified.

(c)	Headings to Sections or Paragraphs and Schedules are for information only and are to be ignored in construing the same unless the context otherwise requires.

(d)	Definitions given for a noun also apply mutatis mutandis to verbs, adjectives and adverbs that have the same root and vice versa.

(e)	Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

(f)
This Agreement is comprised of Volume I and Volume II. The Schedules to this Agreement shall be deemed to be a part of this Agreement, and references to “this Agreement” shall be deemed to include the same. The Disclosure Schedules are arranged in sections and paragraphs corresponding to the numbered and lettered Sections and Paragraphs of this Agreement.

(g)
The provisions of Articles 640 to 642 of the French Code of Civil Procedure (Code de procédure civile) shall be applied to calculate the period of time within which or following which any act is to be done or step taken, provided that for purposes of this Agreement, the references in Article 642 to “un jour férié ou chômé” and “premier jour ouvrable” shall be interpreted by reference to the definition of “Business Day” appearing herein.

(h)	Unless the context otherwise requires, any reference to a statutory provision shall include such provision as it exists and is construed as of the date of this Agreement.

(i)
Any reference to “written” or “writing” includes any methods of representing words (including, but not limited to, any E-mails, leaflets, papers, notes, any writing on an electronic or visual display screen or any other writing, whether or not in a transitory form).

(j)	Unless otherwise expressly provided for herein, a reference to a specific time of day shall be to local time in Paris, France.

2.	SALE AND PURCHASE OF THE TRANSFERRED SECURITIES

2.1	Sale and Purchase of the Transferred Securities
Subject to the terms and conditions of this Agreement, at the Closing, each of the Sellers (each as to the Transferred Securities which such Seller will own on the Closing Date) agrees to sell and deliver to the Purchaser, and the Purchaser agrees to purchase from each of the Sellers, all of the Transferred Securities outstanding at the Closing, free and clear of all Liens, with all rights and benefits attached or accruing to them at the Closing (including, without limitation, the right to receive all dividends or distributions declared, made or paid on or after the Closing Date).

2.2	Final Price

The final purchase price to be paid by the Purchaser to the Sellers for the sale of the Transferred Securities under this Agreement shall be the sum of the Adjusted Initial Price and the Additional Price (the result of such sum being hereinafter referred to as the “Final Price”), respectively defined as follows:

2.2.1	The “Adjusted Initial Price” shall be:

(i)	US Dollars 75,000,000 (seventy five millions) (the “Enterprise Value”);

(ii)
adding the amount of Net Cash (if such amount is positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or subtracting the absolute value of the amount of Net Cash (if such amount is negative), as converted from Euros into US Dollars by using the Closing Exchange Rate;

(iii)
adding the amount of the Working Capital Adjustment, as converted from Euros into US Dollars by using the Closing Exchange Rate, corresponding to (a) an increase of the amount of the Adjusted Initial Price if this amount is positive and (b) a decrease of the amount of the Adjusted Initial Price if this amount is negative;

(iv)
adding the amount of ManCo Net Cash (if such amount is positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or subtracting the absolute value of the amount of ManCo Net Cash (if such amount is negative), as converted from Euros into US Dollars by using the Closing Exchange Rate; and

(v)
adding the amount of the ManCo Working Capital Adjustment, as converted from Euros into US Dollars by using the Closing Exchange Rate, corresponding to (a) an increase of the amount of the Adjusted Initial Price if this amount is positive and (b) a decrease of the amount of the Adjusted Initial Price if this amount is negative.

2.2.2	The “Additional Price” shall be the sum of:

(i)	the Revenues Adjustment, if any; and

(ii)	the Backlog Adjustment, if any.

2.3	Estimated Initial Price
Pending final determination of the Adjusted Initial Price on the basis of the Purchaser Completion Statement, the aggregate amount in US Dollars to be paid by the Purchaser on the Closing Date in consideration for all the Transferred Securities (the “Estimated Initial Price”) shall be equal to:

(i)	the Enterprise Value of US Dollars 75,000,000;

(ii)
plus the Estimated Net Cash (if positive), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, or minus the absolute value of the Estimated Net Cash (if negative), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate;

(iii)
plus the Estimated Working Capital Adjustment, as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, corresponding to (a) an increase of the amount of the Estimated Initial Price if this amount is positive and (b) a decrease of the amount of the Estimated Initial Price if this amount is negative;

(iv)
plus the Estimated ManCo Net Cash (if positive), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, or minus the absolute value of the Estimated ManCo Net Cash (if negative), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate; and

(v)
plus the Estimated ManCo Working Capital Adjustment, as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, corresponding to (a) an increase of the amount of the Estimated Initial Price if this amount is positive and (b) a decrease of the amount of the Estimated Initial Price if this amount is negative.

2.4	Payment of the Estimated Initial Price at Closing
On the Closing Date, the Purchaser shall pay the Estimated Initial Price as follows:

(a)
US Dollars 13,500,000, as converted from US Dollars into Euros by using the Escrow Pre-Closing Exchange Rate (the “Amount in Escrow”), by wire transfer of immediately available Euro funds into the Escrow Account, pursuant to the provisions of the Escrow Agreement, such Amount in Escrow being released pursuant to the Escrow Agreement and Sections 2.6, 3.3(d) and 9.9 below; and

(b)
the remaining portion of the Estimated Initial Price, if any, to the Sellers by wire transfer of immediately available US Dollar funds to such accounts of the Sellers as shall have been notified to the Purchaser by the Sellers’ Representative for such purpose in the Pre-Closing Statement, together with the allocation of the remaining portion of the Estimated Initial Price among the Sellers. Such allocation shall be made under the sole and exclusive responsibility of the Sellers in accordance with the provisions of Section 2.9 below and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto, it being expressly specified that:

•
each Seller (other than FPCI Winch Capital 3 and Montalivet Networks) shall in no event be granted an amount higher than an amount equal to 100% of the portion of the Estimated Initial Price allocated to the Transferred Securities it owns pursuant to the provisions of Section 2.9 below less its Allocable Fraction of US Dollars 13,500,000;

•
FPCI Winch Capital 3 shall in no event be granted an amount higher than an amount equal to 100% of the portion of the Estimated Initial Price allocated to the Transferred Securities it owns pursuant to the provisions of Section 2.9 below less the sum of (i) its Allocable Fraction of US Dollars 13,500,000 and (ii) Montalivet Networks’ Allocable Fraction of US Dollars 13,500,000; and

•
Montalivet Networks shall in no event be granted an amount higher than an amount equal to 100% of the portion of the Estimated Initial Price allocated to the Transferred Securities it owns pursuant to the provisions of Section 2.9 below.

2.5	Post-Closing Determination of the Adjusted Initial Price

The Adjusted Initial Price shall be calculated after the Closing in accordance with the following provisions:

2.5.1	Draft Purchaser Completion Statement

Within ninety (90) days after the Closing Date, the Purchaser shall draw up the Closing Accounts and provide them to the Sellers’ Representative together with a written draft statement (the “Purchaser Completion Statement”) setting out:

(a)
its determination, in accordance with the Closing Accounts Accounting Principles, of (A) the amounts of (i) the Cash, the Debt and the Net Cash, (ii) the Working Capital, the Normative Working Capital and the Working Capital Adjustment, (iii) the ManCo Cash, the ManCo Debt and the ManCo Net Cash, (iv) the ManCo Working Capital, the ManCo Normative Working Capital and the ManCo Working Capital Adjustment and of (B) the Closing Exchange Rate, together with reasonable details and supporting documentation to such calculations; and

(b)	its determination of the Adjusted Initial Price calculated in accordance with Section 2.2.1 above and of the resulting Initial Price Adjustment.

2.5.2	Review of the draft Purchaser Completion Statement by the Sellers’ Representative

(a)
The Sellers’ Representative shall be entitled to review the Closing Accounts and the draft Purchaser Completion Statement and shall, within thirty (30) Business Days after receipt of the same, notify the Purchaser in writing (an “Objection Notice”) whether or not it accepts the draft Purchaser Completion Statement for the purposes of this Agreement. An Objection Notice shall set out in reasonable details and with supporting documentation those items of the draft Purchaser Completion Statement on which the Sellers’ Representative disagrees (the “Disputed Items”), the reasons for such disagreement and the adjustments (and the reasons for such adjustments) which, in the Sellers’ Representative opinion, should be made to the Disputed Items in order for the draft Purchaser Completion Statement to comply with the requirements of this Agreement. Except for the Disputed Items specifically set out in the Objection Notice, the Sellers shall be deemed to have agreed the draft Purchaser Completion Statement in full. If, by the expiry of such period of thirty (30) Business Days, no Objection Notice is received by the Purchaser or the Sellers’ Representative has notified in writing the Purchaser that it agrees with the draft Purchaser Completion Statement, such draft Purchaser Completion Statement will constitute the Purchaser Completion Statement for the purposes of this Agreement and shall be final and binding on the Parties.

(b)
If the Sellers’ Representative serves an Objection Notice in accordance with Paragraph (a) above, the Purchaser and the Sellers’ Representative shall discuss in good faith the objections of the Sellers’ Representative on the Disputed Items and shall use their reasonable endeavors to reach an agreement on the adjustments (if any) to be made to the Disputed Items, within ten (10) Business Days after receipt by the Purchaser of the Objection Notice. In the case of such an agreement within the above-mentioned timeframe, the draft Purchaser Completion Statement as agreed pursuant to this Paragraph will constitute the Purchaser Completion Statement for the purposes of this Agreement and shall be final and binding on the Parties.

2.5.3	Failure to agree on the Purchaser Completion Statement

If the Sellers’ Representative and the Purchaser do not reach an agreement within the period referred to in Section 2.5.2(b) above, then the unresolved Disputed Items may be referred (on the application of either the Sellers’ Representative or the Purchaser) for determination to such partner leading the audit or valuation practice in Paris of an internationally recognized independent audit or valuation firm as the Sellers’ Representative and the Purchaser shall agree within ten (10) Business Days following the expiry of the above-mentioned period or, failing such an agreement, appointed in the capacity of a tiers arbitre mandataire in accordance with the provisions of article 1592 of the French Civil Code by the President of the Tribunal de Commerce de Paris ruling under the form of summary proceedings without recourse (statuant en la forme des référés et sans recours possible), each of the Purchaser and the Sellers’ Representative having the opportunity to be heard (the “Firm”).

2.5.4	Procedures applicable to the determination of the Adjusted Initial Price by the Firm

(a)
Following appointment of the Firm, the Sellers’ Representative and the Purchaser shall each promptly (and in any event within ten (10) Business Days after the acceptance by the Firm of its mission) prepare a written statement setting out their respective position on each unresolved Disputed Items. This statement shall include the relevant supporting documents (including the Closing Accounts, the draft Purchaser Completion Statement and the Objection Notice) and shall be submitted to the Firm, with a copy to the other Party, for final determination.

(b)
The mission of the Firm shall be limited to the review and resolution of the unresolved Disputed Items based solely upon the elements presented by the Sellers’ Representative and the Purchaser and shall not be carried out by independent review. In determining each unresolved Disputed Item, the Firm may not assign value to such unresolved Disputed Item greater than the greater value allowed to such unresolved Disputed Item by either the Sellers’ Representative or the Purchaser or lesser than the lower value allowed to such Disputed Item by either of the Sellers’ Representative or the Purchaser.

(c)
The Firm shall act pursuant to the provisions of article 1592 of the French Civil Code and its decision shall be final and binding on the Parties and shall not be subject to any recourse before a court or arbitration tribunal (absent any gross (grossière) or manifest (manifeste) mistake, fraud or fraudulent misrepresentation) except as necessary to enforce such decision.

(d)
The Firm shall make its decision after due hearings of the Purchaser and the Sellers’ Representative to which the latter shall be invited with a prior notice period of at least five (5) Business Days. The Firm shall deliver to the Sellers’ Representative and the Purchaser a final report stating its decision within twenty (20) Business Days after acceptance by the Firm of its appointment hereunder.

(e)
The decision of the Firm shall be grounded. In particular, the Firm’s final report shall include the final Purchaser Completion Statement for the purposes of this Agreement which shall include the elements mentioned in Section 2.5.1 above, and specify in reasonable details what adjustments, if any, have been made to the draft Purchaser Completion Statement in respect of the unresolved Disputed Items.

(f)
The Sellers and the Purchaser shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of (i) the Cash, the Debt and the Net Cash, (ii) the Working Capital, the Normative Working Capital and the Working Capital Adjustment, (iii) the ManCo Cash, the ManCo Debt and the ManCo Net Cash, (iv) the ManCo Working Capital, the ManCo Normative Working Capital and the ManCo Working Capital Adjustment and (v) the Closing Exchange Rate and the Purchaser Completion Statement. The fees and expenses of the Firm shall be paid by the Party which proposed Adjusted Initial Price is farthest in US Dollars amount from the final determination thereof by the Firm.

2.5.5	Principles to be applied by the Parties and the Firm

(a)
The Purchaser and the Sellers’ Representative agree to promptly provide each other and, where applicable, the Firm with such information and documentation in or under their respective possession or control or in the possession or control of their Affiliates (including access at all reasonable times to their personnel, books, records and files and other relevant information (including working papers of the auditors)) and such cooperation and assistance, as may be reasonably required to enable the preparation, review and agreement of the Purchaser Completion Statement. The Purchaser and the Sellers shall, following the Closing Date through the date on which the Purchaser Completion Statement is agreed or determined in accordance with the preceding Paragraphs, take all actions necessary or desirable to maintain and preserve the books, records and auditors’ working papers in or under their possession or control on which the Pre-Closing Statement was based or on which the Purchaser Completion Statement is to be based so as not to impede or delay the review, objection, if any, agreement and determination of the Purchaser Completion Statement in accordance with the preceding Paragraphs.

(b)
The Firm shall guarantee due process (respect du principe du contradictoire) to the Sellers’ Representative and the Purchaser. In this respect, the Firm shall communicate to the Sellers’ Representative and/or to the Purchaser, as the case may be, any information and documents that were communicated to it by the Sellers’ Representative and/or the Purchaser, as the case may be, with respect to the resolution of the unresolved Disputed Items.

(c)
The Sellers’ Representative and the Purchaser hereby authorize each other, their respective advisers and accountants and the Firm to take copies of all information provided under Paragraph (a) above, provided that such Persons shall be bound by confidentiality undertakings consistent with the provisions of Section 11.2 below.

(d)
For purposes of the review and resolution of the unresolved Disputed Items, the Firm shall be bound by and shall apply the definitions, formula and other terms set forth in this Agreement and more specifically in this Section 2.5.

2.6	Post-Closing Payment of the Initial Price Adjustment

(a)
If and to the extent the amount equal to the difference between the Adjusted Initial Price as resulting from the Purchaser Completion Statement and the Estimated Initial Price is positive (the “Upward Adjustment”), then the Purchaser shall, in accordance with provisions of Paragraph (c) below, pay the Upward Adjustment to the Sellers by wire transfer of immediately available US Dollar funds to such accounts of the Sellers as shall have been notified by the Sellers’ Representative to the Purchaser for such purpose at the latest five (5) Business Days after the date on which the Purchaser Completion Statement is agreed or determined in accordance with the provisions of Section 2.5 above, together with the allocation of the Upward Adjustment among the Sellers. Such allocation shall be made under the sole and exclusive responsibility of the Sellers in accordance with the provisions of Section 2.9 below and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

(b)
If and to the extent the amount equal to the difference between the Adjusted Initial Price as resulting from the Purchaser Completion Statement and the Estimated Initial Price is negative (the “Downward Adjustment”), then:

(i)
If the absolute value of the Downward Adjustment, as converted from US Dollars into Euros by using the Escrow Closing Exchange Rate, is lower than the Amount in Escrow, then the Amount in Escrow shall be partially released to the Purchaser in accordance with the provisions of the Escrow Agreement, up to an amount corresponding to the absolute value of the Downward Adjustment, as converted from US Dollars into Euros by using the Escrow Closing Exchange Rate;

(ii)
If the absolute value of the Downward Adjustment, as converted from US Dollars into Euros by using the Escrow Closing Exchange Rate, is equal to the Amount in Escrow, then the Amount in Escrow shall be fully released to the Purchaser in accordance with the provisions of the Escrow Agreement;

(iii)	If the absolute value of the Downward Adjustment, as converted from US Dollars into Euros by using the Escrow Closing Exchange Rate, is greater than the Amount in Escrow, then:

(A)	the Amount in Escrow shall be fully released to the Purchaser in accordance with the provisions of the Escrow Agreement; and

(B)
the Sellers shall, in accordance with provisions of Paragraph (c) below, pay the amount by which the absolute value of the Downward Adjustment exceeds the Amount in Escrow, as converted from Euros into US Dollars by using the Closing Exchange Rate, to the Purchaser by wire transfer of immediately available US Dollar funds to such account of the Purchaser as shall have been notified by the Purchaser to the Sellers’ Representative for such purpose at the latest five (5) Business Days after the date on which the Purchaser Completion Statement is agreed or determined in accordance with the provisions of Section 2.5 above. The allocation among the Sellers of the amount to be paid to the Purchaser pursuant to this Paragraph (B), which shall be notified by the Sellers’ Representative to the Purchaser at the latest five (5) Business Days after the date on which the Purchaser Completion Statement is agreed or determined in accordance with the provisions of Section 2.5 above, shall be made under the sole and exclusive responsibility of the Sellers in accordance with the provisions of Section 2.9 below and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

(c)
Any and all payments pursuant to the preceding Paragraphs of this Section 2.6 shall be made within ten (10) Business Days from the date on which the Purchaser Completion Statement is agreed or determined in accordance with the provisions of Section 2.5 above, it being specified that the Sellers’ Representative and the Purchaser shall serve to the escrow agent under the Escrow Agreement all necessary or appropriate notices in order to ensure the release of the Amount in Escrow in due time and proportion pursuant to this Section 2.6. Any payment required to be made pursuant to this Section 2.6 which is not made before the expiry of a thirty-day (30) period from its due date, shall carry interest at the rate of ten (10) percent per annum (on the basis of a year of 365 days) from the due date for payment until (and including) the date of actual payment.

(d)	The allocation of any payment to be made by or to the Sellers pursuant to this Section 2.6 shall comply with the provisions of Section 2.9.

(e)
All interests or revenue of any nature whatsoever deriving from the Amount in Escrow shall be allocated among the Purchaser and the Sellers (other than Montalivet Networks) pro rata the portion of the principal of the Amount in Escrow to be released to each of them pursuant to the Escrow Agreement, this Section 2.6 and Sections 3.3(d) and 9.9 below.

(f)
Any payment made by the Sellers pursuant to this Section 2.6 through the release of all or part of the Amount in Escrow shall be deemed, for the amount corresponding to the portion of the Downward Adjustment allocated to Montalivet Networks in accordance with the provisions of Section 2.9, if any, which is not paid in cash by Montalivet Networks to the Purchaser pursuant to Section 2.6(b)(iii)(B) above as the case may be, to be made by FPCI Winch Capital 3 for the account of Montalivet Networks, which each Party hereto expressly acknowledges and agrees. FPCI Winch Capital 3 shall be solely and exclusively responsible for recovering such amount from Montalivet Networks and the Purchaser and the Target Companies shall incur no liability whatsoever in respect to such payment by FPCI Winch Capital 3 for the account of Montalivet Networks.

(g)
For the sake of clarity, the Sellers and the Purchaser hereby agree that any Initial Price Adjustment and any payment in connection therewith shall be deemed to constitute an adjustment to the Final Price, and agree to treat any such payment as such for all Taxes, accounting and financial reporting purposes.

2.7	Post-Closing Determination of the Additional Price

2.7.1	Calculation of the Revenues Adjustment

The Revenues Adjustment (as this term is defined below) shall be calculated as promptly as practicable after the date on which the 2015 Consolidated Accounts are available and in any event within ninety (90) days after the Closing, in accordance with the following provisions:

(a)
Within ninety (90) days after the Closing, the Purchaser shall deliver to the Sellers’ Representative the 2015 Consolidated Accounts and prepare in good faith a draft statement (the “Revenues Adjustment Statement”) showing (i) the combined revenues of the Group Companies for the fiscal year ended on December 31, 2015 calculated in accordance with French GAAP and on a basis consistent with the calculation as at the Reference Date set forth in Schedule 2.7.1(a) (Calculation of the combined revenues of the Group Companies as at the Reference Date), and converted from Euros into US Dollars by using the Closing Average Exchange Rate (the “2015 Actual Revenues”), and (ii) the difference, if any, between such 2015 Actual Revenues and the Enterprise Value (the “Revenues Adjustment”), it being agreed that the amount of the Revenues Adjustment will be capped to the difference between €76,000,000 (converted from Euros into US Dollars by using the Closing Average Exchange Rate) and the Enterprise Value.

(b)
The Sellers’ Representative shall notify the Purchaser in writing within thirty (30) Business Days after the receipt of the draft Revenues Adjustment Statement whether or not it accepts the Revenues Adjustment stated therein. The provisions of Sections 2.5.2 to 2.5.5 shall apply mutatis mutandis to the determination of the Revenues Adjustment; for the purpose of the foregoing, in such Sections “Purchaser Completion Statement” shall read “Revenues Adjustment Statement” and the “Adjusted Initial Price” shall read “Revenues Adjustment”.

2.7.2	Calculation of the Backlog Adjustment

The Backlog Adjustment (as this term is defined below) shall be calculated within five (5) Business Days following the date of the last shipment of the Product Backlog of the Group Companies as of December 31, 2015 and in any event no later than within five (5) Business Days after June 30, 2016 in accordance with the following provisions:

(a)
Within five (5) Business Days following the date of the last shipment of the Product Backlog of the Group Companies as of December 31, 2015 and in any event within five (5) Business Days after June 30, 2016, the Purchaser shall prepare in good faith and deliver to the Sellers’ Representative a draft statement (the “Backlog Adjustment Statement”) indicating (i) the Product Backlog of the Group Companies as of December 31, 2015 (the “2015 Product Backlog”) calculated consistently with past practice and exclusively in accordance with the calculation as at the Reference Date set forth in Schedule 2.7.2(a) (Calculation of the Product Backlog of the Group Companies as of December 31, 2014 and as at the Reference Date) and, (ii) in the event such 2015 Product Backlog exceeds the Product Backlog of the Group Companies as of December 31, 2014 as set out in Schedule 2.7.2(a), the portion of such excess, if any, which has actually been shipped during the first two quarters of 2016 (such portion, as converted from Euros into US Dollars by using the Closing Average Exchange Rate, being hereinafter referred to as the “Backlog Adjustment”), it being agreed that the Backlog Adjustment shall in any event be capped to an amount of USD 5,000,000.

(b)
The Sellers’ Representative shall notify the Purchaser in writing within thirty (30) Business Days after the receipt of the draft Backlog Adjustment Statement whether or not it accepts the Backlog Adjustment stated therein. The provisions of Sections 2.5.2 to 2.5.5 shall apply mutatis mutandis to the determination of the Backlog Adjustment; for the purpose of the foregoing, in such Sections “Purchaser Completion Statement” shall read “Backlog Adjustment Statement” and the “Adjusted Initial Price” shall read “Backlog Adjustment”.

2.8	Post-Closing Payment of the Additional Price

(a)	The Revenues Adjustment, if any, shall be due by the Purchaser to the Sellers only if the following conditions are met, on the basis of the 2015 Consolidated Accounts:

(i)	The Consolidated Net Result as at 31 December 2015 is positive; and

(ii)	The Gross Margin as at 31 December 2015 is at least equal to 45%.

(b)
The Backlog Adjustment, if any, shall be due by the Purchaser to the Sellers only if the Average Standard Margin, as calculated in accordance with Schedule 1.1(F) (Average Standard Margin) and on the basis of the 2015 Consolidated Accounts, for all the Product Backlog is at least of 50%.

(c)
The Purchaser shall pay, by wire transfer of immediately available US Dollar funds, within ten (10) Business Days from the date on which the Revenues Adjustment is agreed or determined in accordance with the provisions of Section 2.7.1 above, the full amount of the Revenues Adjustment, if any, to such accounts of Sellers as shall have been notified by the Sellers’ Representative to the Purchaser for such purpose at the latest five (5) Business Days after the date on which the Revenues Adjustment is agreed or determined in accordance with the provisions of Section 2.7.1 above, together with the allocation of the Revenues Adjustment among the Sellers. Such allocation shall be made under the sole and exclusive responsibility of the Sellers in accordance with the provisions of Section 2.9 below and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

(d)
The Purchaser shall pay, by wire transfer of immediately available US Dollar funds, within ten (10) Business Days from the date on which the Backlog Adjustment is agreed or determined in accordance with the provisions of Section 2.7.2 above, the full amount of the Backlog Adjustment, if any, to such accounts of the Sellers as shall have been notified by the Sellers’ Representative to the Purchaser for such purpose at the latest five (5) Business Days after the date on which the Backlog Adjustment is agreed or determined in accordance with the provisions of Section 2.7.2 above, together with the allocation of the Backlog Adjustment among the Sellers. Such allocation shall be made under the sole and exclusive responsibility of the Sellers in accordance with the provisions of Section 2.9 below and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

(e)
Any amount due and payable by the Purchaser to the Sellers under this Section 2.8 may be offset against any and all amounts due and unpaid by the Sellers to the Purchaser under Sections 2.6, 3.3(d) and 9.8 (in the two last cases, as converted from Euros into US Dollars by using the Closing Average Exchange Rate).

(f)
For the sake of clarity, the Sellers and the Purchaser hereby agree that any Additional Price and any payment in connection therewith shall be deemed to constitute an adjustment to the Final Price, and agree to treat any such payment as such for all Taxes, accounting and financial reporting purposes.

2.9	Allocation among the Sellers of the Final Price and of the Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment and the Backlog Adjustment

(a)
The Final Price shall be allocated among the Sellers based upon the number and category of Transferred Securities sold by each Seller to the Purchaser in accordance with the unit price per category of Transferred Securities, as determined pursuant to the formulas reflecting their respective terms and conditions, as modified pursuant to this Agreement as the case may be, set forth in Schedule 2.9 (Allocation among the Sellers of the Final Price and of the Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment and the Backlog Adjustment), it being specified that:

•	The final value in US Dollars of 100% of the Holding Shares, OCRs and OBSAs shall be equal to:

▪	Enterprise Value;

▪
Plus Net Cash (if positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or less the absolute value of Net Cash (if negative), as converted from Euros into US Dollars by using the Closing Exchange Rate;

▪
Plus Working Capital Adjustment (if positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or less the absolute value of Working Capital Adjustment (if negative), as converted from Euros into US Dollars by using the Closing Exchange Rate;

▪	Plus Revenues Adjustment (if any);

▪	Plus Backlog Adjustment (if any).

•	The final value in US Dollars of 100% of the ManCo Shares shall be equal to:

▪	The final value of the Ordinary Shares held by ManCo at Closing, as determined based upon what is mentioned above;

▪
Plus ManCo Net Cash (if positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or less the absolute value of ManCo Net Cash (if negative), as converted from Euros into US Dollars by using the Closing Exchange Rate;

▪
Plus ManCo Working Capital Adjustment (if positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or less the absolute value of ManCo Working Capital Adjustment (if negative), as converted from Euros into US Dollars by using the Closing Exchange Rate.

(b)
The Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment and the Backlog Adjustment shall be allocated among the Sellers based upon the principles set forth in Paragraph (a) above and in accordance with the provisions of Schedule 2.9 specifically relating to such allocations.

(c)
The allocation among the Sellers of the Final Price and of the Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment and the Backlog Adjustment shall be made in accordance with the provisions of this Section under the sole and exclusive responsibility of the Sellers and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent

The respective obligations of each Party under this Agreement shall be subject to the fulfillment or waiver by mutual agreement of the Purchaser and the Sellers’ Representative of the condition set forth in Paragraph (a) below.
The obligations of the Purchaser under this Agreement shall be subject to the fulfillment or waiver (in whole or in part) by the Purchaser of the conditions set forth in Paragraphs (b) to (d) below (said conditions, together with the condition set forth in Paragraph (a) below, the “Conditions Precedent”).

(a)	The FMEF Clearance shall have been obtained and shall be in full force and effect;

(b)	The Required Financials shall have been delivered to the Purchaser;

(c)	The IP Recovery shall have been fully completed ; and

(d)	No Material Adverse Change shall have occurred.

3.2	Responsibility for Satisfaction

3.2.1	FMEF Clearance

(a)
Each Party acknowledges the importance that the Condition Precedent set out in Section 3.1(a) be fulfilled as soon as possible and the Sellers confirm that they are not aware of any reason that may prevent the obtaining of the FMEF Clearance on or prior to the Long Stop Date.

(b)	The Purchaser agrees to:

(i)
as soon as possible after the date hereof and in any event no later than eight (8) Business Days after the date hereof and at its own expense, make relevant filings and contacts with the French Ministry for the Economy and Finance with respect to the Transaction in order to obtain the FMEF Clearance, within any terms provided by applicable Laws, and supply promptly any additional information and documentary material that may be requested by the French Ministry for the Economy and Finance;

(ii)
keep the Sellers’ Representative regularly informed of the processing of these filings and inform promptly the Sellers’ Representative if it becomes aware of anything that could result in the FMEF Clearance being delayed or denied;

(iii)
promptly provide the Sellers’ Representative with the relevant (non-privileged or non-commercially sensitive) documents concerning the filings referred to above, together with any and all additional (including documentary) material that may be requested by the French Ministry for the Economy and Finance in connection with the FMEF Clearance (subject to confidential information contained therein), provided, in each case, that such documents and additional material relate to, or include information about, the Target Companies prior to Closing, and use its commercially reasonable endeavors to, prior to any such filings with, and communications to, the French Ministry for the Economy and Finance, (a) give to the Sellers’ Representative a reasonable opportunity to discuss the content of such documents and additional material and (b) take into account its reasonable comments and suggestions;

(iv)	give to the Sellers’ Representative the opportunity to participate in any meeting for which its presence is required by the French Ministry for the Economy and Finance; and

(v)	use its commercially reasonable endeavors in order to obtain the FMEF Clearance.

(c)
The Sellers acknowledge that the above mentioned filings will require the cooperation and supply of information by the Target Companies and agree to co-operate and to cause the relevant Target Companies to co-operate with the Purchaser, upon its reasonable request, in providing promptly to the Purchaser and its advisors such assistance as may be reasonably necessary for the Purchaser to make the relevant filings and obtain the FMEF Clearance, including but not limited to, in respect of the preparation of the information and documents and/or of the attendance to any meeting that may be required in this context.

3.2.2	Required Financials

(a)
The Sellers acknowledge the importance for the Purchaser that the Condition Precedent set out in Section 3.1(b) be fulfilled as soon as possible and confirm that they are not aware of any reason that may prevent the delivery of the Required Financials on or prior to the Long Stop Date.

(b)	The Sellers agree to:

(i)
as soon as possible after the date hereof and in any event within eight (8) Business Days from the date of this Agreement, cause the Required Financials to be prepared and audited by such internationally recognized independent accounting firm as shall have been chosen by the Purchaser for such purpose and to supply promptly, or cause to be promptly supplied, any information and documentary material that may be requested by such independent accounting firm;

(ii)
keep the Purchaser regularly informed of the processing of the preparation and audit of the Required Financials and inform promptly the Purchaser if they become aware of anything that could result in the delivery of the Required Financials being delayed or compromised; and

(iii)
promptly provide the Purchaser, upon its request, with any information and documentary material used in, or necessary for, the preparation and audit of the Required Financials, and with any information and documentary material that may be requested by the independent accounting firm.

(c)	The Sellers agree to do all reasonable things necessary or appropriate under applicable Laws to deliver the Required Financials to the Purchaser on or prior to the Long Stop Date.

(d)
The Purchaser acknowledges that the delivery of the Required Financials will require cooperation and agrees to co-operate with the Sellers, upon the reasonable request of the Sellers’ Representative, in providing promptly to the Sellers such assistance as may be reasonably necessary for the Sellers to deliver the Required Financials, including but not limited to, by making a reasonable number of expert consultants available to the Sellers to contribute to the preparation and audit of the Required Financials.

3.2.3	IP Recovery

(a)
The Sellers acknowledge the importance for the Purchaser that the Condition Precedent set out in Section 3.1(c) be fulfilled on the Closing Date, prior to Closing, and confirm that they are not aware of any reason that may prevent the full completion of the IP Recovery on or prior to the Long Stop Date.

(b)	The Sellers agree to:

(i)
on the Closing Date and prior to Closing, procure that the Notice of Voluntary Termination (as defined under the IP Agreement) be delivered by Kepler to France Brevets and received by the latter, such Notice of Voluntary Termination to include any notice by Kepler of its decision (x) to use its right of designation of a Designated Transferee (as defined under the IP Agreement) under article 8 of the IP Agreement, provided and only in the event that the Sellers’ Representative receives an IP Substitution Notice at least five (5) Business Days prior to the Closing Date, and (y) to designate such Entity as mentioned in the IP Substitution Notice for such purpose;

(ii)
on the Closing Date and prior to Closing, procure that the Transfer Price (as defined under the IP Agreement) be paid by Kepler to France Brevets by wire transfer of immediately available funds to the bank account indicated for such purpose in the IP Agreement;

(iii)
on the Closing Date and prior to Closing, deliver to the Purchaser two (2) original copies of the Assignment of Patent Rights dated as of the Closing Date to be entered into by and between France Brevets and Kepler (or such Entity as indicated in the IP Substitution Notice) duly signed by France Brevets; and

(iv)
keep the Purchaser regularly informed of the processing of the IP Recovery and to inform promptly the Purchaser if they become aware of anything that could result in the full completion of the IP Recovery being delayed or compromised.

(c)	The Sellers agree to do all reasonable things necessary or appropriate under applicable Laws to procure that the IP Recovery be fully completed on or prior to the Long Stop Date.

3.3	Satisfaction or Non Satisfaction

(a)
The Purchaser shall promptly give notice to the Sellers’ Representative of the satisfaction of the Condition Precedent specified in Section 3.1(a) and in any event within two (2) Business Days of becoming aware of the same.

(b)
If the Closing does not occur on the Long Stop Date at the latest because one or several Conditions Precedent specified in Section 3.1 above are not satisfied (or waived in whole or in part either by the Sellers’ Representative and the Purchaser with respect to Section 3.1(a) or by the Purchaser with respect to Sections 3.1(b) to 3.1(d)), this Agreement may be terminated in accordance with Section 10.2.

(c)	The Purchaser and the Sellers’ Representative may in any event agree to postpone the Long Stop Date.

(d)
Should the IP Recovery not be completed on the Closing Date, prior to Closing, for any reason whatsoever, and should the Purchaser decide to waive the Condition Precedent specified in Section 3.1(c) and the absence of delivery at Closing of any of the documents listed in Sections 4.3(a)(xxiv) to 4.3(a)(xxvi), and to proceed with Closing, the Sellers, notwithstanding anything to the contrary in this Agreement, hereby expressly agree and undertake to indemnify the Purchaser on a Euro for Euro basis for any and all Purchaser IP Recovery Cost and Expenses, the final amount of which will be known after Purchaser IP Recovery Full Completion, as follows:

(i)	Until (but excluding) the date of delivery by the Purchaser to the Sellers’ Representative of the draft Purchaser Completion Statement:

The Purchaser shall be indemnified on a Euro for Euro basis through the Adjusted Initial Price’s post-Closing determination mechanism by being hereby expressly entitled to include in the amount of Debt the amount of any Purchaser IP Recovery Cost and Expenses paid or incurred after the Closing Date and until (but excluding) the date of delivery by the Purchaser to the Sellers’ Representative of the draft Purchaser Completion Statement, provided that the relevant supporting documents are provided by the Purchaser to the Sellers’ Representative together with the draft Purchaser Completion Statement, it being expressly agreed that the Sellers’ Representative (on behalf of all the Sellers) shall not be entitled to challenge or object to the amount of the Purchaser IP Recovery Cost and Expenses added to the amount of Debt pursuant to this Paragraph (i), which the Sellers expressly acknowledge and agree, provided that such amount exactly corresponds to the supporting documents provided to the Sellers’ Representative, failing which such amount shall only be adjusted so that such amount is in line with the supporting documents provided to the Sellers’ Representative; and

(ii)	From (and including) the date of delivery by the Purchaser to the Sellers’ Representative of the draft Purchaser Completion Statement:

If and to the extent that for any reason whatsoever, not all the Purchaser IP Recovery Cost and Expenses have been included in the amount of Debt for the purpose of the determination of the Adjusted Initial Price and of the resulting Initial Price Adjustment as mentioned in the final Purchaser Completion Statement, the Purchaser shall:

•
if the Purchaser IP Recovery Full Completion takes place prior to the date of delivery by the Purchaser to the Sellers’ Representative of the draft Purchaser Completion Statement, within thirty (30) calendar days of the date of delivery by the Purchaser to the Sellers’ Representative of the draft Purchaser Completion Statement, and, if the Purchaser IP Recovery Full Completion takes place after the date of delivery by the Purchaser to the Sellers’ Representative of the draft Purchaser Completion Statement, within thirty (30) calendar days of the Purchaser IP Recovery Full Completion, notify to the Sellers’ Representative the amount of the difference between any and all Purchaser IP Recovery Cost and Expenses and the Purchaser IP Recovery Cost and Expenses actually included in the definition of Debt and therefore taken into account for the determination of the Adjusted Initial Price and of the resulting Initial Price Adjustment as mentioned in the final Purchaser Completion Statement (the “Remaining Purchaser IP Recovery Cost and Expenses”), such notice to include reasonable details and supporting documentation to the calculation of the amount of the Remaining Purchaser IP Recovery Cost and Expenses (the “Remaining Purchaser IP Recovery Cost and Expenses Notice”).
The Remaining Purchaser IP Recovery Cost and Expenses Notice shall be final and binding upon the Parties and shall not be challengeable by the Sellers’ Representative (on behalf of all the Sellers) nor by any Seller in any way whatsoever (absent any gross (grossière) or manifest (manifeste) mistake, fraud or fraudulent misrepresentation); and

•	be indemnified by the Sellers on a Euro for Euro basis for the Remaining Purchaser IP Recovery Cost and Expenses as follows:

(A)
If the amount of the Remaining Purchaser IP Recovery Cost and Expenses is lower than the amount remaining in the Escrow Account, then the Amount in Escrow shall be partially released to the Purchaser in accordance with the provisions of the Escrow Agreement, up to an amount corresponding to the Remaining Purchaser IP Recovery Cost and Expenses;

(B)
If the amount of the Remaining Purchaser IP Recovery Cost and Expenses is equal to the amount remaining in the Escrow Account, then the Amount in Escrow shall be fully released to the Purchaser in accordance with the provisions of the Escrow Agreement; and

(C)
If the amount of the Remaining Purchaser IP Recovery Cost and Expenses is greater than the amount remaining in the Escrow Account, then: (x) the Amount in Escrow shall be fully released to the Purchaser in accordance with the provisions of the Escrow Agreement, and (y) the Sellers shall, in accordance with provisions of Paragraph (iii) below, pay the amount by which the Remaining Purchaser IP Recovery Cost and Expenses exceed the amount remaining in the Escrow Account to the Purchaser by wire transfer of immediately available Euro funds to such account of the Purchaser as shall have been notified by the Purchaser to the Sellers’ Representative for such purpose at the latest five (5) Business Days after the date of the Remaining Purchaser IP Recovery Cost and Expenses Notice. The allocation among the Sellers of the amount to be paid to the Purchaser pursuant to this Paragraph (C)(y), which shall be notified by the Sellers’ Representative to the Purchaser at the latest five (5) Business Days after the date of the Remaining Purchaser IP Recovery Cost and Expenses Notice, shall be made under the sole and exclusive responsibility of the Sellers on a basis consistent with the provisions of Section 2.9 below and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

(iii)
Any and all payments pursuant to Section 3.3(d)(ii) above shall be made within ten (10) Business Days from the date of the Remaining Purchaser IP Recovery Cost and Expenses Notice, it being specified that the Sellers’ Representative and the Purchaser shall serve to the escrow agent under the Escrow Agreement all necessary or appropriate notices in order to ensure the release of the Amount in Escrow in due time and proportion pursuant to Section 3.3(d)(ii). Any payment required to be made pursuant to Section 3.3(d)(ii) which is not made before the expiry of a thirty-day (30) period from its due date, shall carry interest at the rate of ten (10) percent per annum (on the basis of a year of 365 days) from the due date for payment until (and including) the date of actual payment.

(iv)
All interests or revenue of any nature whatsoever deriving from the Amount in Escrow shall be allocated among the Purchaser and the Sellers (other than Montalivet Networks) pro rata the portion of the principal of the Amount in Escrow to be released to each of them pursuant to the Escrow Agreement, Section 2.6, Section 3.3(d)(ii) and Section 9.9.

(v)
Any payment made by the Sellers pursuant to Section 3.3(d)(ii) above through the release of all or part of the amount remaining in the Escrow Account shall be deemed, for the amount corresponding to the portion of the Remaining Purchaser IP Recovery Cost and Expenses allocated to Montalivet Networks in accordance with the provisions of Section 2.9, which is not paid in cash by Montalivet Networks to the Purchaser pursuant to Section 3.3(d)(ii)(C)(y) above as the case may be, to be made by FPCI Winch Capital 3 for the account of Montalivet Networks, which each Party hereto expressly acknowledges and agrees. FPCI Winch Capital 3 shall be solely and exclusively responsible for recovering such amount from Montalivet Networks and the Purchaser and the Target Companies shall incur no liability whatsoever in respect to such payment by FPCI Winch Capital 3 for the account of Montalivet Networks.

(vi)
The Purchaser shall have the right, but not the obligation, to offset any amount due to it by the Sellers under Section 3.3(d)(ii), as converted from Euros into US Dollars by using the Closing Average Exchange Rate, against any amount which may remain payable to the Sellers under this Agreement.

(vii)
For the sake of clarity, the Sellers and the Purchaser hereby agree that any payment pursuant to Section 3.3(d)(ii) shall be deemed to constitute an adjustment to the Final Price, and agree to treat any such payment as such for all Taxes, accounting and financial reporting purposes.

3.4	Transfer of Ownership

For the avoidance of doubt, and notwithstanding article 1179 of the French Civil Code (Code civil), ownership of the Transferred Securities shall only pass to the Purchaser at the Closing, without any retroactive effect, upon full payment of the Closing Payments.

4.	CLOSING

4.1	Date and Place of Closing

Provided that (x) each of the Conditions Precedent set forth in Section 3.1 is either satisfied or waived and (y) this Agreement has not been previously terminated pursuant to Section 10.1, the Closing shall take place:

(a)
at the offices of Shearman & Sterling LLP located at 114, avenue des Champs Elysées, 75008 Paris (France) or at such other place as the Purchaser and the Sellers’ Representative may agree upon in writing; and

(b)
at a date and time to be set by agreement between the Purchaser and the Sellers’ Representative, or failing such agreement, at 9.00 a.m. on the earlier of (i) the seventh (7th) Business Day following the day on which all of the Conditions Precedent set forth in Sections 3.1(a) and (b) are satisfied or waived and (ii) the Long Stop Date. The date on which the Closing shall take place is referred to herein as the “Closing Date”.

4.2	Closing Payments

The following payments (the “Closing Payments”) shall be made at Closing:

(a)	Payment of the Estimated Initial Price. On the Closing Date, the Purchaser shall pay the Estimated Initial Price in accordance with the provisions of Section 2.4 above.

(b)
Repayment of the Existing Indebtedness. On the Closing Date, the Purchaser shall pay for and on behalf of the relevant Target Companies the full amount of the Existing Indebtedness by wire transfer of immediately available Euro funds to such accounts as shall have been notified to the Purchaser by the Sellers’ Representative for such purpose in the Pre-Closing Statement.

4.3	Closing Deliveries

(a)	At Closing, the Sellers’ Representative shall deliver to the Purchaser:

(i)
original copies of duly completed and signed transfer forms (ordres de mouvement) in favor of the Purchaser with respect to the Transferred Securities effecting the transfer to the Purchaser of all the Transferred Securities as from the Closing Date;

(ii)
original copies of duly completed and signed tax transfer forms (formulaires Cerfa n°2759 DGI) in respect of all the Shares to be sold in accordance with the terms of this Agreement (three (3) original copies per Seller selling Holding Shares and three (3) original copies per ManCo Shareholder), it being expressly agreed that the Purchaser shall sign such forms;

(iii)
the up-to-date transfer registers (registres des mouvements de titres) and security holders’ accounts (fiches individuelles de titulaires de titres) of the Holding and ManCo duly indicating (a) the full completion of the repayment of the ORAs into New Ordinary Shares on the Closing Date, prior to Closing, and (b) the transfer as of the Closing Date to the Purchaser of all the Transferred Securities to be transferred at Closing, free and clear of all Liens, as well as the up-to-date transfer registers (registres des mouvements de titres) and security holders’ accounts (fiches individuelles de titulaires de titres) of Kepler and TVN duly indicating the release as of the Closing Date of the pledges granted on the shares of Kepler and TVN held by the Holding under and/or pursuant to the terms and conditions of the OBSAs;

(iv)
original copies of the unconditional resignation letters, effective as of the Closing Date, of the Persons listed in Schedule 4.3(a)(iv) (Persons to resign with effect as of the Closing Date), from their offices as legal representatives, officers, directors, members of a board, committee or other corporate body of the Target Companies, whereby such Persons acknowledge that no sums are owed to them by the relevant Target Company and irrevocably waive any claims or monies against said Target Company as from the Closing Date;

(v)	the original minutes books of the shareholders’ meetings and of the meetings or decisions of other existing corporate bodies of the Holding and ManCo;

(vi)
certified copies of the minutes of any meeting of the applicable workers’ representatives bodies (instances représentatives du personnel) of the Group Companies evidencing that the information and consultation process relating to the Transaction has been duly completed prior to the date hereof;

(vii)
one (1) original copy of a duly executed irrevocable release letter from the OBSAs holder, or its agent under the terms and conditions of the OBSAs, confirming that the pledges granted by the Holding on the shares of Kepler and TVN it holds, as well as any other Liens granted under and/or pursuant to the terms and conditions of the OBSAs, will be released subject only to, and simultaneously with the payment in accordance with the provisions of Section 2.4 above of the portion of the Estimated Initial Price corresponding to the purchase of any and all the Mezzanine Bonds for an amount equal to the amount of the Mezzanine Debt, as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate;

(viii)
twenty (20) original copies of the escrow agreement, the final draft (subject to the comments of the escrow agent under the Escrow Agreement) of which is attached hereto as Schedule 4.3(a)(viii) (the “Escrow Agreement”), duly signed by the Sellers and the escrow agent under the Escrow Agreement;

(ix)	a certified copy of the minutes of the decisions of ManCo’s president approving the transfer to the Purchaser of 100% of the share capital and voting rights of ManCo;

(x)	notwithstanding the provisions of article 9.2 of the by-laws of ManCo, a certified copy of the minutes of the decisions of ManCo’s shareholders taken unanimously in accordance with article

L. 227-19 of the French Commercial Code (Code de commerce) expressly releasing the lock-up provided for by article 9.2 of the by-laws of ManCo;

(xi)
a certified copy of the minutes of any meeting of the Holding’s monitoring committee (comité de suivi) evidencing the prior approval by such committee of (a) the Transaction, (b) the implementation and full completion of the IP Recovery prior to Closing, (c) the modification with effect prior to Closing of the Holding’s by-laws, the terms and conditions of the ORAs and the terms and conditions of the OCRs in accordance with the provisions of this Agreement and (d) the repayment prior to Closing of the ORAs and the completion prior to Closing of the correlative share capital increase of the Holding;

(xii)
a certified copy of a duly executed letter from the OBSAs holder, or its agent under the terms and conditions of the OBSAs, evidencing its prior approval of (a) the Transaction, (b) the implementation and full completion of the IP Recovery prior to Closing, (c) the modification with effect prior to Closing of the Holding’s by-laws, the terms and conditions of the ORAs and the terms and conditions of the OCRs in accordance with the provisions of this Agreement and (d) the repayment prior to Closing of the ORAs and the completion prior to Closing of the correlative share capital increase of the Holding;

(xiii)
a certified copy of the minutes of the decisions of the Holding’s shareholders deciding the modification of the by-laws of the Holding in accordance with the new by-laws of the Holding, the final draft of which is attached hereto as Schedule 4.3(a)(xiii) (the “New Holding By-Laws”);

(xiv)
certified copies of (a) the minutes of the decisions of the Holding’s shareholders deciding, subject to the approval thereof by the holders of ORAs, the modification of the ORAs in accordance with the new terms and conditions of the ORAs, the final draft of which is attached hereto as Schedule 4.3(a)(xiv) (the “New Terms and Conditions of the ORAs”), and (b) the minutes of the decisions of the holders of ORAs approving the modification of the terms and conditions of the ORAs in accordance with the New Terms and Conditions of the ORAs;

(xv)
certified copies of (a) the minutes of the decisions of the Holding’s shareholders deciding, subject to the approval thereof by the holders of OCRs, the modification of the OCRs in accordance with the new terms and conditions of the OCRs, the final draft of which is attached hereto as Schedule 4.3(a)(xv) (the “New Terms and Conditions of the OCRs”), and (b) the minutes of the decisions of the holders of OCRs approving the modification of the terms and conditions of the OCRs in accordance with the New Terms and Conditions of the OCRs;

(xvi)
certified copies of (a) the duly completed and signed subscription forms (bulletins de souscription) effecting the subscription for all the New Ordinary Shares prior to Closing and (b) the minutes of the decisions of the relevant Holding’s corporate body acknowledging the completion prior to Closing of the share capital increase resulting from the repayment of the ORAs;

(xvii)	a true and complete list of all material actions that must be taken within 90 days of the Closing Date with respect to any of the Registered IP;

(xviii)
a certified copy of the agreement terminating as of the Closing Date that certain inter-creditors’ agreement entered into on October 17, 2014 by and between, inter alios, the main creditors of the Holding, as amended from time to time (the “Existing Inter-Creditors’ Agreement”), whereby each party to the Existing Inter-Creditors’ Agreement notably acknowledges that all of its rights under the Existing Inter-Creditors’ Agreement have been fully satisfied and that it has no claim and waives its rights in this respect against the other parties to the Existing Inter-Creditors’ Agreement and any of the Target Companies;

(xix)
a duly certified certificate from the Sellers’ Representative (on behalf of the Sellers) confirming as of the Closing Date that save for what has been set forth in this Agreement or notified pursuant to Section 5.10 of this Agreement as constituting or being likely to constitute a Material Adverse Change, no circumstance, event or fact has occurred since the Reference Date that constitutes or would be likely to constitute a Material Adverse Change;

(xx)
one (1) original copy of a letter by the lessor under that certain real estate lease agreement entered into on September 28, 2011 by and between TVN and SCI Cergy Etoile evidencing the prior approval, without any conditions, obligations or requirements, by the latter of the transfer of ManCo’s registered office to the address of the property leased thereunder pursuant to any domiciliation agreement (contrat de domiciliation) to be entered into by and between ManCo and TVN with effect from or after the Closing Date;

(xxi)
a certified copy of the duly executed amendment dated as of or prior to the Closing Date to the patent sublicense agreement entered into on July 12, 2011 by and between Kepler and TVN, the final draft of which is attached hereto as Schedule 4.3(a)(xxi) (the “Amendment to the Patent Sublicense Agreement”);

(xxii)
one (1) original copy of the L-Bis extract of the TVN’s branch which premises are located in Brest, as duly updated according to the exact address of the rented premises appearing in that certain real estate lease agreement entered into on January 5, 2012 by and between TVN and Diderot Développement;

(xxiii)
upon delivery by the Purchaser of any evidence of the full payment of the Closing Payment referred to in Section 4.2(a) in accordance with the provisions of Section 2.4, one (1) original copy of a duly executed confirmatory release letter from the OBSAs holder, or its agent under the terms and conditions of the OBSAs, confirming the full, final and irrevocable release as of the Closing Date of the pledges granted by the Holding on the shares of Kepler and TVN it holds, as well as of any other Liens granted under and/or pursuant to the terms and conditions of the OBSAs;

(xxiv)
a certified copy of the Notice of Voluntary Termination (as defined under the IP Agreement) served by Kepler to France Brevets in accordance with Section 3.2.3(b)(i), together with evidence of the receipt by France Brevets of the same on the Closing Date;

(xxv)	evidence of the full payment by Kepler of the Transfer Price (as defined under the IP Agreement) in accordance with Section 3.2.3(b)(ii); and

(xxvi)
two (2) original copies of the Assignment of Patent Rights dated as of the Closing Date to be entered into by and between France Brevets and Kepler (or such Entity as indicated in the IP Substitution Notice) duly signed by France Brevets.

(b)	At Closing, the Purchaser shall deliver to the Sellers’ Representative:

(i)	evidence of the fulfillment of the Condition Precedent set forth in Section 3.1(a);

(ii)	evidence of the full payment of the Closing Payments in accordance with Section 4.2;

(iii)	twenty (20) original copies of the Escrow Agreement, duly signed by the Purchaser and the escrow agent under the Escrow Agreement; and

(iv)	certified copies of all authorizations necessary for the Purchaser for the execution and consummation of this Agreement and the other Transaction Documents.

4.4	Matters at Closing

All actions to be taken and all documents to be executed and delivered by the Parties at the Closing in accordance with this Section 4 shall be deemed to have been taken and executed simultaneously, and, therefore, no actions or proceedings shall be deemed taken nor any documents shall be deemed executed or delivered until all have been taken, executed and delivered, and title to the Transferred Securities shall not be transferred to the Purchaser which shall have no property rights or interest in the Transferred Securities unless and until the Closing actually takes place and the Closing Payments have been effectively received by the intended recipients thereof.

5.	PRE-CLOSING MATTERS

5.1	No Transfer of the Ordinary Shares, the ORAs, the OCRs, the OBSAs and the ManCo Shares, nor of the Transferred Securities

(a)
Subject to the provisions of Paragraphs (b) and (c) below, during the period from the date of this Agreement to the Closing, each of the Sellers and ManCo undertakes not to transfer any of the Ordinary Shares, ORAs, OCRs, OBSAs or ManCo Shares it holds on the date hereof, nor any of the Transferred Securities it will own (including, for the avoidance of doubt, those acquired pursuant to Paragraphs (b) and (c) below), to any Person other than the Purchaser or any of its Affiliates.

(b)
Notwithstanding anything to the contrary in this Agreement, during the period from the date of this Agreement to the Closing, each of Mrs. Laure Delahousse, Mrs. Camille Delahousse, Mr. Edouard Delahousse and Mrs. Constance Delahousse, on the one hand, and each of Mr. Louis Congard and Mrs. Anne Congard, on the other hand, (i) irrevocably undertakes towards the other Parties to promptly transfer back to, where applicable, Mr. Delahousse or Mr. Congard, the Ordinary Shares transferred to him/her by the latter pursuant to the Put Option Agreement, should he/she not comply with any of his/her obligations under this Agreement, (ii) acknowledges and agrees that forced execution (execution forcée) of this obligation may be requested and (iii) irrevocably waives his/her rights under article 1142 of the French Civil Code in such respect.

(c)
During the period from the date of this Agreement to the Closing, should any of Mrs. Laure Delahousse, Mrs. Camille Delahousse, Mr. Edouard Delahousse and Mrs. Constance Delahousse, on the one hand, or any of Mr. Louis Congard and Mrs. Anne Congard, on the other hand, not comply with any of his/her obligations under this Agreement, each of Mr. Delahousse or Mr. Congard, where applicable, (i) irrevocably undertakes towards the other Parties to promptly repurchase all the Ordinary Shares transferred to him/her pursuant to the Put Option Agreement, (ii) acknowledges and agrees that forced execution (execution forcée) of this obligation may be requested and (iii) irrevocably waives his rights under article 1142 of the French Civil Code in such respect.

5.2	Modification of the Holding’s by-laws

Each of the Sellers and Kepler M2, in its quality, where applicable, as (a) holder of Holding Shares, ManCo Shares, ORAs, OCRs or OBSAs, or (b) president of ManCo or the Holding, or (c) holder of Securities of the Holding having the ability under the Existing Holding Shareholders’ Agreement to present candidates among which the members of the Holding’s monitoring committee (comité de suivi) are appointed by the Holding’s shareholders, undertakes to procure that the New Holding By-Laws be in full force and effect on the Closing Date, prior to Closing.

5.3	Modification of the Terms and Conditions of the ORAs
Each of the Sellers and Kepler M2, in its quality, where applicable, as (a) holder of Holding Shares, ManCo Shares, ORAs, OCRs or OBSAs, or (b) president of ManCo or the Holding, or (c) holder of Securities of the Holding having the ability under the Existing Holding Shareholders’ Agreement to present candidates among which the members of the Holding’s monitoring committee (comité de suivi) are appointed by the Holding’s shareholders, undertakes to procure that the terms and conditions of the ORAs be modified in accordance with the New Terms and Conditions of the ORAs with effect prior to Closing and prior to their repayment in accordance with the provisions of Section 5.5 below.

5.4	Modification of the Terms and Conditions of the OCRs
Each of the Sellers and Kepler M2, in its quality, where applicable, as (a) holder of Holding Shares, ManCo Shares, ORAs, OCRs or OBSAs, or (b) president of ManCo or the Holding, or (c) holder of Securities of the Holding having the ability under the Existing Holding Shareholders’ Agreement to present candidates among which the members of the Holding’s monitoring committee (comité de suivi) are appointed by the Holding’s shareholders, undertakes to procure that the terms and conditions of the OCRs be modified in accordance with the New Terms and Conditions of the OCRs with effect prior to Closing.

5.5	Repayment of the ORAs
Each of the Sellers and Kepler M2, in its quality, where applicable, as (a) holder of Holding Shares, ManCo Shares, ORAs, OCRs or OBSAs, or (b) president of ManCo or the Holding, or (c) holder of Securities of the Holding having the ability under the Existing Holding Shareholders’ Agreement to present candidates among which the members of the Holding’s monitoring committee (comité de suivi) are appointed by the Holding’s shareholders, undertakes to procure that the repayment of the ORAs into New Ordinary Shares be fully completed and such completion acknowledged on the Closing Date, prior to Closing.

5.6	No Conversion of the OCRs
During the period from the date of this Agreement to the Closing, each of Montalivet Networks and Mr. de Puyfontaine undertakes not to convert any of the OCRs it holds on the date hereof.

5.7	No Exercise of the Mezzanine Warrants
During the period from the date of this Agreement to the Closing, FPCI CIC Mezzanine 3 undertakes not to exercise any of the Mezzanine Warrants it holds on the date hereof.

5.8	Pre-Closing Statement

(a)
No later than five (5) Business Days prior to the Closing Date, the Sellers’ Representative shall deliver to the Purchaser a statement prepared pursuant to Schedule 5.8 (the “Pre-Closing Statement”) setting forth:

(i)
its determination, in accordance with the Closing Accounts Accounting Principles, of (A) the amounts of (i) the Estimated Cash, the Estimated Debt and the Estimated Net Cash, (ii) the Estimated Working Capital, the Estimated Normative Working Capital and the Estimated Working Capital Adjustment, (iii) the Estimated ManCo Cash, the Estimated ManCo Debt and the Estimated ManCo Net Cash, (iv) the Estimated ManCo Working Capital, the Estimated ManCo Normative Working Capital and the Estimated ManCo Working Capital Adjustment and of (B) the

Pre-Closing Exchange Rate, together with such reasonable details and documentation as the Sellers have in support of the calculation of such estimates;

(ii)	its determination of the Estimated Initial Price calculated in accordance with Section 2.3 above;

(iii)
an updated version as at the Closing Date and immediately prior to the completion of the transfer to the Purchaser of the Transferred Securities of the table appearing on Schedule B and/or of the table appearing on Schedule C;

(iv)
the allocation of the Estimated Initial Price among the Sellers, as well as the allocation of the portion of the Estimated Initial Price to be paid on the Closing Date by the Purchaser to each of the Sellers pursuant to Sections 2.4(b) and 4.2 above by wire transfer of immediately available US Dollar funds promptly after payment of the Amount in Escrow into the Escrow Account, together with the corresponding dollar-denominated bank accounts of the Sellers into which the relevant portion of the remaining portion of the Estimated Initial Price shall be paid; and

(v)
the total amount of the Existing Indebtedness as at the Closing Date and immediately prior to Closing, and the portion of the Existing Indebtedness due by each Target Company to each lender under the Existing Loan Agreements, together with the corresponding euro-denominated bank accounts of the lenders under the Existing Loan Agreements into which their respective portion of the Existing Indebtedness shall be paid on the Closing Date by the Purchaser (for and on behalf of the relevant Target Companies) by wire transfer of immediately available Euro funds pursuant to Section 4.2 above.

(b)
In case of disagreement on any of the estimated amounts listed in Paragraphs 5.8(a)(i) and 5.8(a)(ii) above (the “Estimated Amounts”) as set forth in the Pre-Closing Statement, the Purchaser shall notify the Sellers’ Representative its disagreement and provide the Sellers’ Representative with the reasons for such disagreement and the adjustments that, in its opinion, should be made to the disputed items. The Purchaser and the Sellers’ Representative shall discuss in good faith the objections of the Purchaser on such disputed items and shall use their reasonable endeavors to reach an agreement on the adjustments to be made to the Estimated Amounts prior to Closing. In the event such an agreement is reached, a revised version of the Pre-Closing Statement will be substituted to the one provided to the Purchaser pursuant to Paragraph (a) above. In the absence of such an agreement, the Pre-Closing Statement provided to the Purchaser pursuant to Paragraph (a) above shall prevail.

(c)
The allocation of the Estimated Initial Price among the Sellers shall be made under the sole and exclusive responsibility of the Sellers in accordance with the provisions of Section 2.9 above and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

5.9	Management between the date hereof and the Closing Date

During the period from the date of this Agreement to the Closing, except as may be (x) required by applicable Laws or any Governmental Authority or (y) expressly contemplated elsewhere in this Agreement, or (z) consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed, having due consideration for the interests of the Group Companies and ManCo), the Sellers and ManCo, within the limits of their respective authority as shareholder, officer, director or employee of the Target Companies, undertake to:

(a)
procure that the Target Companies will carry on their activities only in the ordinary course of business, with due care and attention as bon père de famille (de façon prudente, diligente et soigneuse) and in substantially the same manner as heretofore conducted, so as to preserve in all material respects their businesses and their relationships with Third Parties including their customers; and

(b)	without limiting the general scope of Paragraph (a) above, prevent each of the Group Companies and ManCo from:

(i)	amending its Organizational Documents (except for adopting the New Holding By-Laws and acknowledging the Holding’s share capital increase resulting from the repayment of the ORAs);

(ii)
declaring, setting aside, making or paying any dividend, interim dividend or other distribution in respect of its share capital (in cash or otherwise), purchasing or redeeming any shares in its share capital or otherwise decreasing its share capital;

(iii)
issuing or selling any shares in its share capital or any options, warrants or other rights to purchase any such shares or any Securities convertible into or exchangeable for such shares; provided that, for the avoidance of doubt, nothing herein shall prevent (x) a Seller from transferring Transferred Securities pursuant to Section 5.1 and (y) the Holding from issuing New Ordinary Shares for repayment of the ORAs;

(iv)
except as expressly provided herein, amending or waiving any provisions of the terms and conditions of and/or subscription agreements applicable to any of the Securities of the Holding, ManCo and TVN or amending the terms and conditions of the Existing Loan Agreements;

(v)	acquiring Securities issued by an Entity which is not a Target Company or any business of an Entity which is not a Target Company or merging with or into another Entity which is not a Target Company;

(vi)
except as expressly provided herein, acquiring or disposing (or agreeing to acquire or dispose) of any asset having a total value in excess of hundred thousand Euros (€100,000), acquiring or setting up companies or joint ventures, approving a winding-up, merger, split-up, contribution or sale of business as a whole or of any divisions or change of corporate form;

(vii)
creating any Lien on any asset or incurring additional indebtedness or off-balance sheet liabilities or granting any loan, other than (x) in the ordinary course of business and in accordance with past practices of the Target Companies, (y) only by drawing on existing lines of credit, and (z) to the extent permitted under the terms and conditions of the OBSAs, or modifying, as compared to past practice, or reimbursing or prepaying voluntarily any indebtedness;

(viii)	managing its working capital in a way that would be inconsistent with past practices;

(ix)
amending or waiving any provisions or making any written request requiring the approval of requisite lenders under the terms and conditions of the OBSAs, to the exception of purely technical matters in relation with the transactions contemplated under this Agreement;

(x)	entering into any Guarantee, indemnity or other agreement to secure the obligation of any third party other than another Target Company in the ordinary course of business;

(xi)
entering into any agreement or arrangement or performing any transactions with any of its Affiliates or of the Sellers or their Affiliates or Connected Persons that are not enacted during the ordinary course of business and on an arms’ length basis or amending existing agreements or arrangements entered into with any of its Affiliates or of the Sellers or their Affiliates or Connected Persons;

(xii)	amending or terminating any Material Contract or making a significant change in the business relationship with any significant customers or suppliers;

(xiii)
entering into, other than in the ordinary course of business, any agreement with any existing or new client/customer involving a total amount in excess of one million Euros (€1,000,000) or accepting, other than in the ordinary course of business, any new order from a client for an amount in excess of one million Euros (€1,000,000);

(xiv)	placing any new order before a supplier for an amount in excess of five hundred thousand Euros (€500,000);

(xv)
except as expressly provided herein and safe for what falls within the scope of Paragraphs (xiii) and (xiv) above, incurring or entering into any agreement or commitment involving any capital expenditure or liabilities or any undertaking in excess of an amount of three hundred thousand Euros (€300,000) or with a fixed duration exceeding twelve months;

(xvi)	launching any new activities or new products or becoming involved in any new research and development program for which it may bear costs in excess of one hundred fifty thousand euros (€ 150,000);

(xvii)	terminating, suffering any cancellation, termination or non-renewal of any of its Insurance Policies unless simultaneously replaced by other policies providing substantially the same coverage;

(xviii)	transferring, other than in the ordinary course of business, cash or cash equivalents to any Seller or any of its Affiliates or Connected Persons;

(xix)	hiring any new employee or terminating any employee, for a gross annual remuneration and other benefits in excess of fifty thousand Euros (€50,000) individually;

(xx)
making any amendment to the terms and conditions of employment or services (including, without limitation, remuneration, benefits, severance payments and other benefits) of any employee, legal representative, officer, director, member of a board, committee or other corporate body of any Target Company, or providing or agreeing to provide any gratuitous payment or benefit, representing an amount superior to (a) ten thousand Euros (€10,000) per individual or Entity concerned and to (b) hundred thousand Euros (€100,000) in the aggregate;

(xxi)
concluding any agreement, plan or arrangement with labour unions or for the benefit of the employees generally resulting in an increase of the compensation payable or to become payable to the employees of any Target Company or an increase of the other benefits;

(xxii)
making any single payment exceeding in total one hundred thousand Euros (€100,000), excluding payments made in the ordinary course of business in respect of employees, Taxes and rents and purchases of good and services;

(xxiii)	amending its accounting or tax principles and methods;

(xxiv)	making any settlement or undertaking to make any such settlement in any Proceedings, except to the extent that the financial consequences thereof had been fully reserved for in its accounts; and

(xxv)	committing to take any of the actions set forth in the foregoing Pargraphs (i) through (xxiv).

For the purposes of granting any consents which may be requested by the Sellers’ Representative, a Group Company or ManCo pursuant to this Section 5.9, the Purchaser hereby designates Mr. Shahar Bar with immediate effect and represents and warrants to, and agrees with, the Sellers’ Representative, each of the Sellers and ManCo that Mr. Shahar Bar shall have full capacity and right to give any such consents on behalf of the Purchaser during the term of this Agreement. Within three (3) Business Days of receipt of any request for consent by the Sellers’ Representative, a Group Company or ManCo, Mr. Shahar Bar, on behalf of the Purchaser, shall have the right to notify the Sellers’ Representative, the relevant Group Company or ManCo that the Purchaser objects to the proposed action (which notice of objection shall indicate its reasons for so objecting). If Mr. Shahar Bar, on behalf of the Purchaser, shall not have notified the Sellers’ Representative, the relevant Group Company or ManCo, as the case may be, of the Purchaser’s objection to a proposed action within such period of three (3) Business Days, the Purchaser shall be deemed to have consented to such proposed action.

5.10	Notifications

(a)
During the period from the date of this Agreement to the Closing, the Sellers’ Representative shall promptly notify the Purchaser of the occurrence (or non-occurrence) of any event, the occurrence (or non-occurrence) of which constitutes or would be likely to constitute:

(i)	a breach or inaccuracy of any representations and warranties made by the Sellers under Section 8; or

(ii)	a Material Adverse Change;

such notice by the Sellers’ Representative to include (i) all relevant details to provide disclosure as complete and fair as possible to the Purchaser of such development and (ii) if applicable, an updated version of any impacted Schedule.

(b)
In the event that the Purchaser is notified pursuant to Paragraph (a) above of the occurrence (or non-occurrence) of an event, the occurrence (or non-occurrence) of which constitutes a Material Adverse Change, the Purchaser may elect not to proceed to Closing and to terminate this Agreement in accordance with Section 10.1.

5.11	Access to Target Companies

During the period from the date of this Agreement to the Closing, upon the reasonable written request of the Purchaser and subject to compliance by the Purchaser and its advisors with the terms of the Confidentiality Agreement, the Sellers’ Representative (on behalf of all the Sellers) shall use its commercially reasonable endeavors to arrange for the Purchaser and its representatives and agents to be granted reasonable access during normal business hours to each Target Company’s documents and senior management as the Purchaser may reasonably require in order to ensure a timely and efficient Closing of the Transaction, provided that such access shall not interfere with the normal business and operations of the Target Companies.

5.12	Existing Shareholders’ Documents

(a)
During the period from and including the date hereof until and including the Closing Date, each of the Sellers and Kepler M2 undertakes not to exercise and to waive any of its rights under the Existing Shareholders’ Documents to which it is a party, the Holding’s by-laws, the New Holding By-Laws and Kepler M2’s by-laws that may prevent the consummation of the transactions contemplated by this Agreement.

(b)
Each of the Sellers and Kepler M2, in its quality as (a) holder of Holding Shares, ManCo Shares, ORAs, OCRs or OBSAs, or (b) president of ManCo or the Holding, or (c) holder of Securities of the Holding having the ability under the Existing Holding Shareholders’ Agreement to present candidates among which the members of the Holding’s monitoring committee (comité de suivi) are appointed by the Holding’s shareholders, undertakes, where applicable, (A) to be present or represented, or to have the members of the Holding’s monitoring committee (comité de suivi) which it has proposed be present or represented, for the corporate decisions mentioned in Section 4.3 and to exercise all available voting rights to vote in favor of such decisions or (B) to take the corporate decisions mentioned in Section 4.3.

(c)
Each of the Sellers and Kepler M2 acknowledges and accepts that the Existing Shareholders’ Documents to which it is a party shall automatically terminate at the Closing, provided that all the transactions contemplated hereby have been completed. If so, each of the Sellers and Kepler M2 acknowledges that all of its rights under the Existing Shareholders’ Documents have been fully satisfied and that it has no claim and waives its rights in this respect against the Holding, Kepler M2 and the other Sellers.

(d)
Should this Agreement terminate and/or the transactions contemplated hereby be abandoned for any reason whatsoever, then the Existing Shareholders’ Documents shall remain in full force and effect and the Sellers and Kepler M2 shall be automatically released from their undertaking set forth in Paragraphs (a), (b) and (c) of this Section 5.12.

5.13	Exclusivity

(a)	During the period from the date of this Agreement to the Closing, the Sellers shall not, and shall procure that the Target Companies shall not, directly or indirectly:

(i)
enter into a Contract for the transfer, by any means, of substantial assets of any of the Target Companies or acquisition of all or part of the equity interests in or of any of the Target Companies, the merger, spin-off, contribution, business combination, recapitalization, or similar transaction involving any of the Target Companies other than the transactions contemplated hereby (any of the foregoing being referred to as an “Acquisition Proposal”);

(ii)	solicit, initiate or encourage any inquiries or proposals that constitute or could reasonably constitute an Acquisition Proposal;

(iii)
initiate or engage in negotiations with any Person (or group of Persons) other than the Purchaser or its Affiliates (a “Potential Bidder”) concerning any Acquisition Proposal; provided, however, to the extent that any of the foregoing have already occurred, they shall be suspended or terminated during the period from the date of this Agreement to the Closing; and

(iv)	undertake any action which may jeopardize the Transaction.

(b)
During the period from the date of this Agreement to the Closing, the Sellers shall, and shall procure that the Target Companies shall, immediately notify the Purchaser of any contacts received by them or any of their representatives or advisors or Affiliates or Connected Persons from a Potential Bidder to discuss or negotiate a possible Acquisition Proposal. Such notice shall indicate in reasonable detail the identity of the Potential Bidder and the content of the discussion or Acquisition Proposal, if one was made.

5.14	Prior Approval under Change of Control Provisions

Prior to the Closing Date and, in case of failure to obtain such prior approvals or consents prior to Closing, after the Closing Date, the Sellers undertake to use their best efforts to, prior to Closing, obtain, and, after Closing, assist the Purchaser and the Target Companies in obtaining any Third Parties’ approvals or consents under provisions of agreements in full force and effect to which any of the Target Companies is a party, pursuant to which (a) said agreements may, as a result of the Transaction, be terminated or (b) the performance or renewal of said agreements (including conditions thereof) may, as a result of the Transaction, be otherwise affected.

6.	POST-CLOSING COVENANTS

6.1	SEC Filing

The Purchaser (or any of its Affiliates) shall be entitled to include the Required Financials and/or any information contained in the Required Financials in a filing made by the Purchaser (or any of its Affiliates) with the SEC after Closing, should this be necessary or appropriate in connection with the Purchaser (or any of its Affiliates) satisfying its reporting obligations under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which the Sellers expressly acknowledge and agree, provided that the Purchaser shall notify the Sellers’ Representative prior to any such inclusion and shall use its commercially reasonable endeavors to consult in good faith with the Sellers’ Representative about any such inclusion and to take into account the reasonable comments and suggestions made by the Sellers’ Representative in respect of any such inclusion.

6.2	Records

During the period from the Closing Date through the fifth anniversary of the Closing Date:

(a)
The Purchaser shall not, and shall procure that no member of the Target Companies does, destroy or otherwise dispose of any of the books and records of any Target Company existing as of the Closing Date, except with the prior written consent of the Seller, which consent shall not be unreasonably withheld ; and

(b)
The Purchaser shall grant to the Sellers and their respective representatives and agents, and shall procure that the Target Companies grant to the Sellers and their respective representatives and agents, upon written request, reasonable access (including the right to make extracts and take copies at the requesting Party’s cost) to such books and records of any Target Company existing as of the Closing Date (to the extent the relevant Target Company is controlled by the Purchaser at the date of the request), for periods prior to and including the Closing Date, during normal business hours, as may be reasonably requested by any Seller to the extent that the related information is reasonably required by the Sellers in connection with any Proceedings brought by or involving a Governmental Authority, provided that such access shall not interfere with the normal business and operations of the Target Companies.

6.3	Non Solicitation
Each of the Sellers undertakes, on its behalf and on behalf of its Affiliates, for a period from the date hereof until the second anniversary of the date hereof, not to, directly or indirectly, alone or jointly with or through any other Person, solicit or encourage the officers, managers or employees in a skilled or managerial position of the Target Companies to leave their current or future positions within the Target Companies, or hire or contract for services with such Persons directly or indirectly.

6.4	Non Bashing
Each Seller undertakes not to, directly or indirectly, do or say anything which might be harmful to the business of the Target Companies, or which may lead a Person who has dealt with the Target Companies or the business of the Target Companies to cease to deal with the Target Companies or the business of the Target Companies (or materially reduce its relations) on terms substantially equivalent to those previously offered or at all.
Each Party commits not to make any communication or statement in public or to any media whatsoever regardless of its nature or support, likely to damage directly or indirectly the image, reputation or affairs of any of the other Parties.

7.	REPRESENTATIONS OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing Date (except for such representations which are expressly made as of the date hereof or as of the Closing Date and are therefore made on such a date only), as set forth below.

7.1	Organization, Authority and Validity

7.1.1
The Purchaser is a company (société par actions simplifiée) duly organized and validly existing under the laws of France, is not in a state of insolvency (en état de cessation des paiements), nor subject to any Bankruptcy Proceedings and no facts exist that would result in any such event occurring. The Purchaser has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, as the case may be, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

7.1.2
The execution of this Agreement and of the other Transaction Documents to which the Purchaser is a party, as the case may be, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the competent corporate bodies of the Purchaser, and no other corporate action on the part of the Purchaser is necessary to authorize the execution of this Agreement or of the other Transaction Documents to which the Purchaser is a party, as the case may be, or the consummation of any of the transactions contemplated hereby and thereby.

7.1.3
This Agreement and the other Transaction Documents to which the Purchaser is a party, as the case may be, have been duly executed by the Purchaser and constitute, and shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

7.2	No Breach

Neither the entering into of this Agreement or of the other Transaction Documents to which the Purchaser is a party, as the case may be, nor the performance by the Purchaser of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated herein or therein does or will:

(a)	conflict with or violate any provision of the Organizational Documents of the Purchaser;

(b)
violate, conflict with or result in the breach or termination of, or constitute a default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Contracts or Governmental Authorizations to which the Purchaser or any of its Affiliates is a party or by which the Purchaser or any of its Affiliates is bound; or

(c)
subject to the obtaining of the FMEF Clearance, constitute a violation by the Purchaser or any of its Affiliates of any applicable Laws or Judgments, except for any such matters that would not, either individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the other Transaction Documents to which it is a party, as the case may be.

7.3	Governmental Authorizations, Consent

Other than the FMEF Clearance, no Governmental Authorization or other third party consent is required to be made or obtained by the Purchaser or any of its Affiliates prior to the Closing in connection with: (a) the entering into of this Agreement by the Purchaser, (b) the performance by the Purchaser of its obligations hereunder, or (c) the consummation of any of the transactions contemplated by this Agreement.

7.4	Financing

As of the Closing Date, the Purchaser will have immediately available, on an unconditional basis, the sufficient cash resources required to proceed with the payment of the Closing Payments and of any expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement.

7.5	Acknowledgements

(a)	The Purchaser acknowledges and agrees that:

(i)
it and its advisors carried out an independent due diligence of the Target Companies consisting in (x) reviewing and analyzing the documents communicated to the Purchaser and its advisors or made available to them in the Data Room and (y) asking written and oral questions and analyzing the answers to such questions and documents relating thereto;

(ii)	it and its advisors have had access to the senior management of the Target Companies, notably during management presentations; and

(iii)
in entering into this Agreement, it has relied (a) upon its own review and analysis of the documents and information made available to it and its advisors in the Data Room or otherwise communicated to it and its advisors, (b) upon the discussions it and its advisors have had with the management of the Target Companies, (c) upon the representations and warranties of the Sellers expressly set forth in this Agreement and (d) upon its own analysis of the Target Companies and the business of the Target Companies.

(b)
In connection with its investigations of the Target Companies, the Purchaser may have received from the Sellers, the Target Companies and/or their respective Affiliates or Connected Persons certain projections, forecasts and/or business plan information on the Target Companies. The Purchaser acknowledges that the Sellers and their Connected Persons do not make any representation or warranty, whether express or implied, neither with respect to such projections, forecasts and/or business plan information nor with respect to market perspectives, products’ adequacy to Target Company’s markets and future financial or business prospects of the Target Companies.

(c)
The Purchaser further acknowledges that no representations and warranties have been made in connection with this Agreement other than those expressly set forth in this Agreement and that the representations and warranties expressly set forth in this Agreement in any event supersede any earlier representations and warranties, which may have been made in connection with this Agreement.

8.	REPRESENTATION OF THE SELLERS

8.1	General Representations by each Seller Individually

Each of the Sellers hereby represents and warrants, except as set forth or included in the Disclosure Schedules, to the Purchaser (with respect to this Section 8.1, only as to itself (and not as to any other Seller), in its name and on its own behalf, or only as to the Ordinary Shares, ORAs, OCRs, OBSAs and ManCo Shares it owns and to the Transferred Securities it will own), as of the date hereof and as of the Closing Date (except for such representations which are expressly made as of the date hereof or as of the Closing Date and are therefore made on such date only), as set forth below.

8.1.1	Organization, Authority and Validity

(a)
Each Seller which is not an individual is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has all requisite corporate power and authority to own its assets and conduct its business as it has been and is now being conducted.

(b)
Each Seller which is not an individual is not or has not been in a state of insolvency (en état de cessation des paiements), nor subject to any Bankruptcy Proceedings and no facts exist that would result in any such event occurring.

(c)
Each Seller has the legal capacity or corporate power and authority and all rights to enter into this Agreement and the other Transaction Documents to which it is a party, as the case may be, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(d)
The execution of this Agreement and of the other Transaction Documents to which the relevant Seller is a party, as the case may be, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the competent corporate bodies of each Seller which is not an individual, and no other corporate action on the part of each of such Sellers is necessary to authorize the execution of this Agreement or of the other Transaction Documents to which the relevant Seller is a party, as the case may be, or the consummation of any of the transactions contemplated hereby and thereby.

(e)
This Agreement and the other Transaction Documents to which the relevant Seller is a party, as the case may be, have been duly executed by each Seller and constitute, and shall constitute, legal, valid and binding obligations of each Seller, enforceable against it in accordance with their respective terms.

8.1.2	No breach

Neither the entering into of this Agreement or of the other Transaction Documents to which each Seller is a party, as the case may be, nor the performance by each Seller of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated herein or therein does or will:

(a)	conflict with or violate any provision of the Organizational Documents of the relevant Seller (if such Seller is not an individual);

(b)
violate, conflict with or result in the breach or termination of, or constitute a default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Contracts or Governmental Authorizations to which the relevant Seller or any of its Affiliates (other than the Target Companies) is a party or by which such Seller or any of its Affiliates (other than the Target Companies) is bound; or

(c)
subject to the obtaining of the FMEF Clearance, constitute a violation by the relevant Seller or any of its Affiliates (other than the Target Companies) of any applicable Laws or Judgments, except for any such matters that would not, either individually or in the aggregate, have a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or the other Transaction Documents to which it is a party, as the case may be.

8.1.3	Governmental Authorizations, Consent

Other than the FMEF Clearance, no Governmental Authorization or other third party consent is required to be made or obtained by each Seller or any of its Affiliates (other than the Target Companies) prior to the Closing in connection with: (a) the entering into of this Agreement by the relevant Seller, (b) the performance by the relevant Seller of its obligations hereunder, or (c) the consummation of any of the transactions contemplated by this Agreement.

8.1.4	Transferred Securities

(a)
On the date hereof, each Seller has full and valid title to the number of Ordinary Shares, ORAs, OCRs and OBSAs set out opposite its name in Schedule B and/or to the number of ManCo Shares set out opposite its name in Schedule C, which are, on the date hereof, validly issued, fully paid up and validly owned by the relevant Seller. Each Permitted Transfer (as such term is defined under the Put Option Agreement) has been made by, where applicable, Mr. Delahousse or Mr. Congard in compliance with the provisions of the Holding’s by-laws, the applicable Existing Shareholders’ Documents, the terms and conditions of the OBSAs and the provisions of the Existing Inter-Creditors’ Agreement.

(b)
On the Closing Date and immediately prior to Closing, each Seller will have full and valid title to the number and category of Transferred Securities set out opposite its name in the updated version as at the Closing Date and immediately prior to the completion of the transfer of the Transferred Securities of Schedule B and Schedule C, as notified by the Sellers’ Representative to the Purchaser in the Pre-Closing Statement, which it will sell to the Purchaser, and such Transferred Securities will, on the Closing Date and immediately prior to Closing, be validly issued, fully paid up, validly owned by the relevant Seller, freely transferable to the Purchaser and free and clear of any Lien.

8.1.5	Specific Representation by FPCI Winch Capital 3 regarding Montalivet Networks

FPCI Winch Capital 3 holds 100% of the share capital and voting rights of Montalivet Networks on a fully diluted basis and will, until the payment obligations of Montalivet Networks provided under Sections 2.6 and 3.3(d)(ii) above are irrevocably and indefeasibly performed in accordance with the provisions of this Agreement, (i) continue to be the sole owner of 100% of the share capital and voting rights of Montalivet Networks on a fully diluted basis and (ii) refrain from liquidating or winding-up Montalivet Networks or, more generally, taking or committing to take any action which would, immediately or in the future, result in Montalivet Networks not existing anymore. Notwithstanding anything to the contrary in this Agreement, FPCI Winch Capital 3 hereby undertakes to indemnify and hold harmless the Purchaser, on a “euro” for “euro” basis (without application of any multiple or formula) from any Loss incurred by the Purchaser or any of the Group Companies in connection with any breach or inaccuracy of the representation and warranty made by it under this Section 8.1.5.

8.2	Additional Representations by the Sellers Individually but not Jointly (conjointement mais non solidairement)

(a)
With respect to Subsections 8.2.1, 8.2.22, 8.2.23 and 8.2.25 below, the Sellers hereby represent and warrant individually and not jointly (conjointement mais non solidairement) (but, for the avoidance of doubt, without prejudice to the provisions of Section 11.10, which shall apply), except as set forth or included in the Disclosure Schedules, to the Purchaser, as of the date hereof and as of the Closing Date (except for such representations which are expressly made as of the date hereof or as of the Closing Date and are therefore made on such date only), as set forth below.

(b)
With respect to any Subsection of this Section 8.2 other than Subsections 8.2.1, 8.2.22, 8.2.23 and 8.2.25 below, the Sellers (other than FPCI Winch Capital 3, Montalivet Networks, Mr. de Puyfontaine and FPCI CIC Mezzanine 3) hereby represent and warrant individually and not jointly (conjointement mais non solidairement) (but, for the avoidance of doubt, without prejudice to the provisions of Section 11.10, which shall apply), except as set forth or included in the Disclosure Schedules, to the Purchaser, as of the date hereof and as of the Closing Date (except for such representations which are expressly made as of the date hereof or as of the Closing Date and are therefore made on such date only), as set forth below, it being expressly specified and agreed that notwithstanding the foregoing, each Indemnifying Seller (including FPCI Winch Capital 3, Mr. de Puyfontaine and FPCI CIC Mezzanine 3) shall indemnify and hold harmless the Purchaser against and in respect of any and all Losses arising out of a breach of any representation and warranty made under the Subsections referred to above in accordance with the provisions of Section 9 below.

8.2.1	Capital Structure - Transaction Perimeter

(a)
The Ordinary Shares, ORAs, OCRs and OBSAs represent 100% of the capital and voting rights of the Holding on a fully diluted basis. On the Closing Date, except for the Holding Shares, the OCRs and the OBSAs, the Holding has not issued, nor approved the issuance of, any shares, warrants or Securities of any nature whatsoever; and there are no options or other agreements or undertakings pursuant to which the Holding is or may become obliged to issue any shares, warrants or other Securities of any nature whatsoever.

(b)
The ownership of the share capital of the Group Companies other than the Holding is as shown in Schedule F (Chart of the Group Companies) and, except for minority interests owned as short-term investments (such as valeurs mobilières de placement), none of the Group Companies holds any other interest, directly or indirectly, in any Entity which is not listed in Schedule F, nor is a party to any agreement relating thereto.

(c)
The capital of each of the Group Companies other than the Holding, together with a true and complete list of their respective Security holders and the number of Securities issued by any of such Group Companies and held by each Security holder is set out in Schedule 8.2.1(c) (Security holding of the Group Companies other than the Holding). None of the Group Companies other than the Holding has issued any Securities other than those identified in Schedule 8.2.1(c). There are no agreements providing for the issuance by any of the Group Companies of other Securities.

(d)
The share capital of each of the Group Companies other than the Holding is validly issued and fully paid-up, and save for the TVN ORANs, there exist no Securities, options or other rights owned by third parties giving access immediately or in the future to the share capital of the Group Companies other than the Holding.

(e)
None of the Securities issued by the Group Companies is listed on any stock exchange or registered on any unlisted market. None of the Group Companies has made or taken any steps to make any public offering (offre au public) of Securities.

(f)
Subject to the release of the Liens existing in relation to the terms and conditions of the OBSAs upon completion of the Transaction, the Securities owned by each of the Group Companies in another Group Company are free and clear of all Liens.

(g)
Each Group Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, and has all requisite corporate power and authority to own its assets and conduct its business as it has been and is now being conducted by the Sellers.

(h)	None of the Group Companies is or has been insolvent (en état de cessation de paiements) nor subject to any Bankruptcy Proceedings and no facts exist that would result in any such event occurring.

8.2.2	Group Companies

(a)
A true, accurate and complete copy of the by-laws and of the certificates of incorporation of each Group Company is set out in Schedule 8.2.2(a) (By-laws and certificates of incorporation of the Group Companies).

(b)
The management bodies of each Group Company have taken all decisions required by applicable Laws. All topics relating to the Group Companies required to be transacted or discussed by the management bodies of the Group Companies pursuant to applicable Laws and their respective by-laws have been transacted and discussed by such bodies. More generally, all corporate decisions made by the management bodies of each Group Company have been made when required by and in compliance with applicable Laws, their respective by-laws and with any agreements to which such Group Company is a party. All publications, filings, registrations or other formalities related to such corporate decisions have been performed in compliance with applicable Laws.

(c)
All registers, minutes, books, accounting and corporate documents of each Group Company have been properly and regularly maintained, are in the possession of the relevant Group Company and give a true, accurate and complete view of the activities of each Group Company as required by applicable Laws.

(d)
None of the Group Companies serves as a legal or de facto manager in any Entity other than the Group Companies. None of the Group Companies has any outstanding (conditional or not) obligation or liability with respect to any of its former shareholdings or involvement as a legal or de facto manager in any Entity whatsoever.

(e)
Save for the Existing Holding Shareholders’ Agreement, which shall automatically terminate at Closing pursuant to Section 5.12 above, none of the Group Companies has entered into any agreements governing their rights and obligations as shareholder of any Entity.

8.2.3	Accounts

(a)	The individual corporate Accounts of each Group Company, as attached as Schedule 8.2.3(a) (Individual corporate Accounts of the Group Companies):

(i)	have been prepared on a consistent basis in accordance with French GAAP;

(ii)
are accurate and complete (réguliers et sincères) and present a true and fair view (donnent une image fidèle) of the assets, financial condition and results of operations of such Group Company, in compliance with the provisions of article L. 123-14 of the French Commercial Code or any applicable Laws, as of the date and for the periods covered thereby;

(iii)
when audited, have been certified without qualification by the statutory auditors of such Group Company and, when relating to a full financial year, have been approved at the ordinary general meeting of its shareholders without (x) qualification (sans réserve) or (y) modification in accordance with applicable Laws and such Group Company’s by-laws.

(b)	The combined Accounts of the Group Companies, as attached as Schedule 8.2.3(b) (Combined Accounts of the Group Companies):

(i)	have been prepared on a consistent basis in accordance with French GAAP;

(ii)
are accurate and complete (réguliers et sincères) and present a true and fair view (donnent une image fidèle) of the assets, financial condition and results of operations of the group formed by the Group Companies included in the scope of the combination, in compliance with the provisions of article L. 233-21 of the French Commercial Code, as of the date and for the periods covered thereby.

(c)
All liabilities of any Group Company, whether contingent or not, are duly reflected in the Accounts in accordance with, and to the extent required by, French GAAP and are adequately provided for or reserved against in the Accounts in accordance with French GAAP.

(d)	All expenses and foreseeable losses pertaining to all Contracts have been fully provided for in the Accounts.

(e)
The Required Financials relating to the Group Companies, when delivered, will (i) have been derived from the books and records of the Group Companies, (ii) be true and correct in all material respects and

(iii) fairly present the consolidated financial position, results of operations and cash flows of the Group Companies at the date and for the periods indicated therein, except as indicated in the footnotes thereto.

8.2.4	Financial Matters

(a)
Schedule 8.2.4(a) (Existing Indebtedness under which any Group Company is a debtor) provides a true and complete description of all existing Indebtedness under which any Group Company is a debtor. Schedule 8.2.4(a) indicates, for each Indebtedness, the identity of the lender(s), the initial principal amount, the outstanding principal amount as of the Reference Date, the applicable interest rate and the modalities and final repayment date, as well as a description of any Liens granted by any Group Company to secure such Indebtedness or any Guarantees granted by any Group Company or any other Person in connection with such Indebtedness.

(b)
Schedule 8.2.4(b) (Existing Indebtedness under which any Group Company is a creditor) provides a true and complete description of all existing Indebtedness under which any Group Company is a creditor, except for usual terms of payments granted to their customers.

(c)
Since the Reference Date, none of the Group Companies has agreed to cancel any debt (abandon de créances) or has benefited from a cancellation of debt, which contains a provision for repayment in the event that such Group Company’s financial situation improves (clause de retour à meilleure fortune).

(d)
Schedule 8.2.4(d) (Bank accounts and safes of the Group Companies and related delegation of powers) provides a true and complete list of the credit institutions with which the Group Companies have a bank account or a safe, together with the account numbers, the names of the Persons having access to said accounts and safes and being authorized to perform transactions involving said accounts safes and the balance of said accounts and safes.

(e)
Schedule 8.2.4(e) (Other delegation of powers granted by the Group Companies) provides a true and complete list of all delegation of powers granted by the Group Companies for purposes other than the operation of the bank accounts and safes referred to in Subsection (d) above, with details of the powers granted and a description of the functions held by the beneficiaries of such delegation.

(f)
There is no obligation pending or that may arise pursuant to any earn-out or similar mechanism to which any Group Company was or is a party in any capacity. No liability may arise for any Group Company pursuant to any earn-out or similar mechanism, whether or not as a consequence of the execution or performance of the obligations under this Agreement.

(g)
None of the Group Companies has performed any action nor failed or omitted to perform any action or take any measures that could give rise to a decrease of the assets or an additional liability of a Group Company not specifically recorded in the Accounts.

(h)	There is no hedging contract or similar arrangements.

8.2.5	Off Balance Sheet Arrangements

(a)
Except as set out in Schedule 8.2.5(a) (Off balance sheet arrangements of the Group Companies), none of the Group Companies has any off balance sheet arrangements (engagements hors-bilan), and, in particular, none of them has:

(i)	granted any Guarantees or Liens in favor of any Person;

(ii)
entered into any agreement for deferred or conditional payments (other than agreements entered into in the ordinary course of business) including payments pursuant to warranties given in connection with the acquisition or transfer of any Securities or other assets;

(iii)	entered into any agreement with respect to pensions, additional retirement payments (compléments de retraite) and similar indemnities to the benefit of their current or former employees or Managers;

(iv)	participated in any transactions relating to the carrying of Securities, interest rate or exchange rate swap agreements or entered into any arrangements made on a future market; or

(v)	entered into any financial leases.

(b)
Subject to the exceptions stated in Schedule 8.2.5(a), the off balance sheet arrangements identified in Schedule 8.2.5(a) have been entered into by the Group Companies in the ordinary course of business on an arm’s length basis.

(c)
Except as set out in Schedule 8.2.5(a), upon consummation of the Transaction, none of the Group Companies will be a party to any agreement that restricts its capability to grant any Liens over its assets or any other Guarantee.

8.2.6	Receivables

(a)	All receivables of the Group Companies reflected in the Accounts have been and/or will have been generated in the ordinary course of business, as the case may be.

(b)
Schedule 8.2.6(b) (Overdue Receivables) sets out the list of all receivables of an amount superior to fifty thousand Euros (€50,000) and the corresponding provisions recorded in the Accounts, and which, as of the date hereof, have not been paid within a period of 180 days as from the date on which they became due and payable, it being specified that it will be updated as of the Closing Date in order to reflect all receivables of an amount superior to fifty thousand Euros (€50,000) net of the corresponding provisions, as recorded in the Accounts, which, as of the Closing Date, have not been paid within a period of 180 days as from the date on which they became due and payable (the “Overdue Receivables”).

(c)
To the Sellers’ Knowledge, the receivables, other than the Overdue Receivables, are fully recoverable within the terms of payment of the agreements from which they respectively arise. All such receivables other than the Overdue Receivables shall be paid pursuant to the terms and conditions of the agreements from which they respectively arise, in full, for an amount at least equal to their face value, net of the corresponding reserves for doubtful debt, if any, recorded in the Accounts, in accordance with French GAAP.

(d)
Except as set out in Schedule 8.2.6(d) (Assigned, securitized, discounted or otherwise transferred receivables of the Group Companies), none of the receivables of an amount superior to fifty thousand Euros (€50,000), have been assigned, securitized, discounted or otherwise transferred as a guarantee or are subject to any Liens or any payment delegation.

(e)	The receivables existing among Group Companies are accounted for separately as set out in Schedule 8.2.6(e) (Receivables among the Group Companies).

8.2.7	Inventory
The Inventory of each of the Group Companies is in good condition, ordinary wear and tear excepted, of such quality and quantity as reasonably necessary for the conduct by each such Group Companies of their activities in the ordinary course of business consistent with past practices. The Inventory of each Group Company is composed of goods that can be used by such Group Company for their intended purposes or sold by such Group Company in the ordinary course of business. Each Group Company has valid and marketable title to its Inventory, free and clear of any Liens.

8.2.8	Personal Property

(a)
Schedule 8.2.8(a) (Owned Personal Property) provides a true and complete list of all movable property, installation, items of machinery, vehicles and equipment owned by each Group Company, with a net accounting value exceeding fifty thousand Euros (€50,000) per asset (the “Owned Personal Property”).

(b)
The Owned Personal Property of the Group Companies is fully and validly owned by the Group Companies (except for those that are subject to a retention of title clause (clause de réserve de propriété)), free and clear of any Liens.

(c)
Schedule 8.2.8(c) (Agreements relating to the Leased Personal Property) provides a true and complete copy of all agreements relating to the lease, leasing or use of any leased movable property, installation, items of machinery, vehicles and equipment (the “Leased Personal Property”) to which a Group Company (whether as a lessee or sub lessee) is a party, with a net accounting value exceeding fifty thousand Euros (€50,000) per Leased Personal Property.

(d)
All Owned Personal Property and Leased Personal Property are in a good operating condition and normal state of maintenance and repair, ordinary wear and tear excepted, and suitable for their intended purposes in compliance with applicable Laws.

(e)
The Group Companies’ businesses (fonds de commerce) have been regularly and properly operated, in compliance with applicable Laws, so as to maintain their activities and safeguard their existence. The Group Companies have full and valid ownership over such businesses, and except as set forth in Schedule 8.2.8(e) (Liens on businesses of the Group Companies), such businesses shall be free and clear of any Liens on the Closing Date, and the Group Companies operate such businesses directly. The ownership titles to such businesses have, to the extent required by applicable Laws, been duly registered with the competent commerce and companies registry (Registre du commerce et des Sociétés) or foreign equivalent. Except as set forth in Schedule 8.2.8(e), there are no matters or circumstances likely to restrict the operation or sale of any of such businesses by the Group Companies.

8.2.9	Real Property

(a)
No real property is owned by any of the Group Companies. None of the Group Companies has entered into any agreement to acquire neither any real property nor any rights to use, occupy or lease any real property other than the Real Property.

(b)
Schedule 8.2.9(b)(1) (Real Property Leases) provides a true and complete copy of all Real Property Leases. Except as set forth in Schedule 8.2.9(b)(2), (Uncapped Real Property Leases) none of the Real Property Leases has a duration which, as a result of a renewal by tacit agreement, is equal to or exceeds twelve years. The Real Property Leases provide each Group Company with valid occupational rights on the leased Real Property, as well as, for commercial leases, valid commercial ownership rights (propriété

commerciale) and, for financial leases, a valid option to acquire the Real Property upon expiration of the lease.

(c)
The Group Companies do not need to own, use or occupy any real property other than the Real Property, in order to conduct their activities as currently conducted by the Sellers. Except as set out in Schedule 8.2.9(c) (Third-parties’ rights to the Real Property), no Person other than the Group Companies has any right to any of the Real Property.

(d)	The Group Companies presently occupy and have always occupied the Real Property in compliance with applicable Laws and the terms of the Real Property Leases.

(e)
To the Sellers’ Knowledge, the utilities and equipment of the premises, including water, electricity, telephone, cable, internet access, required for the use, occupancy and operation of the Real Property leased by the Group Companies pursuant to the Real Property Leases are adequate for the conduct of the activities of the Group Companies as currently conducted. The leased Real Property is suitable for its intended purposes in compliance with applicable Laws. To the Sellers’ Knowledge, there are no material latent defects or adverse physical condition affecting the Real Property. Neither the Sellers nor any of the Group Companies have received any notice of a mise en conformité or of any similar requirements from any Person to carry out, at the expense of any Group Company, any repairs or improvements on the leased Real Property. All repairs or improvements required to be carried out on the leased Real Property, have been fully reserved for in the Accounts.

(f)
Each Group Company is in peaceful possession of its leased Real Property and has received no written notice that there may be zoning regulations, rights-of-way, easements or other contractual or legal restrictions that preclude or restrict the ability of the Group Companies to use the Real Property in the scope and manner as currently conducted.

(g)	To the Sellers’ Knowledge, there are no circumstances which may result in any liability to a Group Company in connection with any Real Property currently or formerly used or occupied by it.

8.2.10	Intellectual Property

(a)
Schedule 8.2.10(a) (List of Intellectual Property Rights) provides a true and complete list of all Intellectual Property Rights owned by each Group Company or otherwise used in its business, including all FB Held Patent Rights, and except, for Software, generally available off-the-shelf software, and Publicly Available Software. Without limiting the foregoing, Schedule 8.2.10(a) provides: (i) for each patent and patent application, the patent number or application serial number for each jurisdiction in which the patent or application has been filed, the date filed or granted, and the present status thereof; (ii) for each registered trademark, trade name or service mark, the application serial number or registration number, for each country, province and state, and the class of goods covered; (iii) for any URL or domain name, the registration date, any renewal date and name of registry; (iv) for each registered mask work, the date of first commercial exploitation, the registration number and date of registration, for each by country, province and state; and (v) for each registered copyrighted work, the number and date of registration for each by country, province and state in which a copyright application has been registered.

(b)
When owned by a Group Company, such Intellectual Property Rights or Technology are fully and validly owned by the Group Company concerned, free and clear of any Liens. Except as set out in Schedule 8.2.10(b)(1) (Limitation of the use of the Group Companies' Intellectual Property), the Sellers and the Group Companies are not bound by, and no Group Companies Intellectual Property or Group Companies Technology is subject to, any agreement or arrangement containing any covenant or other provision that in any way limits or restricts the ability of any of the Group Companies to use, exploit, assert or enforce any Group Companies Intellectual Property owned by such Group Company or Group Companies Technology held by such Group Company anywhere in the world. To the Sellers’ Knowledge and except as set out in Schedule 8.2.10(a), the Group Companies have a valid and enforceable right or license to use any and all other Intellectual Property Rights and Technology not owned by any Group Company and used in the conduct of their businesses, and, except as set out in Schedule 8.2.10(b)(2) (Termination of licensed Intellectual Property Rights) and except for the termination of the licenses granted to Kepler under the PLA1 Agreement however solely to the extent of the FB Held Patent Rights transferred to Kepler pursuant to the IP Agreement, all such licensed Intellectual Property Rights and rights to use Technology are not terminable and will not cease to be valid and enforceable rights of the Group Companies by reason of the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

(c)
In all relevant jurisdictions, the Group Companies and, with respect to the FB Held Patent Rights, to the Sellers’ Knowledge, France Brevets, have taken, all actions reasonably necessary to properly file, maintain and protect the Group Companies Intellectual Property, excluding the Abandoned Patents, and performed all other formalities required by applicable Laws in connection with such Group Companies Intellectual Property, including, for the FB Held Patent Rights which are not Abandoned Patents, payment in full and in due time of all applicable registration, renewal and maintenance fees and expenses to the relevant Governmental Authority, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and all assignments (and licenses where required) of the Group Companies Intellectual Property have been duly recorded with the appropriate Governmental Authorities. The lists of all material actions that must be taken within 90 days of the Closing Date with respect to any of the Registered IP referred to in Section 4.3(a)(xvii) above are true and complete as of the Closing Date. Without limiting the foregoing, the Group Companies and, to the Sellers’ Knowledge, France Brevets, have taken all actions reasonably necessary to develop, maintain and protect the FB Held Patent Rights, including without limitation ensuring that the number of Patent Families in the FB Held Patent Rights was in no event and at any time less than twenty-eight (28), and that the FB Held Patent Rights which are not Abandoned Patents are not expired, cancelled, or abandoned.

(d)	Schedule 8.2.10(d) (License Agreements) provides:

(i)
a true and complete list of all licenses, sublicenses, and other Contracts under which any of the Group Companies is granted rights in any third-party Technology or Intellectual Property Rights (excluding any Publicly Available Software) (i) embedded or incorporated into or distributed with any Group Companies Product, (ii) used by any of the Group Companies in the development or support of any Group Companies Product, or (iii) used or held for use by any of the Group Companies for any other purpose (excluding, for purposes of clause (iii) only, any generally available, off-the-shelf Software licensed by any of the Group Companies on standard terms);

(ii)
a summary of any of the Group Companies’ remaining payment and accounting obligations, if any, with respect to each of the licences, sublicences and Contracts listed on Schedule 8.2.10(d), excluding agreements for generally available, off-the-shelf Software licensed by any of the Group Companies on standard terms;

(iii)
a true and complete list of all licenses, sublicenses or other agreements under which any of the Group Companies or, with respect to the FB Held Patent Rights, France Brevets or any of France Brevets Affiliates, has granted rights, licenses or interests in the Group Companies Intellectual Property or Group Companies Technology to others except for the licenses granted to customers for the use of Products. Without limiting the foregoing, Schedule 8.2.10(d) provides a true and complete list of all licenses, sublicenses, or other agreements under which any of the Group Companies has granted rights, licenses or interests in the FB Held Patent Rights and/or the Thomson Trademark.

(e)
Schedule 8.2.10(e) (Source Code Agreements) provides a true and complete list of (A) all agreements pursuant to which any of the Group Companies has provided Source Code owned by the Group Companies or detailed design documentation of any Group Companies Product or any material part thereof owned by the Group Companies to a third party, and (B) all third parties to whom any of the Group Companies has granted a contingent right to receive the Source Code of any Group Companies Product or any material part thereof, or contingent right to manufacture the Group Companies Products and Services, whether pursuant to an escrow arrangement or otherwise. Except as set out in Schedule 8.2.10(e), none of the Group Companies has directly or indirectly granted any rights, licenses or interests in the Source Code of its Software, or has provided or disclosed the Source Code to any third party. Schedule 8.2.10(e) provides a complete and accurate list of all Source Code deposited by any of the Group Companies at the Agence de Protection des Programmes or any other escrow agency, and these deposits have been duly updated for each new major version of the software of said Source Code.

(f)	Schedule 8.2.10(f) (Products and Services) provides a true and complete list of all Group Companies Products and Services as of the date hereof.

(g)
The Group Companies do not need any Intellectual Property Rights or Technology other than those identified in Schedule 8.2.10(a) in order to conduct their businesses as conducted until now, including the design, manufacture, license and sale of all Group Companies Products and Services. Except as set out in Schedule 8.2.10(d), no Person other than the Group Companies has any right to any such Intellectual Property Rights.

(h)
The Group Companies have taken reasonable steps consistent with industry standard practices to safeguard and maintain the secrecy, confidentiality, and value of all trade secrets and confidential information that are material to their businesses. None of the Group Companies has disclosed any of their confidential information to any other Person except where a legally binding, fully enforceable, confidentiality agreement in respect of such disclosure is in place. Without limiting the foregoing, (i) Intellectual Property Rights owned or used by the Group Companies have been kept strictly confidential where such confidentiality was required to maintain their value, (ii) there has been, to the Sellers’ Knowledge, no misappropriation of any trade secrets or other confidential Intellectual Property Rights or Technology used in connection with the businesses of the Group Companies by any Person; (iii) to the Sellers’ Knowledge, no employee, independent contractor or agent of any of the Group Companies has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of the businesses of the Group Companies; and (iv) neither the Group Companies, nor any employee, independent contractor or agent of any of the Group Companies is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement, or contract relating in any way to the protection, ownership, development, use or transfer of the Group Companies Intellectual Property or Group Companies Technology.

(i)
Except as set out in Schedule 8.2.10(i) (Third Parties and Employees IP Rights), all third parties (such as, without limitation, consultants) and employees having contributed since May 1, 2011 to the discovery or development of any of the Group Companies Intellectual Property and Group Companies Technology, including third parties and employees having participated in the inventions protected by the Group Companies Intellectual Property, did so either within the scope of his/her employment as part of his/her “mission inventive”, or pursuant to a written consultancy agreement such that, subject to and in accordance with applicable Laws and/or pursuant to such consultancy agreement, all Intellectual Property Rights arising therefrom and to the extent thereof became the sole and exclusive property of the Company. Except as set out in Schedule 8.2.10(i), no employee or former employee of any of the Group Companies is entitled under any contractual provision or under any applicable Law to validly claim any right over an Intellectual Property Right resulting from an invention or a creation performed within his/her professional activities. No outstanding amount is currently owned by any of the Group Companies in relation to such work under any contractual provision, and all third parties and employees having participated in the inventions protected by Group Companies Intellectual Property have been appropriately compensated in accordance with applicable Laws and the applicable Collective Agreements.

(j)
Except as set forth in Schedule 8.2.10 (j) (Intellectual Property Claims), there are no pending or, to the Sellers’ Knowledge, threatened in writing claim, action, dispute, or Proceedings against any of the Group Companies, any of their employees, or, with respect to the FB Held Patent Rights, to the Sellers’ Knowledge, France Brevets, (i) alleging infringement, misappropriation or any other violation of any Intellectual Property Rights of any Person by any of the Group Companies or any of their respective products or services, or (ii) challenging the scope, ownership, validity, or enforceability of any of the Group Companies Intellectual Property or of any of the Group Companies’ rights under or to the Intellectual Property Rights and Technology licensed to the concerned Group Company and used in or necessary for the conduct of its business as presently conducted. Without limiting the foregoing, no interference, opposition, reexamination, inter-partes review, post-grant review, or other Proceeding initiated by a third party is or has been pending in which the scope, validity, or enforceability of any of the Group Companies Intellectual Property is being or has been challenged. None of the Group Companies Intellectual Property has been found invalid or unenforceable in whole or in part. Neither the Group Companies Intellectual Property nor the Group Companies Technology is subject to any outstanding judgment, decree, order, writ, award, injunction or determination of an arbitrator or a Governmental Authority (other than office actions and correspondence regarding pending patent applications and trademark applications) restricting the rights of any of the Group Companies with respect thereto or, with respect to the FB Held Patent Rights, restricting the rights of France Brevets. To the Sellers’ Knowledge, the use of Group Companies Intellectual Property or Group Companies Technology by any of the Group Companies does not infringe upon or misappropriate, breach or otherwise conflict with the Intellectual Property Rights or Technology of any third party, including by way of counterfeit or unfair competition. Neither the Sellers nor any of the Group Companies has received any notice alleging any such infringement or misappropriation.

(k)
Except as set out in Schedule 8.2.10(k) (Publicly Available Software), no Group Companies Product (including any Group Companies Product currently under development) contains any Publicly Available Software. All Publicly Available Software used by any of the Group Companies has been used by the Group Companies in its entirety and without modification. The Group Companies have taken all reasonable steps consistent with industry standard practices to avoid incorporation in a Group Companies Product, or otherwise use of, Publicly Available Software in a manner that would require, or condition the use, distribution or otherwise making commercially available of any Group Companies Product on (x) the disclosure, licensing or distribution of any other Software combined, distributed or otherwise made commercially available with such Publicly Available Software in Source Code form, or (y) the licensing or otherwise making available such Publicly Available Software and/or of other Software combined, distributed or otherwise made commercially available with such Publicly Available Software, or any associated Intellectual Property Rights, on a royalty free basis.

(l)
None of the Group Companies Products contains any Harmful Code, and the Group Companies have used commercially reasonable efforts to prevent the introduction of such Harmful Code to all Software that is incorporated in or provided with the Group Companies Products and Services.

(m)
No funding, facilities, or personnel of any Governmental Authority or educational institution were, since May 1, 2011, used, directly or indirectly, to develop or create, in whole or in part, any of the Group Companies Intellectual Property, the Group Companies Technology, or the Group Companies Products and Services.

(n)
Except as set out in Schedule 8.2.10(n) (Standard Essential Patent Declarations), none of the Sellers, the Group Companies, and to the Sellers’ Knowledge, France Brevets or France Brevets Affiliates, has made any written submission to, and is subject to any agreement with, any standards bodies or other entities that would obligate the Sellers or the Group Companies, any successor to or assignee of any of the Group Companies, or France Brevets or France Brevets Affiliates, to grant licenses to or otherwise impair its control of the Group Companies Intellectual Property, the Group Companies Technology, or the Group Companies Products and Services.

(o)
To the Sellers’ Knowledge, the Group Companies Products and Services do not (a) contain any defect or error in design, materials or workmanship that would materially and adversely affect the use, functionality, or performance of such Group Companies Products and Services; or (b) fail to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Group Companies Products and Services.

(p)
The Sellers and Group Companies have obtained all approvals necessary for exporting the Group Companies Products and Services outside of France in accordance with all applicable Laws, export control, embargo and other regulations, and importing the Group Companies Products and Services into any country in which the Group Companies Products and Services are now sold or licensed for use, and all such export and import approvals in France and throughout the world are valid, current, outstanding and in full force and effect.

(q)
On the date hereof, to the Sellers’ Knowledge, France Brevets owns all right, title, and interest in and to the FB Held Patent Rights, including without limitation all rights, title and interest in the FB Held Patent Rights to sue for infringement thereof. To the Sellers’ Knowledge, France Brevets has not created any Liens or Encumbrances on the FB Held Patent Rights since it entered into the PLA1 Agreement. With respect to FB Held Patent Rights, France Brevets and France Brevets Affiliates are not bound by, and no FB Held Patent Rights is subject to, any agreement or arrangement containing any covenant or other provision that in any way limits or restricts the ability of France Brevets or France Brevets Affiliates to use, exploit, assert or enforce any FB Held Patent Rights anywhere in the world. Without limiting the foregoing, neither Kepler nor the transferee(s) of the FB Held Patent Rights pursuant to the IP Agreement will be subject to a covenant or any other provision that in any way limits or restricts its ability to use, exploit, assert or enforce any FB Held Patent Rights anywhere in the world as a result of the IP Agreement, or any transaction entered into by France Brevets related to the FB Held Patent Rights.

(r)
No Person has interfered with, infringed upon or misappropriated any of Group Companies Intellectual Property or Group Companies Technology, or is currently doing so, and the Group Companies have taken all necessary steps to protect the Intellectual Property Rights they own or use against any such infringements. There is no current or threatened in writing claim, dispute, or Proceedings against any third party relating to the infringement or other violation of the Group Companies Intellectual Property or Group Companies Technology by third parties. With respect to FB Held Patent Rights, France Brevets or any of France Brevets Affiliates has not put a third party on notice of actual or potential infringement of any of the FB Held Patent Rights or initiated enforcement actions with respect to any of the FB Held Patent Rights.

(s)
On the Closing Date, (i) all operations and transactions relating to the implementation and full completion of the IP Recovery will have been validly completed, in accordance with all applicable Laws and with this Agreement, and (ii) France Brevets and France Brevets Affiliates will cease to have any right, title and interest in and to FB Held Patent Rights, including any Abandoned Patents in the FB Held Patent Rights.

(t)
There shall be no additional consideration for the license granted by Thomson Licensing SAS (383 461 191 RCS Nanterre) under the Patent Cross-License Agreement entered into on May 3, 2011 by and between Kepler and Thomson Licensing (the “PCLA”), of any nature whatsoever, whether for the past, or for the future as a result of the completion of the Transaction, including but not limited to, the acquisition of the control of the Target Companies by the Mother Company, claimed by Thomson Licensing within a period of one (1) year from the date of execution of the Put Option Agreement, nor further to any sales audit conducted by or for the account of Thomson Licensing pursuant to the PCLA during such one (1)-year period (the “Specific Thomson Licensing Occurrence”). Notwithstanding anything to the contrary in this Agreement, the Sellers shall indemnify and hold harmless the Purchaser, on a “euro” for “euro” basis (without application of any multiple or formula), from any Loss incurred by the Purchaser or any of the Group Companies in connection with any Specific Thomson Licensing Occurrence, subject only to a specific deductible (franchise) of one million Euros (€1,000,000) (the “Specific Thomson Licensing Indemnity”), unless, but only to the extent that, any such Loss is due to, or increased by (in which case the Specific Thomson Licensing Indemnity shall be due and be reduced to the extent of such increase), any external growth transaction other than the Transaction completed by any means whatsoever by any entity of the group controlled by the Mother Company (including, after Closing, any Target Company) within a one (1)-year period from the date of execution of the Put Option Agreement. Each Party undertakes not to make any contact, of any nature whatsoever, with Thomson Licensing aiming at, or being reasonably expected to result in, a Specific Thomson Licensing Occurrence, without involving the Purchaser (if the contacting Party is a Seller) or the Sellers’ Representative (if the contacting Party is the Purchaser).

8.2.11	Information Technology - Data Protection

(a)
All records and all data and information of the Group Companies are recorded, stored, maintained or operated or otherwise held exclusively by the Group Companies or by service providers retained by the Group Companies pursuant to Contracts, a list of which is provided in Schedule 8.2.11(a) (Data Storage).

(b)
The Group Companies fully comply with the requirements of all applicable Laws concerning rights in respect of privacy and personal data. The personal data of third parties processed by the Group Companies and/or transferred to the Purchaser has been lawfully obtained and/or otherwise processed pursuant to applicable data privacy and protection Laws and the Purchaser, the Group Companies and their Affiliates will, as of the Closing Date, be entitled to use the same and grant such rights therein towards its customers and business partners in the manner practiced by the Group Companies in the past.

(c)
There are no compliance measures by data protection authorities pending against any of the Group Companies which could have an impact on the Group Companies and no such compliance measures have been taken during the preceding three (3) years.

(d)	The Group Companies have valid support agreements with the suppliers of the information technology systems, pertaining to the Group Companies, under which preventative and corrective maintenance services, software upgrades and help desk services for the information technology systems are provided to the Group Companies.

(e)
The computer hardware, Software and data used by the Group Companies can be replaced or substituted without material disruption to the business of the Group Companies. In the three (3) years prior to the date of the Agreement, there have been no computer software interruptions which have had a material effect on the business of any Group Company.

(f)
The Group Companies have adequate procedures to ensure internal and external security of the computer hardware, computer software and data, including procedures for preventing unauthorized access, preventing the introduction of a virus and taking and storing on-site or off-site back-up copies of the computer software and data.

8.2.12	Agreements

(a)
All agreements entered into by any of the Group Companies after December 31, 2010 (a “Group Companies Agreement” or collectively, the “Group Companies Agreements”) are valid and in full force and effect, except for those Group Companies Agreements that are terminated, enforceable in accordance with their terms and conditions and in compliance with applicable Laws. The Group Companies have always complied with all their obligations under the Group Companies Agreements.

(b)
Schedule 8.2.12(b) (Material Contracts) sets out a true and complete list of all Material Contracts. Schedule 8.2.12(b) specifies for each Material Contract the name of the concerned Group Company, the registration number in the Group Companies’ ERP, the date of registration in the Group Companies’ ERP, the name of the customer, the revenues recognized as of the Reference Date and the currency.

(c)
All Material Contracts are valid and in full force and effect, enforceable in accordance with their terms and conditions and in compliance with applicable Laws.  The Group Companies have always complied with all their obligations under the Material Contracts.  None of the Group Companies have waived any right under any Material Contract.

(d)
Except as set out in Schedule 8.2.12(d) (Affected rights and obligations under Group Companies Agreements and Material Contracts), there are no circumstances (including as a result of the Transaction) which would:

(i)	challenge or reduce any rights of any Group Company under any Group Companies Agreement or Material Contract or increase any of its obligations thereunder;

(ii)	constitute a breach or default under any such Group Companies Agreement or Material Contract;

(iii)
result in, or authorize, the voidance, termination, suspension, acceleration of any payment, payment of late-payment interest, penalties or indemnities of any kind under any such Group Companies Agreement or Material Contract; or

(iv)	otherwise affect the performance or renewal of any such Group Companies Agreement or Material Contract.

(e)
Except as set out in Schedule 8.2.12(e) (Specific Contracts), there are no agreements (including any Group Companies Agreement or Material Contract) or any commitment whatsoever to enter into an agreement having one or more of the following characteristics:

(i)	the termination of which would result in a Material Adverse Change; or

(ii)	requiring performance after December 31, 2016; or

(iii)
the termination by the Group Companies of which is subject to (a) prior notice equal to or longer than six (6) months and/or (b) payment by the Group Companies of a contractual penalty or indemnity of any nature whatsoever in excess of fifty thousand Euros (€50,000) (VAT included); or

(iv)	involving a payment or a series of payments by the Group Companies in excess of fifty thousand Euros (€50,000) (VAT included) in the aggregate until December 31, 2016; or

(v)	entered into with any Governmental Authority; or

(vi)	relating to the granting of subsidies or other financial assistance to any of the Group Companies; or

(vii)
containing a change of control, acceleration or similar provision that would be triggered by the completion of Transaction or under which the rights and/or obligations of any Group Company may be adversely affected by the completion of the Transaction; or

(viii)
limiting the freedom of a Group Company to develop technology, to do business or to compete, or prohibiting or restricting the conduct of certain activities or pursuant to which a Group Company confers or is granted with an exclusivity; or

(ix)
entered into under conditions other than at arm's length, involving obligations, restrictions or expenditures of an unusual, onerous or exceptional nature of an amount in excess of fifty thousand Euros (€50,000) (VAT included) for the Group Companies other than in the ordinary and usual course of business; or

(x)	involving agency or distributorship, involving partnership, joint venture, consortium, joint development, shareholders or similar arrangements; or

(xi)	being loss making except, as to commercial agreements, for losses provided or recorded in the Accounts; or

(xii)
being to result in unlimited liability or joint and several liability of any Group Company; or explicitly providing for contractual penalties or liquidated damages of an amount in excess of fifty thousand Euros (€50,000) (VAT included); or

(xiii)	having liability or litigation risk for an amount in excess of fifty thousand Euros (€50,000) (VAT included); or

(xiv)	having the effect or purpose of sharing profits or revenues with third parties or the payment of commission or other remuneration calculated by reference to profit or turnover, which may result in a payment by the Group Companies of more than fifty thousand Euros (€50,000) (VAT included); or

(xv)	having no volume discount clauses, where any Group Company is the customer, or having volume discount clauses, where any Group Company is the supplier, or having most favored customer clauses.

(f)	All arrangements with employees/ customers/ third parties are in writing and there has not been any verbal commitment of any kind to any party.

8.2.13	Commercial Relations

(a)
Schedule 8.2.13(a) (Largest Suppliers and Customers) provides a true and complete list of (i) the ten (10) largest suppliers of the Group Companies taken as a whole in terms of purchase on the basis of the Accounts, and (ii) of the twenty (20) largest customers of the Group Companies taken as a whole in terms of sales on the basis of the Accounts and with an aggregate value for each customer superior to five hundred and forty-five thousand Euros (€545,000).

(b)	There are no agreements that may oblige any Group Company, whether immediately or in the future, to accept imposed purchase prices to which such Group Company has not previously agreed to.

(c)
Except as indicated in Schedule 8.2.13(c) (Modifications of the commercial relations), none of the Sellers or the Group Companies has been informed in writing that any customer or supplier of any Group Company has decided or intends to cease, reduce or otherwise adversely modify, whether immediately or in the future, its commercial relationship with any Group Company for any reason other than in the ordinary course of business.

(d)
Except as indicated in Schedule 8.2.13(d) (Events impacting the Group Companies’ supplies), to the Sellers’ Knowledge, there are no events or circumstances other than those arising from the general economic situation that may endanger the Group Companies’ supplies or outlets, or the conditions applicable thereto.

(e)	Neither any of the Sellers nor its Affiliates is engaged, directly or indirectly, in the businesses of the Group Companies other than through the Group Companies.

8.2.14	Sales Representatives Independent Contractors

(a)
Schedule 8.2.14(a) (List and description of the Group Companies’ sales support activities agreements) provides a true and complete list of all the Group Companies’ sales support activities agreements entered into by and between (i) any Group Company and (ii) sales representatives independent contractors or sales support providers (the Persons listed in (ii) hereinabove, the “Sales Representatives Independent Contractors”), together with reasonable detail on the main terms of said sales support activities agreements (including duration, territory, products concerned, rate of commission).

(b)	No commercial agency agreement has been entered into by any of the Group Companies.

(c)
Any amounts superior to fifty thousand Euros (€50,000) owed to Sales Representatives Independent Contractors have been duly paid in time by the Group Companies or are fully reserved for in the Accounts and the Group Companies have no outstanding liabilities superior to fifty thousand Euros (€50,000) towards any current or former Sales Representatives Independent Contractors, including those resulting from the termination or breach of its agreement. There are no Proceedings pending or, to the Sellers’ Knowledge, threatened in writing involving the Group Companies and any of their former or current Sales Representatives Independent Contractors.

(d)
No employment agreement has been entered into by any Group Company with current or former Sales Representatives Independent Contractors and none of the Group Companies have granted any loans or other financial assistance to their Sales Representatives Independent Contractors.

(e)	There are no individuals and companies working as independent contractors for any of the Group Companies other than the Sales Representatives Independent Contractors.

8.2.15	Insurance Policies

(a)
Schedule 8.2.15(a) (Insurance Policies) provides a true and complete list of the insurance policies maintained by the Group Companies or to which any Group Company is a named insured or otherwise the beneficiary of the coverage which will be available on and after the Closing Date (the “Insurance Policies”). Schedule 8.2.15(a) specifies for each Insurance Policy the name of the insurance company, the policy number, a description of the scope, nature and amount of the risk covered, the duration of the policy, the annual premium amount and the amount of the deductible, if any.

(b)
All Insurance Policies are valid and in full force and effect. Unless modified by the Purchaser, the Insurance Policies which will be available after the Closing Date will remain valid and in full force for any incident covered by Insurance Policies with a cause or origin in an event which occurred prior to the Closing Date, whether known or unknown at such date.

(c)
Each Group Company benefits from insurance coverage with solvent insurance companies that are in scope and amount customary and reasonable for the businesses in which it has been or is engaged, in accordance with past practices and the businesses of the Group Companies as conducted until now. Each Group Company is validly insured for all material risks which may result from the conduct of its activities, including without limitation, for the acts of its Managers or employees and in respect of those risks relating to the possession or use of assets which it owns or uses (including loss of earnings, exceptional loss or liability).

(d)	All premiums due with respect to such Insurance Policies have been paid on time and the Group Companies have made the adequate reserves for the amount of such premiums in the Accounts.

(e)
The Group Companies have not breached any material provisions of the Insurance Policies and have properly declared any incident which might give rise to an indemnification under any of the Insurance Policies.

(f)
There is no outstanding claim under any such Insurance Policies. The Group Companies have not suffered any damages nor know of any fact that might give rise to an increase of any insurance premium or deductible as currently applied under the Insurance Policies. Schedule 8.2.15(f) (Insurance Claims) further sets out the incidents in respect of which any Group Company has made claims under the Insurance Policies for the last three (3) years together with the amount of payments made under such Insurance Policies in respect thereof.

(g)	None of the Group Companies has done anything or received any notification and, to the Sellers’ Knowledge, there are no circumstances that would result in the termination of any Insurance Policy,

reduce the insurance coverage there under, prevent the renewal of any policy on its existing terms or otherwise modify any Insurance Policy in an adverse manner for the Group Companies.

8.2.16	Tax, Social Security and Customs

(a)	Except as indicated in Schedule 8.2.16(a) (Exceptions to Tax, Social Security and Customs Declarations):

(i)	the Group Companies have kept all Tax documentation, information, software or hardware required to be kept by applicable Tax Law;

(ii)
the Group Companies have timely filed with the appropriate Governmental Authorities any and all Tax Returns that were required to be filed by or on behalf of such Group Company on or before the Closing, and each such Tax Return, was and is complete and correct, including in respect of the amount, existence and possibility to use the Tax losses, Tax credits and carried-back receivables of the Group Companies, it being specified that this possibility to use Tax losses, Tax credits and carried-back receivables is subject to the Group Companies making taxable profits in future tax years and refraining from taking any action in the future leading to the loss of these Tax losses, Tax credits and carried-back receivables;

(iii)	the Group Companies have timely paid all Taxes shown to be payable in such Tax Returns; and

(iv)	the reserves for accrued Tax liabilities set forth in the Accounts are, in accordance with the French GAAP, adequate to pay all Taxes due in connection with their respective date.

(b)	Except as indicated in Schedule 8.2.16(b) (Tax Audits), none of the Group Companies:

(i)	has been nor is the subject of any Tax audit, reassessment or litigation relating any of the financial years ended or ending on December 31, 2012, 2013, 2014 or 2015; and

(ii)	has received any request for information from any Tax Authority.

(c)
The Group Companies listed in Schedule 8.2.16(c) (Perimeter of Tax Consolidation Regime) have validly and timely opted for the tax consolidation regime (“intégration fiscale”) with the Holding as the parent company of the tax consolidated group.

(d)	None of the Group Companies is acting as Tax representative for any company other than one of the Group Companies.

(e)	None of the Group Companies benefit from any Tax ruling or similar arrangement granted by any Tax Authority.

(f)
The transactions carried out by any Group Company with any of the Sellers and any related party of the relevant Group Company (within the meaning of Article 39.12 of the French Tax code) have been carried out at arm’s length.

(g)
Except as set forth in Schedule 8.2.16(g) (Tax Costs generated by the Performance of this Agreement), neither the performance by each of the Sellers of its obligations hereunder, nor the consummation of the transactions contemplated herein (including the pre-Closing transactions described in Section 5), will generate any Tax cost for any of the Group Companies.

(h)
The “CIR” and “CICE” Tax credit receivables recorded in the individual corporate Accounts of the relevant Group Companies are valid, fully recoverable and will not be successfully challenged by any Governmental Authority or Tax Authority.

8.2.17	Labor Matters

(a)
Schedule 8.2.17(a) (List of the Employees of the Companies) provides a true and complete list of (i) all individuals employed by the Group Companies and indicates for each of them, their duties, term of office, seniority and a description of their compensation details (including any fringe benefits, pensions, bonuses, incentive schemes, accrued paid holidays and working time related benefits (R.T.T.)).

(b)
None of the Managers or Key Employees of the Group Companies has resigned or has informed the Sellers or, to the Sellers’ Knowledge, any Group Company of his/her intention to resign in writing. None of them has been dismissed or is subject to a dismissal procedure which is pending.

(c)
Schedule 8.2.17(c) (List of the Collective Agreements) provides a true and complete list of all collective agreements applicable to each Group Company (the “Collective Agreements”). Collective Agreements shall include in particular the applicable national collective bargaining (conventions collectives) and company agreements (accords collectifs) and any agreements established with staff representatives (accords atypiques) or with the employees (referendum) or description of companies practices (usages). In particular, it provides true and complete copies of the following Collective Agreements:

(i)
retirement, profit sharing, growth sharing, company savings plans, retirement bonus, stock purchase or stock option plans, or any other similar agreement for the benefit of their respective employees or Managers;

(ii)
any document describing the remuneration policy, including premiums, bonuses, commissions, incentive schemes, and advantages in kind, awarded to all of the staff or certain categories thereof or to the Managers;

(iii)
any unilateral undertaking or other regional, local, company or business branch practices (usages), that provide for advantages exceeding those resulting from applicable Laws or collective bargaining agreements.

(d)
All Collective Agreements entered into at any Group Company’s level comply with applicable Laws, have been regularly filed, whenever required, are valid and in full force and effect. The Group Companies comply and have complied with and performed their obligations under these Collective Agreements and, to the Sellers’ Knowledge, none of the Group Companies has received any notices, claims or litigation from the Governmental Authorities, staff representatives or employees in this respect.

(e)	All Group Companies have, in due time, regularly entered into all mandatory collective agreements or action plans.

(f)	None of the Group Companies has contracted any pension benefit obligations for any of their employees or Managers.

(g)
The Group Companies do not participate in or contribute to any (i) retirement plans; (ii) profit-sharing bonus or other incentive schemes; or (iii) other benefit plans, in all instances, other than those which are compulsory under applicable Laws and Collective Agreements.

(h)
Standard forms of employment agreements used by the Group Companies are set out in Schedule 8.2.17(h) (Standard Forms of Employment Contracts). The terms and conditions of the employment contracts between each Group Company and its employees, as well as the conditions of employment of any employee of the Companies, comply with applicable Laws and the Collective Agreements.

(i)
Schedule 8.2.17(i) (Specific Employment Contracts) provides a true and complete copy of the employment contracts entered into with the Key Employees and with the Managers/company officers of the Group Companies. Schedule 8.2.17(i) further provides a table identifying all employees of the Group Companies who benefit from advantages in excess of those arising from applicable Laws or the Collective Agreements such as defined benefit retirement schemes or golden parachutes payments or whose employment contract otherwise differs from the standard form of employment contract set out in Schedule 8.2.17(h).

(j)
Except as indicated in Schedule 8.2.17(j) (Extra Notice Period or Indemnity in Employment Contracts), none of the Group Companies has entered into any Contracts or undertaking with any of its employees or company officers which provide, in the event of termination, for a notice period or payment of an indemnity which exceeds that provided for by applicable Laws and Collective Agreements.

(k)
Except for the annual increase subject to conditions decided as of July 1, 2016 amounting to 1% of the employees’ gross monthly salary, neither the Sellers nor any Group Companies have undertaken to increase the rates of remuneration or to grant a bonus or advantage of any kind or pay any compensation to any of its employees or Managers as a result of the completion of the Transaction or otherwise after the date hereof, other than as imposed by applicable Laws or by the Collective Agreements.

(l)	The Group Companies have no outstanding liabilities or obligations towards their former employees or Managers, including under settlement agreements.

(m)
No Group Company has entered into any agreement which could lead to the reclassification of the relationship with any individual as an employment contract with any Group Company or which could be considered as illegal lending or bargaining of employees, in the past three years. None of the Group Companies has received any written notices, claims or litigation from the Governmental Authorities, staff representatives, or employees in this respect, in the past three years.

(n)
No Group Company has entered into any subcontracting agreement which could lead to the reclassification of the relationship with any individual as an employment contract with any Group Company or which could be considered as illegal lending or bargaining of employees, in the past three years. None of the Group Companies has received any notices, claims or litigation from the Governmental Authorities, staff representatives, or employees in this respect, in the past three years.

(o)
All amounts owing to any Managers or employees of any Group Companies (including under benefit plans or retirement indemnities accrued to the employees) for all periods ending on or prior to the Closing Date will have been timely paid in full or will have been fully reserved for or provided as off-balance sheet commitments in the Closing Accounts. No work accident or any professional disease has occurred that is likely to trigger an increase of the insurance rate in any of the Group Companies. There has been no agreement of any kind such as would increase the rates of social contributions. In particular, no work related accident insurance increase (taux majoré de cotisation d’accident du travail) has been applied or is likely to be applied to any of the Group Companies.

(p)
Except as set forth in Schedule 8.2.17(p) (Compliance with labor Laws), the Group Companies are and have been in compliance with all applicable Laws relating to labor and social security matters and none of the Group Companies has received any notices, claims or litigation from the Governmental Authorities, staff representatives, or employees in this respect, in the past three years. In that respect, the Seller has duly informed and consulted the existing works’ council, in connection with the entering into of this Agreement and the transactions provided for herein and said works’ council has accordingly issued an opinion in compliance with applicable Laws.

(q)
All of the Group Companies have taken any and all necessary actions under applicable Laws related to working time related benefits (R.T.T.) and holiday pays and have paid all amounts due to any employees in accordance with applicable Laws and none of the Group Companies has received any notices, claims or litigation from the Governmental Authorities, staff representatives, or employees in this respect, in the past three years. All related costs or expenses are adequately provided in the Accounts and/or the Closing Accounts, as appropriate.

(r)
There are no pending or, to the Sellers’ Knowledge, threatened in writing Proceedings instituted by the Labor Administration (Inspection du Travail ou DIRECCTE), the Social Security Administration (URSSAF) or any Governmental Authority competent for applicable labor Laws, union or employees’ representatives, a current or former employee nor involving any Group Company and any of its present or former employees or Managers for a stated amount greater than ten thousand Euros (€10,000). No union or staff representative has expressed during meetings with Management or through leaflets any threat of claim against any Group Company.

(s)
None of the Group Companies has made any undertakings, including undertakings to maintain or to terminate any employments agreements, within the context of any redundancy plan (plan de sauvegarde de l’emploi, or former plan social), an unemployment plan that has not been performed in full or fully reserved for in the Accounts and/or the Closing Accounts, as appropriate. None of the Group Companies incurs any liability towards any of its employees or Managers or any former employees or Managers nor is liable to make any payment to any of them including by way of damages.

(t)
There is no pending or, to the Sellers’ Knowledge, threatened in writing labor strike, work stoppage or other organized disturbance or disruption of the labor force of any of the Group Companies. Schedule 8.2.17(t) (Description of Previous Strikes or Labor Conflicts) identifies in reasonable details any such event that has occurred in the past three years.

8.2.18	Environment

(a)	To the Sellers’ Knowledge, there are no circumstances that could be expected to result in liabilities of any Group Company arising under or relating to environmental protection or Environmental Laws.

(b)
No hazardous substances (such as asbestos) prohibited or regulated by any Environmental Laws or Governmental Authority exists or, to the Sellers’ Knowledge, have ever existed on any Real Property owned or occupied by any of the Group Companies (whether in the buildings or on the ground or underground) and no hazardous wastes of any kind are or, to the Sellers’ Knowledge, have been stored or otherwise released on or from any such Real Property.

(c)
Schedule 8.2.18(c) (List of Environmental Reports) provides a true and complete copy of all environmental reports issued by or on behalf of the Group Companies or which relate directly or indirectly to the activities of any Group Company. The cost of compliance by all Group Companies with Environmental Laws, with the provisions of the corresponding Governmental Authorizations or with the recommendations contained in any such environmental reports, is sufficiently provided for in the Accounts.

(d)
All Group Companies have at all times in the past sold, transferred, transported or arranged for the transportation, treated for elimination or arranged for the treatment or elimination of hazardous substances or wastes in compliance with the Environmental Laws.

8.2.19	Litigation

(a)
Except as set forth in Schedule 8.2.19(a) (Pending or foreseen Proceedings), there are no Proceedings of any kind, currently pending or, to the Sellers’ Knowledge, possibly foreseen, involving any Group Company or to which any Group Company is a party.

(b)	No administrative, judicial or arbitration decisions have been rendered against any Group Company that may result in a Material Adverse Change.

(c)	None of the Group Companies are or have been subject to any Proceedings which could prevent or delay the consummation or modify the terms of the Transaction.

(d)	No matter exists which may give rise to the criminal liability of any Group Company and/or any of its Managers resulting in a Loss.

8.2.20	Products and Services Liability

(a)
There is no pending or, to the Sellers’ Knowledge, threatened in writing Proceedings against any Group Company relating to the quality of the products or services sold, manufactured, delivered or performed by sub-contractors of any of the Group Companies (the “Products and Services”). To the Sellers’ Knowledge, none of the Group Companies may incur any liability as a result of the sale, manufacture, delivery or performance of the Products and Services.

(b)
None of the Products and Services has any hidden or apparent faults or defects for which the customers can claim any damages under the relevant agreements. The Products and Services conform to applicable Laws, contractual commitments, standards and norms (including safety standards) applicable to them.

(c)
Except as set forth in Schedule 8.2.20(c) (Warranty granted with respect to the Products and Services), no warranty has been granted with respect to the Products and Services pursuant to which the Group Companies would be liable beyond the limits and periods provided for by the general conditions of sale provided by the contractual documentation applicable to such Products and Services and set out in Schedule 8.2.20(c).

8.2.21	Compliance with Laws

(a)
All Governmental Authorizations required for the Group Companies to conduct their activities and own, build, operate or use their assets, as now being conducted or owned, built, operated or used, have been obtained in compliance with applicable Laws and are in full force and effect. Schedule 8.2.21(a) (Governmental Authorizations) provides a true and complete list of all such Governmental Authorizations.

(b)
Each Group Company has conducted its activities and owned, built, operated or used its assets in compliance with all applicable Laws. To the Sellers’ Knowledge, there are no circumstances that may result in the withdrawal, suspension, non-renewal or modification of any Governmental Authorizations referred to in Paragraph (a) above.

(c)
Neither the Sellers nor, to the Sellers’ Knowledge, the Group Companies favored by any means a deceitful justification of the origin of the assets or income of any offence’s perpetrator (auteur d’un crime ou d’un délit) whose offence provided such perpetrator a direct or indirect benefit, nor helped a transaction aiming at the investment, concealment or conversion of the direct or indirect benefit of any offence.

8.2.22	Relations with the Sellers

(a)
Upon the Closing Date, neither the Sellers, nor any Affiliate of the Sellers, save for in respect of (i) the employment contracts entered into with any Group Company and/or (ii) the corporate mandates and offices exercised within any Group Company, which will remain in force notwithstanding Closing:

(i)
will hold, either together or separately, directly or indirectly, in whole or in part, any property, assets or rights whatsoever that any Group Company needs to own, use, exercise or benefit from for purposes of carrying out all or part of its activities; or

(ii)
will be a creditor or debtor of any Group Company or will be able, whether currently or in the future (on the basis of the relationships existing on or prior to the Closing Date), to exercise any claim or right against any Group Company or owe any obligation to any of them; or

(iii)	will have granted any Guarantee to secure any Group Company’s undertakings, or is the beneficiary of any Guarantee granted by any Group Company; or

(iv)	generally, will have entered into any agreement with any Group Company.

(b)
As of the Closing Date, and except as otherwise provided for in this Agreement, there is no agreements or arrangements in force or likely to produce some effects between any of the Group Companies, on the one hand, and any of the Sellers, on the other hand. All the transactions pursuant to such agreements and arrangements have been properly and duly settled and there remain no exposure whatsoever for any of the Group Companies pursuant thereto.

8.2.23	No Undisclosed Agreements with Managers and Key Employees

There will at Closing be no in force Contracts, agreements, plans or arrangements of the Sellers or any of their Affiliates or Connected Persons entered into among themselves or with Managers or Key Employees of any of the Group Companies not disclosed herein, including with respect to the allocation among the Sellers of the Final Price, the Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment, the Backlog Adjustment and any Refund.

8.2.24	Management since the Reference Date

(a)
Except as set forth in Schedule 8.2.24(a) (Management of the Group Companies since the Reference Date), since the Reference Date, the Group Companies have carried on their activities only in the ordinary course of business, with due care and attention as bon père de famille (de façon prudente, diligente et soigneuse) and in substantially the same manner as theretofore conducted and none of the Group Companies has taken nor committed to take any of the actions set forth in Section 5.9(b) above, except as may have been (x) required by applicable Laws or any Governmental Authority or (y) expressly contemplated elsewhere in this Agreement, or (z) consented to in writing by the Purchaser in accordance with the provisions of Section 5.9.

(b)	Since the Reference Date, no circumstance, event or fact relating to any of the Group Companies has occurred that may constitute a Material Adverse Change.

8.2.25	Intermediaries

(a)
None of the Group Companies have any liability or obligation to pay any fees or commissions to any broker, finder, agent or advisor, including attorneys and statutory auditors, with respect to any of the transactions contemplated by this Agreement or relating to the Transaction.

(b)
All professional fees or any other amounts due by any of the Group Companies to any advisors, including to attorneys and statutory auditors, have been paid and none of these advisors has any claim against such Group Company.

8.2.26	Completeness of Representations and Warranties

(a)
The Sellers have not omitted to disclose or misstated to the Purchaser during the negotiation of the Transaction any material circumstances, events or facts whatsoever concerning the Group Companies or the Ordinary Shares, the ORAs, the OCRs and the OBSAs, nor the Transferred Securities other than the ManCo Shares.

(b)	The Sellers have taken all necessary actions to obtain from the Group Companies all information necessary to enable them to make the representations contained in this Section 8.2.

(c)	There is no circumstance, event or fact relating to any of the Group Companies that may constitute a Material Adverse Change that has not been set forth in this Agreement.

8.3	Additional Representations by the ManCo Shareholders Individually but not Jointly (conjointement mais non solidairement)

The ManCo Shareholders hereby represent and warrant individually and not jointly (conjointement mais non solidairement) (but, for the avoidance of doubt, without prejudice to the provisions of Section 11.10, which shall apply), except as set forth or included in the Disclosures Schedules, to the Purchaser, as of the date hereof and as of the Closing Date (except for such representations which are expressly made as of the date hereof or as of the Closing Date and are therefore made on such date only), as set forth below.

8.3.1	ManCo
ManCo is a company (société par actions simplifiée) duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to own its assets and conduct its activities as they have been and are now being conducted.

(a)	A true, accurate and complete copy of the by-laws and of the certificate of incorporation of ManCo is set out in Schedule 8.3.1(b) (By-laws and Certificate of Incorporation of ManCo).

(b)
ManCo is not nor has been in a state of insolvency (en état de cessation des paiements), nor subject to any Bankruptcy Proceedings and no facts exist that would result in any such event occurring. There is no reason which could lead ManCo to incur its nullity or its dissolution (other than voluntary).

(c)	Since its incorporation, ManCo exists and operates validly and regularly, in compliance with applicable Laws.

(d)	Since its incorporation, ManCo has not carried out any activities other than the management of its cash and of its shareholding in the Holding.

(e)
All corporate decisions made by the management bodies of ManCo have always been made in compliance with its by-laws and the applicable Laws, duly recorded in the corporate registers that will be provided to the Purchaser on the Closing Date and all required registration formalities or filings have been performed. The share transfer registers and shareholders’ accounts that will be provided to the Purchaser on the Closing Date have been properly and regularly maintained.

8.3.2	The ManCo Shares

(a)	The ManCo Shares represent 100% of the share capital and voting rights of ManCo.

(b)
Except for the ManCo Shares, ManCo has not issued, nor approved the issuance of, any shares, warrants or Securities of any nature whatsoever; and there are no options or other agreements or undertakings pursuant to which ManCo is or may become obligated to issue any shares, warrants or other Securities of any nature whatsoever.

8.3.3	ManCo’s Accounts

(a)	The Accounts of ManCo, as attached as Schedule 8.3.3(a) (Accounts of ManCo):

(i)	have been prepared on a consistent basis in accordance with French GAAP;

(ii)
are accurate and complete (réguliers et sincères) and present a true and fair view (donnent une image fidèle) of the assets, financial condition and results of operations of ManCo, in compliance with the provisions of article L. 123-14 of the French Commercial Code, as of the date and for the periods covered thereby; and

(iii)
for the fiscal year ended on December 31, 2014, have been approved at the ordinary general meeting of its shareholders without qualification (sans réserve) or modification in accordance with applicable Laws and ManCo’s by-laws.

(b)
ManCo has no liabilities, of any kind, that are not reflected in the Accounts other than those incurred in the ordinary course of business since the Reference Date. The aggregate amount of all liabilities of ManCo does not exceed €10,000.

(c)	ManCo has not granted any security, warranty or other off balance sheet undertakings.

(d)
ManCo owns 3,635,755 Ordinary Shares. Except for the 3,635,755 Ordinary Shares it holds, ManCo does not (i) hold any other interest, directly or indirectly, in any Entity, nor (ii) have any asset other than cash, as the case may be.

(e)	ManCo’s net assets exceed €3,625,755.

(f)
The Required Financials relating to ManCo, when delivered, will (i) have been derived from the books and records of ManCo, (ii) be true and correct in all material respects and (iii) fairly present the financial position, results of operations and cash flows of ManCo at the date and for the periods indicated therein, except as indicated in the footnotes thereto.

8.3.4	Tax Matters

ManCo has kept all Tax documentation, information, software or hardware required to be kept by applicable Tax Law. ManCo has timely filed with the appropriate Governmental Authorities any and all Tax Returns that were required to be filed by or on behalf of ManCo on or before the Closing, and each such Tax Return, was and is complete and correct. ManCo has timely paid all Taxes shown to be payable in such Tax Returns.
8.3.5    Employees

ManCo has no employees and is not linked to any supplier or service provider. It has no liabilities of any kind towards former directors, employees or other suppliers.
8.3.6    Contracts

Except for the Existing Loan Agreements which shall automatically terminate at Closing pursuant to Section 5.12 above, provided that all the transactions contemplated hereby have been completed, ManCo has not entered into any Contracts that are still in force or likely to produce some effects.
8.3.7    Litigation

(a)	There are and have been no Proceedings of any kind, currently pending or, to the Manco Shareholders’ Knowledge, possibly foreseen, involving ManCo or to which ManCo is a party.

(b)	Neither ManCo nor any of its Managers may incur any joint, indefinite or criminal liabilities resulting in a Loss.

8.3.8    Management since the Reference Date

(a)
Since the Reference Date, ManCo has carried on its activities only in the ordinary course of business, with due care and attention as bon père de famille (de façon prudente, diligente et soigneuse) and in substantially the same manner as theretofore conducted and has not taken nor committed to take any of the actions set forth in Section 5.9(b) above, except as may have been (x) required by applicable Laws or any Governmental Authority or (y) expressly contemplated elsewhere in this Agreement, or (z) consented to in writing by the Purchaser in accordance with the provisions of Section 5.9.

(b)	Since the Reference Date, no circumstance, event or fact relating to ManCo has occurred that may constitute a Material Adverse Change.

8.3.9    Intermediaries

(a)
ManCo has no liability or obligation to pay any fees or commissions to any broker, finder, agent or advisor, including attorneys and chartered accountants, with respect to any of the transactions contemplated by this Agreement or relating to the Transaction.

(b)	All professional fees or any other amounts due by ManCo to any advisors, including to attorneys and chartered accountants, have been paid and none of these advisors has any claim against ManCo.

8.3.10	Completeness of Representations and Warranties

(a)
The ManCo Shareholders have not omitted to disclose or misstated to the Purchaser during the negotiation of the Transaction any material circumstances, events or facts whatsoever concerning ManCo or the ManCo Shares.

(b)	The ManCo Shareholders have taken all necessary actions to obtain from ManCo all information necessary to enable them to make the representations contained in this Section 8.3.

(c)	There is no circumstance, event or fact relating to ManCo that may constitute a Material Adverse Change that has not been set forth in this Agreement.

9.	INDEMNIFICATION

9.1	Principle

(a)	Liability of each Indemnifying Seller Individually

From and after the Closing and subject to the provisions of this Section 9, each Indemnifying Seller undertakes, only as to itself and only as to the Ordinary Shares, ORAs, OCRs, OBSAs and ManCo Shares it owns and to the Transferred Securities it will own, to indemnify and hold harmless the Purchaser, on a “euro” for “euro” basis (without application of any multiple or formula), from any Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made by each such Indemnifying Seller in Section 8.1 (for the avoidance of doubt, notwithstanding any disclosure of the same to the Purchaser (or any of its Affiliates) prior to Closing pursuant to Section 5.10(a) and/or clause 9(a) of the Put Option Agreement).
In addition, FPCI Winch Capital 3 hereby expressly undertakes, from and after the Closing and subject to the provisions of this Section 9, to indemnify and hold harmless the Purchaser, on a “euro” for “euro” basis (without application of any multiple or formula), from any Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made by Montalivet Networks in Section 8.1 (for the avoidance of doubt, notwithstanding any disclosure of the same to the Purchaser (or any of its Affiliates) prior to Closing pursuant to Section 5.10(a) and/or clause 9(a) of the Put Option Agreement).

(b)	Liability of the Indemnifying Sellers Individually but not Jointly (conjointement mais non solidairement)

From and after the Closing and subject to the provisions of this Section 9, the Indemnifying Sellers (including FPCI Winch Capital 3, Mr. de Puyfontaine and FPCI CIC Mezzanine 3) undertake, individually but not jointly (conjointement mais non solidairement) (but, for the avoidance of doubt, without prejudice to the provisions of Section 11.10, which shall apply), to indemnify and hold harmless the Purchaser, on a “euro” for “euro” basis (without application of any multiple or formula), from any Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made in Section 8.2 (for the avoidance of doubt, notwithstanding any disclosure of the same to the Purchaser (or any of its Affiliates) prior to Closing pursuant to Section 5.10(a) and/or clause 9(a) of the Put Option Agreement), irrespective of whether such representations and warranties were made by all the Sellers (including Montalivet Networks) or by the

Sellers other than FPCI Winch Capital 3, Montalivet Networks, Mr. de Puyfontaine and FPCI CIC Mezzanine 3 and including, for the avoidance of doubt, to the extent of which any such representations and warranties has been made by Montalivet Networks.

(c)	Liability of the ManCo Shareholders Individually but not Jointly (conjointement mais non solidairement)

From and after the Closing and subject to the provisions of this Section 9, the ManCo Shareholders undertake, individually but not jointly (conjointement mais non solidairement) (but, for the avoidance of doubt, without prejudice to the provisions of Section 11.10, which shall apply), to indemnify and hold harmless the Purchaser, on a “euro” for “euro” basis (without application of any multiple or formula), from any Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made in Section 8.3 (for the avoidance of doubt, notwithstanding any disclosure of the same to the Purchaser (or any of its Affiliates) prior to Closing pursuant to Section 5.10(a) and/or clause 9(a) of the Put Option Agreement).

(d)
The Parties hereby agree that any sums relating to a Loss due by an Indemnifying Seller pursuant to the preceding Paragraphs (the “Refund”) shall be paid to the Purchaser (or to the relevant Target Company, at the Purchaser’s election).

(e)
With respect to any Refunds paid pursuant to Sections 9.1(a) and 9.1(b) above, such payments shall be deemed to constitute an adjustment to the Final Price and, with respect to any Refunds paid pursuant to Section 9.1(c) above, such payments shall be deemed to constitute an adjustment to the Final Price within the limit of the portion of the Final Price represented by the ManCo Shares.

9.2	Calculation

(a)	In calculating the amount of the Refund relating to any Loss incurred or suffered by the Purchaser or any of the Target Companies, the following amounts shall be deducted:

(i)
any Tax benefit effectively realized by the Purchaser or the relevant Target Companies attributable to (and that would not have arisen but for) the matter, event or circumstance giving rise to such Loss, provided that a Tax benefit shall be deemed to be realized only if it gives rise to a reduction of the amount of corporate Tax that would have been effectively paid in the absence of such Loss, on account of the financial year in which the Loss is accounted for;

(ii)
any sum paid to the Purchaser or any Target Company net of any applicable income Tax (whether as indemnity or otherwise) by a Third Party in relation to such Loss, including any insurance proceeds (netted against deductibles, retroactive premiums, increases of premiums resulting from the matter, event or circumstance underlying such Loss over a period of twelve (12) months, collection costs and other costs associated with making or pursuing any such claims, as applicable);

(iii)
any sum relating to such Loss actually taken into account for the determination of the Adjusted Initial Price as mentioned in the Purchaser Completion Statement, as agreed or determined in accordance with the provisions of Section 2.5 above;

(iv)	any provision or reserve made in the Accounts in relation to the matter, event or circumstance which gave rise to such Loss.

(b)	The amount of the Refund shall be increased by the amount of any Taxes which could be owed by the Purchaser or the relevant Target Companies as a result of the payment of such Refund.

(c)
If and to the extent that any Loss is the result of (i) a Tax reassessment of a Target Company relating to the fiscal years ended on December 31, 2012, 2013, 2014 or 2015 whose sole effect is to shift a Tax liability from one fiscal year to another, or (ii) a Tax reassessment relating to value added tax that can be recovered by the relevant Target Company, the Refund shall be limited to the amount of any penalty or interest charge in relation thereto due by the relevant Target Company.

(d)
For purposes of determining the amount of the Refund relating to any Loss under this Agreement, any amount which is not a Euro amount shall be converted from the relevant foreign currency into Euros by using the Relevant Exchange Rate.

(e)
If the Indemnifying Sellers pay to or for the benefit of the Purchaser or the concerned Target Company an amount in respect of any Claim and the concerned Target Company subsequently receives from any other Person any payment in respect of the matter giving rise to such Claim, the Purchaser shall thereupon pay to the Indemnifying Sellers an amount equal to the payment received (except to the extent that the liability of the Indemnifying Sellers in respect of the Claim was reduced to take account of such payment) less any costs and expenses incurred by the Purchaser and/or the concerned Target Company in this respect. Such payment shall be made to such accounts of Indemnifying Sellers as shall be notified by the Sellers’ Representative to the Purchaser for such purpose, together with the allocation of the amount of such payment among the Indemnifying Sellers. Such allocation shall be made under the sole and exclusive responsibility of the Sellers and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

(f)
The Purchaser hereby undertakes to inform, and to cause the relevant Target Companies to inform, in a timely manner the Sellers’ Representative of the occurrence of any element which may be taken into account for purposes of Sections 9.2(a), 9.2(b), 9.2(c) and 9.2(e). Any Refund shall only be owed for the net amount of any Loss calculated (i) after deduction or addition, as the case may be, of the items referred to in Sections 9.2(a) and 9.2(b) and (ii) taking into account the provisions of Section 9.2(c).

(g)
Solely for purposes of determining the amount of the Refund relating to any Loss under this Agreement, the representations, warranties, covenants and agreements of the Parties set forth in this Agreement shall be considered without regard to any qualification based on “materiality” or “Material Adverse Change” or terms of similar import.

(h)
Notwithstanding anything to the contrary contained in this Agreement, neither any Seller nor the Sellers’ Representative (on behalf of all the Sellers) shall have any right of contribution, indemnification or similar right from or against any Target Company with respect to any Claim arising in connection with any acts or omissions occurring at or prior to the Closing, and effective as of the Closing. Each Seller and the Sellers’ Representative hereby waive and release the Target Companies, the Purchaser and each of their respective Affiliates from any such right of contribution, indemnification or similar right from or against any Target Company with respect to any Claim against such Seller or the Sellers’ Representative (on behalf of all the Sellers).

9.3	Exclusions - Limitations

9.3.1	Exclusions

(a)	The Indemnifying Sellers shall have no liability under this Section 9 in respect of any Loss which shall occur or be increased (but in this case only to the extent of such increase) as a result of:

(i)	any retrospective change in any applicable Law occurring on or after Closing;

(ii)
any change in valuation rules or accounting or Tax policies, practices and methods of any of the Target Companies compared to those used when preparing the Accounts occurring after Closing, except where such change is required to comply with applicable Laws;

(iii)
any voluntary act, negligence, omission or transaction carried out on or after Closing by or at the written request of or with the written consent of the Purchaser or any of its Affiliates or any of their successors in title or assignees;

(iv)
any action made by the Sellers or their Affiliates (including any of the Target Companies) pursuant to, or in accordance with this Agreement, it being specified that such exclusion shall not apply to any action made in the context of the preparation, audit and delivery of the Required Financials and of the implementation and completion of the IP Recovery or pursuant to Sections 5.1 to 5.5 of this Agreement;

(v)	any damages solely attributable to diminution of value or lost profits or opportunities.

(b)
The Indemnifying Sellers shall have no liability under this Section 9 in respect of any Loss incurred or suffered in connection with any breach or inaccuracy of, or omission in, a given representation and warranty in the event that such Loss occurs or is increased (but in this case only to the extent of such increase) as a result of any fact, event or circumstances which has been set forth in the Disclosure Schedules (i) expressly referring to such representation and warranty through a specific reference to the corresponding number of Subsection of Section 8 and letter of Paragraph of such Subsection and (ii) stating that it is an exception to such representation and warranty.

(c)
Notwithstanding the fact that a Loss may result from a breach or inaccuracy of more than one of the representations and warranties of the Sellers hereunder, the Indemnifying Sellers’ liability may only recover once in respect of such Loss (i.e., no double recovery).

9.3.2	Limitations

(a)	Thresholds
Except as provided under Paragraph (d), no Refund shall be due under this Section 9, unless and only to the extent that the amount for which the Indemnifying Sellers may be liable under this Section 9, after application of the provisions of Section 9.2, exceeds:

(i)
in respect of any single Claim other than Claims with respect to any Loss caused by, arising from or related to any breach or inaccuracy of, or omission in, any representation or warranty made under Section 8.2.17, an individual amount of fifty thousand Euros (€50,000), provided that such amount shall constitute a threshold (seuil de déclenchement) and not a deductible (franchise), the Indemnifying Sellers being liable for the total amount of such Loss and not only for the amount of such Loss in excess of such threshold (it being agreed that a series of Losses arising from common origins shall be aggregated and treated as a single Loss);

(ii)
in respect of any single Claim with respect to any Loss caused by, arising from or related to any breach or inaccuracy of, or omission in, any representation or warranty made under Section 8.2.17, an individual amount of ten thousand Euros (€10,000), provided that such amount shall constitute a threshold (seuil de déclenchement) and not a deductible (franchise), the Indemnifying Sellers being liable for the total amount of such Loss and not only for the amount of such Loss in excess of such threshold (it being agreed that a series of Losses arising from common origins shall be aggregated and treated as a single Loss); and

(iii)
in the aggregate, in respect of all Claims, a cumulative threshold of an amount of three hundred and fifty thousand Euros (€350,000), provided that such amount shall constitute a threshold (seuil de déclenchement) and not a deductible (franchise), the Indemnifying Sellers being liable under this Section 9 when such threshold is reached and then for the entire amount of the Losses and not only for the amount of the Losses which is in excess of such threshold;

it being specified that none of such thresholds shall be applicable with respect to any Loss caused by, arising from or related to any breach or inaccuracy of, or omission in, any representation or warranty made under Sections 8.1, 8.2.1, 8.2.10(t), 8.2.16(g), 8.2.16(h), 8.2.24 and 8.3.

(b)	Cap

Except as provided under Paragraph (d), the aggregate amount of the Refund for which the Indemnifying Sellers may be liable under this Section 9 shall in any circumstances be limited to:

(i)
the Final Price, as converted from US Dollars into Euros by using the Escrow Closing Average Exchange Rate, in respect of any breach of the representations or warranties made under Sections 8.1, 8.2.1, 8.2.10(t), 8.2.16(g) and 8.2.16(h); and

(ii)
US Dollars 13,500,000, as converted from US Dollars into Euros by using the Escrow Closing Average Exchange Rate, in respect of any breach of the representations or warranties made under Section 8.2 other than the representations or warranties made under Sections 8.2.1, 8.2.10(t), 8.2.16(g) and 8.2.16(h);

it being expressly specified that (i) such two caps shall be deemed independent so as the consummation of one of them shall not consummate the other and (ii) no cap shall apply in respect of any breach of the representations or warranties made under Section 8.3.
Notwithstanding the foregoing:

(i)
the overall amount of Refund for which the Indemnifying Sellers (collectively) may be liable under this Section 9 in respect of any breach of the representations or warranties made under Section 8 other than the representations or warranties made under Section 8.3 shall be limited to the Final Price, as converted from US Dollars into Euros by using the Escrow Closing Average Exchange Rate;

(ii)	the overall amount of Refund for which each Indemnifying Seller (other than FPCI Winch Capital 3) may be liable under this Section 9 in respect of any breach of the representations or warranties made under Section 8 other than the representations or warranties made under Section 8.3 shall be limited to such Indemnifying Seller’s Allocable Fraction of the Final Price, as converted from US Dollars into Euros by using the Escrow Closing Average Exchange Rate;

(iii)
the overall amount of Refund for which FPCI Winch Capital 3 may be liable under this Section 9 in respect of any breach of the representations or warranties made under Section 8 other than the representations or warranties made under Section 8.3 shall be limited to the sum of (i) its Allocable Fraction of the Final Price and (ii) Montalivet Networks’ Allocable Fraction of the Final Price, as converted from US Dollars into Euros by using the Escrow Closing Average Exchange Rate;

(iv)
the overall amount of Refund for which each ManCo Shareholder may be liable under this Section 9 in respect of any breach of the representations or warranties made under Section 8.3 shall be limited to such ManCo Shareholder’s Allocable ManCo Fraction of the overall amount of Refund for which the ManCo Shareholders (collectively) may be liable under this Section 9 in respect of any breach of the representations or warranties made under Section 8.3.

(c)	Time Limitations

(i)
A Claim may give right to a Refund if notice of such Claim is made before the date which is eighteen (18) months after the Closing Date, except for Claims made pursuant to Sections 8.1, 8.2.1, 8.2.16, 8.2.17 and 8.3 which may be made until thirty (30) Business Days after the expiration of the applicable statute of limitations with respect thereto.

(ii)
The Indemnifying Sellers’ obligations under this Section 9 shall continue as to any matter as to which a Claim is submitted in writing to the Sellers’ Representative prior to the time limitations specified above and identified as a Claim (regardless of the fact that the amount of the potential Loss or Refund is not precisely known or determined at the time of the corresponding Claim Notice) until such time as such Claims and matters are resolved.

(d)	Fraud and Willful Misconduct

The Indemnifying Sellers hereby expressly acknowledge that none of the limitations contained in Section 9.3 shall apply to and limit in any manner any Claim that arises as a result of fraud or willful misconduct by the Sellers or their Affiliates (including the Target Companies) prior to the Closing, or any Person whose liability the Sellers or their Affiliates (including the Target Companies) may have retained or assumed either contractually, by operation of applicable Law, or otherwise.

9.4	Claim Notices

(a)
In the event that the Purchaser considers in good faith that it has a claim to receive a Refund from the Indemnifying Sellers under this Section 9 (a “Claim”), then the Purchaser shall send to the Sellers’ Representative a written notice (a “Claim Notice”) which shall specify:

(i)	the grounds for such Claim (including whether or not the Claim is based on a Third Party Claim); and

(ii)	to the extent possible at the time of the Claim Notice, the amount or the estimated amount of the Loss giving rise to such Claim and of the Refund claimed in respect thereto;

all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which a right to be paid is claimed, and such available supporting evidence as may reasonably be needed by the Indemnifying Sellers to assess the merits of the Claim and, to the extent possible, the computation of the Refund or the estimate of the Loss giving rise to the Claim.

(b)	The Claim Notice shall be sent by the Purchaser to the Sellers’ Representative:

(i)
if the Claim arises in connection with any claims, verifications or judicial or administrative proceedings by any Third Party (a “Third Party Claim”); within twenty (20) Business Days after receipt by the relevant Target Company of actual notice of such Third Party Claim or, if required by the circumstances (e.g.; in the case of emergency proceedings or when a response to notification must be given within a time period in order to avoid a forfeiture of rights), within a shorter period, if practicable, to enable the Sellers’ Representative to exercise its rights hereunder to participate in the defense of the relevant Target Company’s interests; and

(ii)	for any other Claims, no later than thirty (30) Business Days after the Purchaser or the relevant Target Company first becomes aware of the facts upon which the Claim is based;

provided that any failure to notify a Claim in due time shall have no consequence on the validity of such Claim nor shall relieve the Indemnifying Sellers of any liability they may have to the Purchaser in respect of such Claim. In addition, the failure to notify a Claim in due time shall not reduce the amount of the Loss to be covered by the Indemnifying Sellers in respect to such Claim nor the amount of the Refund relating to such Loss, except to the sole extent that such failure results in an increase of such Loss and only within the limit of the amount of such increase.

(c)
The Sellers’ Representative (on behalf of the relevant Indemnifying Seller or of all the Indemnifying Sellers or of all the ManCo Shareholders) may object in whole or in part to a Claim in a written statement (providing explanations with supporting evidence as may reasonably be required to assess the merits of such objection) (the “Response”) within thirty (30) days (or such shorter period of time to permit the Purchaser to take the necessary action as required by the circumstances or to meet procedural deadlines) after receipt of the corresponding Claim Notice, failing which it shall be irrevocably deemed to have agreed upon such Claim on behalf of the relevant Indemnifying Seller, of all the Indemnifying Sellers or of all the ManCo Shareholders, as the case may be. In case of objection notified by the Sellers’ Representative in accordance with the provisions of this Paragraph, the Sellers’ Representative and the Purchaser shall meet within thirty (30) days (or such shorter period of time to permit the Purchaser to take the necessary action as required by the circumstances or to meet procedural deadlines) following the receipt of the Response by the Purchaser in order to attempt in good faith to reach an agreement with respect to (i) the validity of the Claim and/or, (ii) if the corresponding Claim Notice included the Purchaser’s final determination of the amount of the Loss giving rise to such Claim and of the Refund claimed in respect thereto and in the event that such amounts are disputed, the amount of such Claim. If no such agreement can be reached after good faith negotiations within a period of thirty (30) days following the receipt by the Purchaser of the Response relating to the corresponding Claim Notice, the dispute may be settled in accordance with the provisions of Section 11.12.

9.5	Claims Involving Third Parties

(a)
In the event of a Third Party Claim, the procedure described in this Section 9.5 shall apply and the Purchaser shall (i) provide to the Sellers’ Representative any relevant documentation(s) sent by the Third Party in question giving notice of the Third Party Claim, (ii) keep the Sellers’ Representative informed of any development of the Third Party Claim, (iii) provide the Sellers’ Representative (at the Sellers’ expense) with copies of all relevant documents and such other information relating to the Third Party

Claim in its possession as may be reasonably requested by the Sellers’ Representative, and (iv) consider to the extent possible, but without any obligation to follow, any reasonable advice or suggestions provided by the Sellers’ Representative.

(b)
Whenever the Purchaser or a Target Company is entitled to recover any amounts which could be or has been the subject of a Claim hereunder, the Purchaser shall make its, and shall cause the relevant Target Company to make its reasonable efforts to avoid or mitigate any Loss, including prosecuting diligently and in good faith any claim that it or any of the Target Companies may have to receive indemnification or any other recovery (including insurance proceeds) from any Third Party.

(c)
The Sellers’ Representative (on behalf of the relevant Indemnifying Seller, of all the Indemnifying Sellers or of all the ManCo Shareholders) may participate, at the Sellers’ expense, in the defense of any Third Party Claim with counsel of its choice, who shall cooperate with the counsel of the Purchaser or the Target Company concerned. The Sellers’ Representative shall exercise its rights under this Section 9.5 reasonably, in good faith and taking into account the reasonable corporate and commercial interests of the Target Companies. The Purchaser shall provide and shall cause the Target Companies to provide the Sellers’ Representative with all information or documents in relation to the Third Party claim which the Sellers’ Representative may reasonably request. The Sellers’ Representative shall notify the Purchaser of its intent to participate to the defense of such Third Party Claim within twenty (20) Business Days from the date of receipt of the Claim Notice. Failing the receipt by the Purchaser of such notification within such period of time, the Sellers’ Representative shall be deemed having waived its rights to participate to the defense of the given Third Party Claim.

(d)
The Purchaser, acting reasonably and in good faith, may, and may cause the Target Companies to, make any admission of liability, agreement, settlement or compromise with any third Party in relation to any Third Party Claim after having informed and obtained the prior written consent of the Sellers’ Representative, which consent shall not be unreasonably withheld.

(e)
The Purchaser shall ensure that the Sellers’ Representative and its advisors are given such information and documents relating to the Third Party Claim as the Sellers’ Representative and its advisors may reasonably require in connection therewith.

9.6	Duty to Mitigate

The Parties shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Loss which in the absence of mitigation might give rise to a liability in respect of any Claim. The Indemnifying Sellers shall not be liable for any increase in the amount of a Loss (but only to the extent of such increase) if and to the extent such increase is attributable to the absence of mitigation of the Loss by the Purchaser.

9.7	Disclosures

(a)
No Indemnifying Seller shall be released, in all or in part, from its obligations to pay a Refund to the Purchaser in connection with a Claim by invoking any lack of awareness of the facts in question. Notwithstanding the foregoing, the Indemnifying Sellers may invoke the lack of awareness of the facts giving rise to a Claim each time a representation or warranty granted under this Agreement starts with or includes the following expression: “to the Sellers’ Knowledge”.

(b)
Notwithstanding anything to the contrary in this Agreement, the Indemnifying Sellers shall not be released, in all or in part, from their obligation to indemnify the Purchaser in connection therewith by invoking any knowledge that the Purchaser has, may have or should have of the facts giving rise to the Claim (including as a result of any investigations made by the Purchaser or any oral or written disclosure made by the Sellers or their Affiliates (including the Target Companies) or their respective Connected Persons during the due diligence, whether through the Data Room or otherwise, the negotiations, pursuant to Section 5.10 above or clause 9 of the Put Option Agreement, in this Agreement or in the Schedules thereto other than the relevant Disclosure Schedules). Without limiting the generality of the foregoing, any representation and warranty of the Sellers made under Section 8 is subject only to the corresponding Disclosure Schedules.

(c)
The approval by the Purchaser, as shareholder of ManCo, of the Holding or otherwise, of the financial statements of any of the Target Companies related to any period ending on or after the Closing Date shall not constitute, where applicable, a waiver by the Purchaser of its right to indemnification under this Section 9.

9.8	Payment

(a)	Subject to the limitations set forth in Section 9.3 above, payments of Refunds shall be made in Euros as follows:

(i)
in connection with a Third Party Claim, within ten (10) Business Days following receipt by the Sellers’ Representative of a notice sent by the Purchaser evidencing that the amount of the Third Party Claim is being due and payable as a result of a final enforceable and non-appealable decision of the court or as a result of the execution of a settlement agreement; and

(ii)
in connection with any other Claim, within fifteen (15) Business Days following the date on which the Sellers’ Representative and the Purchaser are or are deemed to be in agreement on the validity and the amount of the Claim in accordance with Section 9.4 above, or in the event of a disagreement between the Sellers’ Representative and the Purchaser, following the date (i) of the final enforceable and non-appealable decision rendered in accordance with Section 9.4 and Section 11.12 in respect of such disagreement or (ii) of execution by the Sellers’ Representative and the Purchaser of any settlement agreement with respect to such disagreement.

(b)
The Purchaser or the Target Companies shall have the right, but not the obligation, to offset any amount due to it by the Indemnifying Sellers under this Section 9.8, as converted from Euros into US Dollars by using the Closing Average Exchange Rate, against any amount which may remain payable to the Sellers under this Agreement.

(c)
Any payment required to be made pursuant to this Section 9.8 which is not made before the expiry of a thirty-day (30) period from its due date, shall carry interest at the rate of ten (10) percent per annum (on the basis of a year of 365 days) from the due date for payment until (and including) the date of actual payment.

(d)
The rules of allocation of the Refund among the Indemnifying Sellers shall be determined in accordance with Sections 2.9, 9.1 and 9.3.2(b) above, it being expressly specified, for the avoidance of doubt, that:

•
Each Indemnifying Seller shall be fully liable for the payment of any Refund relating to a Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made by such Seller in Section 8.1;

•
FPCI Winch Capital 3 shall be fully liable for the payment of any Refund relating to a Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made by Montalivet Networks in Section 8.1;

•
Without prejudice to the provisions of Section 11.10 below, which shall apply, for the payment of any Refund relating to a Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made by the Sellers individually but not jointly (conjointement mais non solidairement) in Section 8.2, (i) each Indemnifying Seller (other than FPCI Winch Capital 3) shall be liable for its Allocable Fraction of such Refund and (ii) FPCI Winch Capital 3 shall be liable for the sum of (x) its Allocable Fraction of such Refund and (y) Montalivet Networks’ Allocable Fraction of such Refund; and

•
Without prejudice to the provisions of Section 11.10 below, which shall apply, for the payment of any Refund relating to a Loss incurred or suffered by the Purchaser or any of the Target Companies in connection with any breach or inaccuracy of, or omission in, the representations and warranties made by the ManCo Shareholders individually but not jointly (conjointement mais non solidairement) in Section 8.3, each ManCo Shareholder shall be liable for its Allocable ManCo Fraction of such Refund.

9.9	Collateral

(a)
On the Closing Date and as guarantee of any Sellers’ payment obligations under Section 2.6, Section 3.3(d) and this Section 9, the Indemnifying Sellers and the Purchaser shall enter into the Escrow Agreement and the Purchaser shall transfer the Amount in Escrow to the Escrow Account in accordance with the provisions of Section 2.4, as security for the Downward Adjustment (if any), the Remaining Purchaser IP Recovery Cost and Expenses and the Claims made under this Section 9. All interests or revenue of any nature whatsoever deriving from the Amount in Escrow shall be allocated among the Purchaser and the Indemnifying Sellers pro rata the portion of the principal of the Amount in Escrow to be released to each of them pursuant to the Escrow Agreement, Sections 2.6 and 3.3(d) above and this Section 9.9.

(b)
The Amount in Escrow shall be kept and shall remain in the Escrow Account pursuant to the provisions of the Escrow Agreement. Such agreement shall provide that the Amount in Escrow be released in all or in part to the Purchaser in accordance with Sections 2.6 and 3.3(d) above and as soon as any payment is due by any Indemnifying Seller pursuant to Section 9.8, upon notification of the Sellers’ Representative and the Purchaser to such effect. It shall only be released to the Sellers upon joint notification of the Sellers’ Representative and the Purchaser in respect thereto.

(c)
To the extent that the amount remaining in the Escrow Account is insufficient to satisfy in full any amount due to the Purchaser pursuant to Section 9.8, the excess shall be paid within the timeframe provided for in Section 9.8(a) to the Purchaser by the relevant Indemnifying Sellers by wire transfer in immediately available Euro funds to the bank account(s) whose details shall be notified by the Purchaser to the Sellers’ Representative no later than five (5) Business Days in advance.

9.10	Exclusivity of Remedy

(a)
Save in the event of fraud, fraudulent misrepresentation (dol) or dishonesty of the Sellers, the indemnification provided for in this Section 9 shall be after the Closing Date the exclusive remedy of the

Purchaser against the Indemnifying Sellers in respect of the indemnification of any Loss arising out of a breach of the representations and warranties of the Sellers set forth in Section 8 and the Purchaser hereby waives any right that it may have to rescission or termination of this Agreement in such respect.

(b)
Notwithstanding anything to the contrary in this Agreement, (i) all rights and/or remedies available under applicable Laws shall remain available to the Purchaser in case of breach by any Seller of any of its covenants, undertakings or obligations (other than the representations and warranties of the Sellers set forth in Section 8) under this Agreement (including as Sellers’ Representative), including the right to claim damages, and (ii) nothing herein shall prevent the Purchaser from seeking and obtaining injunction relief or specific performance (exécution forcée) in respect of any obligation under this Agreement and the other Transaction Documents, which the Sellers expressly acknowledge. In such respect, each Seller hereby waives irrevocably its rights under Article 1142 of the French Civil Code (Code civil).

10.	TERMINATION

10.1	Primary Causes

This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a)	by mutual written consent of the Purchaser and the Sellers’ Representative (on behalf of all the Sellers);

(b)
by either the Purchaser or the Sellers’ Representative (on behalf of all the Sellers) upon written notice served to the non-terminating Party, if any permanent injunction or action by any Governmental Authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement shall have been issued or taken and shall have become final and non-appealable;

(c)
by the Sellers’ Representative (on behalf of all the Sellers) (so long as none of the Sellers is at such time in breach of any of its material representations, warranties, covenants or agreements contained in this Agreement) upon written notice served to the Purchaser, if (i) the Purchaser shall fail to comply with its obligations set forth in Section 3 on a timely basis and/or with its obligations set forth in Section 4 before the end of the Closing Date, and (ii) such failure to comply has not been cured within five (5) Business Days after the notice by the Sellers’ Representative to the Purchaser of the said failure to comply, it being expressly agreed that such termination would be in addition to and without prejudice to all other rights and/or remedies available to the Sellers against the Purchaser including the right to claim damages;

(d)
by the Purchaser (so long as the Purchaser is not at such time in breach of any of its material representations, warranties, covenants or agreements contained in this Agreement) upon written notice served to the Sellers’ Representative, if (i) any of the Sellers shall fail to comply with its obligations set forth in Section 3 on a timely basis and/or with its obligations set forth in Section 4 before the end of the Closing Date, and (ii) such failure to comply has not been cured within five (5) Business Days after the notice by the Purchaser to the Sellers’ Representative of the said failure to comply, it being expressly agreed that such termination would be in addition to and without prejudice to all other rights and/or remedies available to the Purchaser against the Sellers including the right to claim damages;

(e)	by the Purchaser upon written notice served to the Sellers’ Representative, in accordance with the provisions of Section 5.10(b).

10.2	Non-Occurrence of the Closing

(a)
This Agreement may be terminated by the Purchaser upon written notice served to Sellers’ Representative on the Business Day following the Long Stop Date, in the event that the Closing does not take place on or before the Long Stop Date, because the Conditions Precedent set forth in Sections 3.1(b) to 3.1(d) are not satisfied or validly waived; or

(b)
This Agreement may be terminated by either the Purchaser or the Sellers’ Representative (on behalf of all the Sellers) upon written notice served to the non-terminating Party on the Business Day following the Long Stop Date, in the event that the Closing does not take place on or before the Long Stop Date for any reason other than the non-satisfaction (and absence of waiver) of the Conditions Precedent set forth in Sections 3.1(b) to 3.1(d), unless such eventuality shall be due to the breach by the Party (or Parties) seeking to terminate this Agreement of any of the covenants, agreements or other undertakings set forth in this Agreement to be performed or observed by such Party (or Parties) prior thereto.

10.3	Effect of Termination

If this Agreement is terminated pursuant to Sections 10.1 or 10.2, no Party hereto (or any of its Affiliates and Connected Persons) will have any liability or further obligation under this Agreement to any other Party to this Agreement, except for (a) any liability that shall have accrued prior to such termination, (b) any liability arising out of any breach of this Agreement prior to such termination and (c) the obligations set forth in Section 11 (General Provisions), which shall survive termination (save for Section 11.1).

11.	GENERAL PROVISIONS

11.1	Cooperation

Each of the Parties hereby undertakes to make every effort to take all measures or to ensure that all measures necessary or advisable under applicable Laws are taken in a timely manner for the consummation of the transactions contemplated by this Agreement.

11.2	Confidentiality

11.2.1	Public Announcements

(a)
As from the date of this Agreement, neither any of the Sellers nor the Purchaser shall, and the Sellers and the Purchaser shall procure that none of their respective Affiliates, representatives or advisors shall, issue or cause the publication of any press release or other public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser (if the requesting Party is a Seller) or the Sellers’ Representative (if the requesting Party is the Purchaser), which consent shall not be unreasonably withheld, except that each Party (or any of its Affiliates) shall be permitted to make such public announcements as may be required by applicable Law.

(b)
In the event any such press release, public announcement or other disclosure is required by applicable Law to be made by any Party (or any Affiliate of any Party), the relevant Party shall notify the Purchaser (if the requesting Party is a Seller) or the Sellers’ Representative (if the requesting Party is the Purchaser) prior to the issuance or making of any such press release, public announcement or other disclosure and shall use its commercially reasonable endeavors to consult in good faith with the Purchaser or the Sellers’ Representative (as the case may be) and to take into account the reasonable requirements of the Purchaser or the Sellers’ Representative (as the case may be) as to the timing, contents and manner of making any such press release, public announcement or other disclosure.

(c)
Except to the extent that the Sellers or any Target Company is required by applicable Law to make any such communication, the Sellers’ Representative and the Purchaser shall consult with each other concerning the means by which the Target Companies’ customers and suppliers and others having dealings with the Target Companies will be informed of the transactions contemplated by this Agreement.

11.2.2	Non-Disclosure

(a)
Each Party shall, and shall procure that its Affiliates, keep confidential all information provided to them by or on behalf of the other Parties (or their Affiliates) or otherwise obtained by them in connection with this Agreement which relates to such other Parties (or their Affiliates), except: (i) as may be required by applicable Laws or any Governmental Authority; and (ii) regarding any information which may be or become known to the public other than because of a breach of the non-disclosure obligation thereon.

(b)
Each of the Sellers undertakes, on its behalf and on behalf of its Affiliates, for a period from the Closing Date until the third anniversary of the Closing Date, not to disclose to any Person any confidential information relating to any Target Companies or their business, in particular in respect of business strategy, customers and suppliers, except as may be required by applicable Laws or any Governmental Authority.

11.3	Absence of Third-Party Rights - Assignment

Except as expressly provided herein, this Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that none of the Parties shall assign any of its rights or delegate any of its obligations created under this Agreement without the prior written consent of the other Parties. Notwithstanding anything to the contrary in this Agreement (including the foregoing), the Purchaser is entitled to assign any or all of its rights, interests, or obligations hereunder to any other Affiliate of the Mother Company, including any new company incorporated by the Mother Company or any Affiliate of the Mother Company for that purpose, without having to obtain the consent of the other Parties, which such other Parties hereby expressly acknowledge and agree.

11.4	Guarantee of the Purchaser’s payment obligations

(a)
The Mother Company hereby unconditionally guarantees to the Sellers (as a “caution solidaire”) (the “Mother Company Guarantee”) the performance of the Purchaser’s payment obligations under the terms of this Agreement (the “Guaranteed Obligations”).

(b)
The Mother Company undertakes with the Sellers that, if and whenever the Purchaser does not pay any amount when due under this Agreement, it shall pay such amount within five (5) Business Days following receipt of a written notification sent by the Sellers’ Representative specifying that the Purchaser did not perform any Guaranteed Obligation when due under this Agreement.

(c)	The Mother Company hereby irrevocably and expressly undertakes not to exercise, and waives to the fullest extent lawful:

(i)	Any right that it may have under Articles 2298 (bénéfice de discussion) and 2303 (bénéfice de division) of the French Civil Code;

(ii)
Any rights that it may have under Article 2316 of the French Civil Code to take any action against the Purchaser in the event of any extension of any date for payment of any amount due, owing or payable to the Sellers under this Agreement or any other time indulgence granted by the Sellers to the Purchaser, which is made without the consent of the Mother Company; and

(iii)
Any rights that it may have at any time with respect to any indulgence, release of payment, whether in whole or in part, or any other measures imposed on any of the creditors generally of the Purchaser in a bankruptcy, insolvency, liquidation or similar or analogous proceeding.

(d)
The Mother Company shall not be entitled to transfer or assign its rights and obligations under this Mother Company Guarantee without the prior consent of the Sellers’ Representative. Notwithstanding the foregoing, this Mother Company Guarantee shall remain in full force and effect in case of merger, spin-off or any other operation which entails universal transfer of asset (transmission universelle du patrimoine) and which is affecting the Purchaser.

(e)	This Mother Company Guarantee shall remain in full force and effect as long as any Guaranteed Obligation has not been irrevocably and indefeasibly paid in full.

11.5	Entire Agreement

This Agreement (including its Schedules and together with the Confidentiality Agreement and the Put Option Agreement) represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements other than the Put Option Agreement between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement may be used to show the intent of the parties in connection with this Agreement or shall otherwise be admissible into evidence in any proceeding or other legal action involving this Agreement.

11.6	Waivers and Amendments

No modification of or amendment to this Agreement shall be valid unless set forth in an instrument in writing signed by each of the Parties hereto referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be set forth in an instrument in writing signed by the waiving Party and must refer specifically to the term or condition to be waived and to the circumstances of such waiver. No such waiver shall be deemed to constitute a waiver applicable either to other circumstances involving the same term or condition or to any other term or condition of this Agreement.

11.7	Severability

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11.8	Notices and Communications

(a)
Except as otherwise specifically provided for hereunder, all notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing in the English language and shall be: (x) delivered by hand against an acknowledgement of delivery dated and signed by the recipient; (y) sent by an overnight courier service of recognized international standing (all charges paid); or (z) sent by E-mail or facsimile transmission and confirmed by registered mail (postage prepaid, return receipt requested) (lettre recommandée avec demande d’avis de réception) posted no later than the following Business Day, to the relevant Party at its address, E-mail address and/or fax number set forth below:

If to the Purchaser, to:    Harmonic International AG
Avenue de la Gare 12
1700 Fribourg, Switzerland
Attn:         Raphael Segur
E-mails:     Raphael.Segur@harmonicinc.com and
harmoniclegal@harmonicinc.com
With a copy to:        Harmonic Inc.
4300 North First Street
San Jose, CA 95134, United States of America
Attn:         Timothy Chu, General Counsel
E-mails:     tim.chu@harmonicinc.com and
harmoniclegal@harmonicinc.com
And to:            Shearman & Sterling LLP
114, avenue des Champs-Elysées
75008 Paris, France
Attn :         Nicolas Bombrun
E-mail :     Nicolas.Bombrun@Shearman.com
Phone:        +33.1.53.89.48.48
Fax:         +33.1.42.99.78.00
If to a Seller, to:        The Sellers’ Representative
Mr. Delahousse
15, rue Trébois
92300 Levallois-Perret, France

Attn:         Christophe Delahousse
E-mail:         christophe.delahousse@thomson-networks.com
Fax:         +33.01.34.25.96.80
With a copy to:        Orrick Rambaud Martel
31 avenue Pierre 1er de Serbie
75782 Paris cedex 16, France
Attn :         Saam Golshani
E-mail:         sgolshani@orrick.com
Phone:         +33 1 53 53 75 00
Fax :         + 33 1 53 53 75 01
or to such other Persons or at such other addresses and/or fax numbers as hereafter may be furnished by the Purchaser or the Sellers’ Representative by like notice to the other.

(b)	A notice or a communication shall be deemed to have been received:

(i)	at the time of delivery if delivered personally;

(ii)	at the time of delivery or transmission (if such delivery or transmission is confirmed) if sent by E-mail or by fax;

(iii)	two (2) Business Days after the time and date of mailing if sent by pre-paid inland registered mail; or

(iv)	five (5) Business Days after the time and date of mailing if sent by pre-paid registered airmail;

provided that if deemed receipt of any notice or communication occurs after 7:00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9:00 a.m. on the next Business Day. References to time in this Section 11.8 are to local time in the country of the addressee.

11.9	Sellers’ Representative

(a)
Mr. Delahousse is hereby unconditionally, irrevocably and exclusively appointed as the representative of the Sellers for the purposes of any consent, notice, action or step to be given, conducted or taken hereunder for which this Agreement expressly provides that such consent, notice, action or step is to be given, conducted or taken by the Sellers’ Representative. In all cases where the Agreement so refers to a consent, notice, action or step to be given, conducted or taken by the Sellers’ Representative, Mr. Delahousse shall be the sole Person entitled to act in the name and for the account (“au nom et pour le compte”) of all Sellers, in the capacity of the Sellers’ joint representative (“mandataire commun”) in accordance with article 1984 et seq. of the French Civil Code. The Sellers shall be bound by any decision and act of the Sellers’ Representative made in accordance with this Agreement. The Sellers’ Representative shall be appointed for the term of this Agreement and shall not be revoked by the Sellers during such term. Mr. Delahousse hereby accepts and undertakes to act as Sellers’ Representative for the term of this Agreement. The Purchaser shall not be bound or deemed to be bound by any separate agreement or arrangement between the Sellers to which the Purchaser is not a party.

(b)
Notwithstanding anything to the contrary in this Agreement, should Mr. Delahousse, hereby appointed, be unable to perform his duties in acting as the Sellers’ Representative, for any reason whatsoever,

Mr. Congard will replace him as Sellers’ Representative. In such case, Mr. Congard must notify to each Seller and to the Purchaser that he is henceforth acting as the Sellers’ Representative.
Should Mr. Congard be unable to perform his duties to act as the Sellers’ Representative, for any reason whatsoever, the Sellers’ Representative will be appointed among the Sellers by the Sellers. If the Sellers do not reach an agreement within ten (10) days of the date Mr. Congard has ceased to perform his duties as Sellers’ Representative, then the Sellers’ Representative shall be appointed among the Sellers by the President of the Commercial Court of Paris ruling in summary form (statuant en référé), such ruling being unchallengeable in appeal.

11.10	Parties acting Severally and Jointly (conjointement et solidairement)

(a)
Notwithstanding anything to the contrary in this Agreement, Mr. Delahousse is acting severally and jointly (conjointement et solidairement) with Mrs. Laure Delahousse, Mrs. Camille Delahousse, Mr. Edouard Delahousse and Mrs. Constance Delahousse for purposes of this Agreement.

(b)
Notwithstanding anything to the contrary in this Agreement, Mr. Congard is acting severally and jointly (conjointement et solidairement) with Mr. Louis Congard and Mrs. Anne Congard for purposes of this Agreement.

(c)
Notwithstanding anything to the contrary in this Agreement, FPCI Winch Capital 3 is acting severally and jointly (conjointement et solidairement) with Montalivet Networks for purposes of this Agreement.

11.11	Costs and Expenses

(a)
The Purchaser and the Sellers shall each be responsible for payment of all fees and costs respectively incurred in connection with the negotiation, preparation and signing of this Agreement and the consummation of the transactions contemplated hereby, including the fees and disbursements of their respective financial advisors, accountants and attorneys.

(b)
Any transfer or stamp taxes (including any droits d’enregistrement) or similar levies that may become payable as a result of the signing of this Agreement or the transfer of the Shares pursuant hereto shall be borne by the Purchaser and shall be paid on a timely basis in compliance with all statutory requirements. The Purchaser shall provide the Sellers’ Representative with evidence of the payment of any such taxes or levies promptly upon the written request of the Sellers’ Representative.

11.12Governing Law and Disputes

This Agreement shall be exclusively governed by and construed in accordance with the laws of France. Any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement (or any matters contemplated under this Agreement) or its formation or its validity or its interpretation or its performance shall be submitted to the sole and exclusive jurisdiction of the Commercial Court of Paris (Tribunal de Commerce de Paris).

11.13	Language

The Language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications in connection with this Agreement and the transactions envisaged by it shall be in English unless otherwise agreed.

11.14	Volume II

Volume II of this Agreement, which is comprised of Schedules 8.2.1(c) to 8.3.3(a) to this Agreement, is contained in a CD-Rom entitled “Sale and Purchase Agreement dated February 11, 2016 - Volume II/II” reproduced in twenty-two (22) copies, each of which has been signed in the name and on behalf of all Parties to this Agreement by their respective authorized signatories on the date hereof, which each Party hereto expressly acknowledges and agrees.
*    *
*
Made in Paris, on February 11, 2016, in twenty-two (22) original copies.
[Signatures on the following pages]

Signed on February 11, 2016 by:

KEPLER M2:

___________________________
KEPLER M2
Being a party to this Agreement for the sole purpose of Sections 5.1 to 5.5, 5.9 and 5.12
By: Mr. Christophe Delahousse
Position: President

AND EACH OF THE SELLERS:

Mr. Eric Louvet Represented by Mr. Christophe Delahousse	Mr. Eric Gallier Represented by Mr. Christophe Delahousse
Mr. Jean-Marc Guiot Represented by Mr. Christophe Delahousse	Mr. Claude Perron Represented by Mr. Christophe Delahousse
Mrs. Crystele Trévisan-Jallu Represented by Mr. Christophe Delahousse	Mrs. Delphine Sauvion Represented by Mr. Christophe Delahousse
Mr. Marc Procureur Represented by Mr. Christophe Delahousse	Mr. Christophe Delahousse

Signed on February 11, 2016 by:
AND EACH OF THE SELLERS (CONTINUATION):

Mrs. Laure Delahousse Represented by Mr. Christophe Delahousse	Mrs. Camille Delahousse Represented by Mr. Christophe Delahousse
Mr. Edouard Delahousse Represented by Mr. Christophe Delahousse	Mrs. Constance Delahousse Represented by Mr. Christophe Delahousse
Mr. Hervé Congard Represented by Mr. Christophe Delahousse	Mr. Louis Congard Represented by Mr. Christophe Delahousse
Mrs. Anne Congard Represented by Mr. Christophe Delahousse

Signed on February 11, 2016 by:
AND EACH OF THE SELLERS (CONTINUATION):

FPCI Winch Capital 3 Represented by Edmond de Rothschild Investment Partners SCA Itself represented by: Mr. Sylvain Charignon Title: Gérant	Montalivet Networks Represented by Edmond de Rothschild Investment Partners SCA Represented by: Mr. Sylvain Charignon Title: Gérant
FPCI CIC Mezzanine 3
Represented by CM-CIC Private Debt SAS
Itself represented by: Mr. Sylvain Charignon or Mr. Laurent Tourtois or Mr. Thomas Duteil, each of them being duly authorized for the purpose hereof
Mr. Arnaud de Puyfontaine Represented by: Mr. Sylvain Charignon or Mr. Laurent Tourtois or Mr. Thomas Duteil, each of them being duly authorized for the purpose hereof

Signed on February 11, 2016 by:
THE PURCHASER:

___________________________
HARMONIC INTERNATIONAL AG
By: Mr. Raphael Segur
Position: Member and President of the Board of Directors

Signed on February 11, 2016 by:

HARMONIC INC.:

___________________________
HARMONIC INC.
Entering into this agreement for the sole purpose of Section 11.4
By: Mr. Patrick Harshman
Position: CEO

SCHEDULE 1.1
Definitions
In addition to such terms as are defined elsewhere in this Agreement, wherever used in this Agreement (including the Recitals) and unless the context otherwise requires, the following terms shall have the following meanings:

“2015 Actual Revenues”	has the meaning ascribed to it in Section 2.7.1(a).

“2015 Consolidated Accounts”
shall mean, with respect to the Group Companies, the audited consolidated balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») (together with the notes attached thereto) of the Holding in respect of the financial year ending on December 31, 2015, prepared in accordance with French GAAP and certified by the Holding’s statutory auditors.

“2015 Product Backlog”	has the meaning ascribed to it in Section 2.7.2(a).

“Abandoned Patents”	shall mean Patents in FB Held Patent Rights, which have lapsed or have been abandoned by France Brevets, with the agreement of Kepler.

"Accounts"
shall mean:
(A)    with respect to the Group Companies, the unaudited combined balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») of the Holding as of December 31, 2014 prepared by PricewaterhouseCoopers in accordance with French GAAP and as of the Reference Date prepared in accordance with French GAAP;

(B)    with respect to each Target Company (other than the Holding, ManCo, Thomson Video Networks Asia Pacific Pte Ltd, Thomson Video Networks India Private Limited, Thomson Video Networks Italia Srl, Thomson Video Networks Espana S.L. and Thomson Video Networks do Brasil Ltda):
(a)    that Target Company’s audited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») (together with the notes attached thereto) as of December 31, 2014, prepared in accordance with French GAAP and certified by that Target Company’s statutory auditor(s), and
(b)    that Target Company’s unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») as of the Reference Date prepared in accordance with French GAAP;

(C)    with respect to Thomson Video Networks Asia Pacific Pte Ltd:
(a)    that Target Company’s audited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») (together with the notes attached thereto) as of December 31, 2014, prepared in accordance with French GAAP and certified by that Target Company’s statutory auditor(s),

(b)    the unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») as of the Reference Date prepared in accordance with French GAAP of that Target Company’s principal place of business, and

(c)    the unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») as of the Reference Date prepared in accordance with French GAAP of that Target Company’s branch located in Taiwan;

(D)    with respect to Thomson Video Networks India Private Limited:
(a)    that Target Company’s audited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») (together with the notes attached thereto) as of March 31, 2014, prepared in accordance with French GAAP and certified by that Target Company’s statutory auditor(s), and
(b)    that Target Company’s unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») as of the Reference Date prepared in accordance with French GAAP;

(E)    with respect to each of Thomson Video Networks Italia Srl, Thomson Video Networks Espana S.L. and Thomson Video Networks do Brasil Ltda, that Target Company’s unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») as of December 31, 2014 and as of the Reference Date prepared in accordance with French GAAP; and
(F)    with respect to each of the Holding and ManCo, that Target Company’s unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») as of December 31, 2014 and as of the Reference Date prepared by PricewaterhouseCoopers in accordance with French GAAP.

“Acquisition Proposal”	has the meaning ascribed to it in Section 5.13.

“Additional Price”	has the meaning ascribed to it in Section 2.2.2.

“Adjusted Initial Price”	has the meaning ascribed to it in Section 2.2.1.

“Adjusted Final Price”
shall mean the Final Price less the portion of the Adjusted Initial Price corresponding to the purchase of any and all the Mezzanine Bonds for an amount equal to the amount of the Mezzanine Debt, as converted from Euros into US Dollars by using the Closing Exchange Rate.

2

“Affiliates”
when used with reference to a specified Person, shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, controlling or is under common control with, such specified Person; for the purpose of this definition, control has the meaning set forth in Article L. 233-3 of the French Commercial Code (Code de commerce); it being specified that a fund shall be deemed controlled by the company managing or advising such fund.

“Agreement”	has the meaning ascribed to it in the Preamble.

“Allocable Fraction”
when used with respect to a Seller, shall mean the fraction having for numerator, the portion of the Adjusted Final Price allocated to the Transferred Securities other than the Mezzanine Bonds (if any) owned by such Seller in accordance with Section 2.9, and for denominator, the Adjusted Final Price, except that in relation to any Claim made by the Purchaser hereunder that (i) a Seller has breached any of its representations or warranties set forth in Section 8.1, such fraction shall be deemed to be equal to one (1) and (ii) a ManCo Shareholder has breached any of the representations or warranties set forth in Section 8.3, such fraction shall instead be a fraction (the “Allocable ManCo Fraction”) having for numerator, the number of ManCo Shares held by such ManCo Shareholder at the Closing and (y) for denominator, the total number of outstanding ManCo Shares.

“Allocable ManCo Fraction”	has the meaning ascribed to it in the definition of Allocable Fraction.

“Amendment to the Patent Sublicense Agreement”	has the meaning ascribed to it in Section 4.3(a)(xxi).

“Amount in Escrow”	has the meaning ascribed to it in Section 2.4.

“Assignment of Patent Rights”	shall mean the assignment of patent rights document, the form of which is attached as Exhibit D to the IP Agreement.

“Average Standard Margin”
shall mean the difference between (A) 100% and (B) the fraction having for numerator, the standard Thomson branded products costs and for denominator, the total Thomson branded products net revenues (it being specified, for the avoidance of doubt, that commission fees to sales personnel shall not be part of the calculation of the Average Standard Margin for purposes of this Agreement).

The Average Standard Margin shall be calculated exclusively in accordance with the example of calculation set out in Schedule 1.1(F) – Average Standard Margin.

“Backlog Adjustment”	has the meaning ascribed to it in Section 2.7.2(a).

3

“Backlog Adjustment Statement”	has the meaning ascribed to it in Section 2.7.2(a).

“Bankruptcy Proceedings”
shall mean a “procédure d’alerte”, “mandat ad hoc”, “conciliation”, “procédure de sauvegarde”, “procédure de sauvegarde accelérée”, “procédure de sauvegarde financière accelérée”, “redressement judiciaire”, “liquidation judiciaire”, “suspension provisoire des poursuites”, “cessation des paiements”, or voluntary reorganization or any similar proceedings under applicable Laws in any competent jurisdiction.

“Business Day”
shall mean every day except Saturdays, Sundays and statutory holidays in Paris, France, and in San Jose, California, United States of America, on which commercial banking institutions are open for ordinary banking business in Paris and San Jose.

“Cash”
shall mean, with respect to the Group Companies (on an aggregated basis), as at the close of business on the Closing Date (but without taking into account the consummation of the transaction contemplated hereby), cash plus the positive balance of any bank accounts, other cash accounts, cash deposit accounts, current asset investments and readily marketable Securities (such items (including cash), the “Cash Items”), calculated exclusively in accordance with Schedule 1.1(A) – Cash. For the avoidance of doubt, “Cash” (i) shall be calculated net of issued but uncleared checks and drafts, (ii) shall include checks, other wire transfers and drafts deposited or available for deposit for the account of the Group Companies and (iii) shall exclude all amounts funded by the Purchaser or any of its Affiliates to the Group Companies at or after the Closing, as the case may be.
Notwithstanding the foregoing and in accordance with what is mentioned in Schedule 1.1(A) – Cash, for the purposes of this definition of “Cash”:
-    an amount corresponding to any sums paid by the Group Companies on or prior to the Closing Date in relation to the preparation, audit and delivery to the Purchaser of the Required Financials shall be added to the total amount corresponding to the sum of all Cash Items; and
-    an amount corresponding to 50% of the net amount of the “CIR” and “CICE” Tax credits (i.e., of the R&D Tax credit and of the Tax credit for competitiveness and employment) shall be added to the total amount corresponding to the sum of all Cash Items.
For the avoidance of doubt, it is expressly specified that any payment made on the Closing Date by the Group Companies in relation to the IP Recovery (including the payment of the Transfer Price, as defined under the IP Agreement) shall, unlike any such payment that would be made prior to the Closing Date, not be taken into account for the purposes of this definition of “Cash” (and shall, if necessary, be neutralized for the purposes of the determination of the total amount of “Cash”), since any such payment made on the Closing Date is already taken into account in the definition of “Debt” (by being expressly included as a “Debt” item); there shall be no double counting.

4

“Claim”	has the meaning ascribed to it in Section 9.4.

“Claim Notice”	has the meaning ascribed to it in Section 9.4.

“Closing”
shall mean the completion of the sale and purchase of the Transferred Securities and the transfer of ownership (transfert de propriété) of the Transferred Securities to the Purchaser pursuant to Section 4.

“Closing Accounts”
shall mean (i) the unaudited combined balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») of the Group Companies as of the Closing Date and (ii) the unaudited balance sheet (« bilan ») and profit and loss accounts (« compte de résultat ») of ManCo as of the Closing Date, prepared in accordance with the Closing Accounts Accounting Principles.

“Closing Accounts Accounting Principles”	shall mean (i) the specific policies, conventions and assumptions set out in Schedule 1.1(B) – Specific Principles and (ii) to the extent not covered by (i), French GAAP.

“Closing Date”	has the meaning ascribed to it in Section 4.1.

“Closing Exchange Rate”
shall mean the foreign exchange rate of Euros converted into US Dollars as at the Closing Date, as determined on the basis of the Euro foreign exchange reference rate of the European Central Bank as updated by 3 p.m. C.E.T. on the Closing Date.

“Closing Average Exchange Rate”
shall mean the average between the foreign exchange rate of Euros converted into US Dollars as of August 10, 2015 and the foreign exchange rate of Euros converted into US Dollars as at the Closing Date, as determined on the basis of the Euro foreign exchange reference rate of the European Central Bank as updated by 3 p.m. C.E.T. on, respectively, August 10, 2015 and the Closing Date.

“Closing Payments”	has the meaning ascribed to it in Section 4.2.

“CM-CIC Private Debt”	has the meaning ascribed to it in the Preamble.

“Collective Agreements”	has the meaning ascribed to it in Section 8.2.17(c).

“Company”	has the meaning ascribed to it in Paragraph D of the Recitals.

“Conditions Precedent”	has the meaning ascribed to it in Section 3.1.

“Confidentiality Agreement”
shall mean the mutual non-disclosure agreement entered into on January 19, 2015 by and between an Affiliate of the Purchaser (in its name and in the name and on behalf of its Affiliates (as defined thereunder)) and TVN (in its name and in the name and on behalf of its Affiliates (as defined thereunder)).

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“Connected Persons”	when used with reference to a specified Person, shall mean the general partners, agents, directors, employees, representatives, auditors and advisors of such specified Person.

“Consolidated Net Result”
shall mean the operating result +/- financial result +/- non-current result + taxes. All aggregates are calculated excluding one-off costs. It is calculated in accordance with French GAAP and on a basis consistent with Schedule 1.1(C) – Gross Margin and Consolidated Net Result.

“Contract”	shall mean any written or oral contract, agreement, obligation, promise, commitment or other undertaking.

“Data Room”	has the meaning ascribed to it in Paragraph G of the Recitals.

“Debt”
shall mean the aggregation of the combined liabilities for the Group Companies existing as at the close of business on the Closing Date (but without taking into account the consummation of the transaction contemplated hereby), prepared in accordance with the Closing Accounts Accounting Principles and calculated exclusively in accordance with Schedule 1.1(D) – Debt.
Notwithstanding the foregoing and in accordance with what is mentioned in Schedule 1.1(D) – Debt, for the purposes of this definition of “Debt”:
-    any payment made on the Closing Date by the Group Companies in relation to the IP Recovery (including the payment of the Transfer Price, as defined under the IP Agreement), as well as any outstanding and unpaid amounts owing as at the Closing Date by the Group Companies in relation to the IP Recovery (including, for the avoidance of doubt, the cost of any formalities, registrations and measures required by applicable Laws to operate or benefit of the IP Recovery and any reasonable attorney and consultants fees, costs and other expenses incurred in relation to such formalities, registrations and measures), as the case may be, shall be included;
-    any payment made on the Closing Date by the Group Companies in relation to the redemption of TVN ORANs, as the case may be, as well as any outstanding and unpaid amounts owing as at the Closing Date by the Group Companies in relation to the redemption of TVN ORANs, as the case may be, shall be included;
-    any outstanding and unpaid sums owing as at the Closing Date (after deduction of any payment made on the Closing Date, as the case may be) by the Group Companies in relation to the preparation, audit and delivery to the Purchaser of the Required Financials shall be excluded; and
-    any outstanding and unpaid sums owing as at the Closing Date by the Group Companies pursuant to the terms and conditions of the OBSAs, of the OCRs and of the ORAs shall be excluded.

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“Disclosure Schedules”
shall mean, with respect to any representation and warranty made by the relevant Sellers under Section 8, the Schedules (i) expressly referring to such representation and warranty through a specific reference to the corresponding number of Subsection of Section 8 and letter of Paragraph of such Subsection and (ii) stating that it is an exception to such representation and warranty.

“Disputed Items”	has the meaning ascribed to it in Section 2.5.2.

“Downward Adjustment”	has the meaning ascribed to it in Section 2.6.

“EDRIP”	has the meaning ascribed to it in the Preamble.

“Encumbrances”	shall mean any mortgage, blocking lien or blocking encumbrance such as an exclusive license, a pick right, or a first to buy option, or other blocking restriction on use, exploitation or transfer.

“Entity”
shall mean any corporation, company (société), partnership (limited or general), joint venture, trust, association, economic interest group (groupement d’intérêt économique) or other organization, enterprise or entity, whether or not vested with the attributes of a legal person (personne morale).

“Enterprise Value”	has the meaning ascribed to it in Section 2.2.1.

“Environmental Laws”
shall mean all applicable Laws relating to environmental protection (including protection of air, water, soil and sub-soil, hygiene and public health, noise or protection of properties and individual safety (sécurité des biens et des personnes)), and the provisions of the French Civil Code relating to liability for one’s own account (responsabilité du fait personnel), on account of a third party (responsabilité du fait des tiers), on account of goods (responsabilité du fait des choses) and for nuisances (troubles du voisinage), as such Laws are applicable to any Group Company on or prior to the Closing Date.

“Escrow Account”	shall have the meaning ascribed to it under the Escrow Agreement.

“Escrow Agreement”	has the meaning ascribed to it in Section 4.3(a)(viii).

“Escrow Closing Average Exchange Rate”	shall mean (A) one (1), divided by (B) the Closing Average Exchange Rate.

“Escrow Closing Exchange Rate”	shall mean (A) one (1), divided by (B) the Closing Exchange Rate.

“Escrow Pre-Closing Exchange Rate”	shall mean (A) one (1), divided by (B) the Pre-Closing Exchange Rate.

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“Estimated Amounts”	has the meaning ascribed to it in Section 5.8.

“Estimated Cash”
shall mean the Cash as of the Closing Date as estimated in good faith by the Sellers for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated Debt”
shall mean the Debt as of the Closing Date as estimated in good faith by the Sellers for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated Initial Price”	has the meaning ascribed to it in Section 2.3.

“Estimated ManCo Cash”
shall mean the ManCo Cash as of the Closing Date as estimated in good faith by the Sellers for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated ManCo Debt”
shall mean the ManCo Debt as of the Closing Date as estimated in good faith by the Sellers for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated ManCo Net Cash”	shall mean Estimated ManCo Cash minus Estimated ManCo Debt.

“Estimated ManCo Normative Working Capital”
shall mean the ManCo Normative Working Capital as of the Closing Date as estimated in good faith by the Sellers on the basis of the Estimated ManCo Working Capital for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated ManCo Working Capital”
shall mean the ManCo Working Capital as of the Closing Date as estimated in good faith by the Sellers for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated ManCo Working Capital Adjustment”	shall mean Estimated ManCo Working Capital minus Estimated ManCo Normative Working Capital.

“Estimated Net Cash”	shall mean Estimated Cash minus Estimated Debt.

“Estimated Normative Working Capital”
shall mean the Normative Working Capital as of the Closing Date as estimated in good faith by the Sellers on the basis of the Estimated Working Capital for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

“Estimated Working Capital”
shall mean the Working Capital as of the Closing Date as estimated in good faith by the Sellers for the purpose of determining the Estimated Initial Price and reviewed by the Purchaser in accordance with Section 5.8.

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“Estimated Working Capital Adjustment”	shall mean Estimated Working Capital minus Estimated Normative Working Capital.

“Existing Holding Shareholders’ Agreement”
shall mean the shareholders’ agreement entered into on October 17, 2014 by and between the direct and indirect holders of Securities issued by the Holding (including ManCo and its shareholders) as amended from time to time.

“Existing Indebtedness”
shall mean all outstanding and unpaid amounts owing as at the Closing Date (in principal, interest, penalties and any other sums) by the Target Companies pursuant to, or in connection with, the Existing Loan Agreements (including, without limitation, all breakage costs (if any) due in connection with the voluntary prepayment of any sums due by the Target Companies pursuant to, or in connection with the Existing Loan Agreements), as determined in accordance with the terms of the Existing Loan Agreements.

“Existing Inter-Creditors’ Agreement”	has the meaning ascribed to it in Section 4.3(a)(xviii).

"Existing Loan Agreements"
-    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mr. Delahousse, pursuant to which a loan of €1,080 has been granted by Mr. Delahousse to Kepler M2;
-    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mr. Congard, pursuant to which a loan of €1,060 has been granted by Mr. Congard to Kepler M2;
-    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mr. Louvet, pursuant to which a loan of €790 has been granted by Mr. Louvet to Kepler M2;
-    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mr. Gallier, pursuant to which a loan of €710 has been granted by Mr. Gallier to Kepler M2;
-    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mr. Guiot, pursuant to which a loan of €440 has been granted by Mr. Guiot to Kepler M2; -    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mr. Perron, pursuant to which a loan of €440 has been granted by Mr. Perron to Kepler M2;
-    the shareholder’s loan agreement dated January 21, 2015 entered into by and between Kepler M2 and Mrs. Trevisan-Jallu, pursuant to which a loan of €400 has been granted by Mrs. Trevisan-Jallu to Kepler M2;

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“Existing Loan Agreements”
-    the shareholder’s loan agreement dated March 31, 2015 entered into by and between Kepler M2 and Mr. Procureur, pursuant to which a loan of €290 has been granted by Mr. Procureur to Kepler M2;
-    the shareholder’s loan agreement dated March 31, 2015 entered into by and between Kepler M2 and Mrs. Sauvion, pursuant to which a loan of €60 has been granted by Mrs. Sauvion to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Delahousse, pursuant to which a loan of €413 has been granted by Mr. Delahousse to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Congard, pursuant to which a loan of €404 has been granted by Mr. Congard to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Louvet, pursuant to which a loan of €299 has been granted by Mr. Louvet to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Gallier, pursuant to which a loan of €268 has been granted by Mr. Gallier to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Guiot, pursuant to which a loan of €166 has been granted by Mr. Guiot to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Perron, pursuant to which a loan of €166 has been granted by Mr. Perron to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mrs. Trevisan-Jallu, pursuant to which a loan of €152 has been granted by Mrs. Trevisan-Jallu to Kepler M2;
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mr. Procureur, pursuant to which a loan of €110 has been granted by Mr. Procureur to Kepler M2; and
-    the shareholder’s loan agreement dated October 20, 2015 entered into by and between Kepler M2 and Mrs. Sauvion, pursuant to which a loan of €22 has been granted by Mrs. Sauvion to Kepler M2.

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“Existing Shareholders’ Documents”
shall mean, collectively, the Existing Loan Agreements, the Existing Holding Shareholders’ Agreement and any agreement made among Sellers and/or Kepler M2 restricting in any way the free transfer of the Transferred Securities.

“FB Held Patent Rights”
shall mean any and all (i) Patents owned, held, developed, or acquired by assignment, by France Brevets further to the substituting Kepler in the PAA Agreement by exercising pursuant to the PLA1 Agreement the substitution faculty provided in the PAA Agreement, (ii) Patents filed in the name of France Brevets or any of France Brevets Affiliates, based on inventions originating from any of the Group Companies, and (iii) rights to inventions originating from any of the Group Companies and held by France Brevets or any of France Brevets Affiliates pursuant to a transfer of rights from any of the Group Companies to France Brevets or any of France Brevets Affiliates, (iv) however excluding, in any of (i) and (ii), (A) any and all Patents which France Brevets sold, assigned, transferred or conveyed unto Persons other than any of the Group Companies or France Brevets Affiliates, and (B) any and all Patents which France Brevets agreed and undertook to sell, assign, transfer or convey unto Persons other than any of the Group Companies or France Brevets Affiliates, for each of (i), (ii), (iii), and (iv), prior to the transfer of FB Held Patent Rights pursuant to the IP Agreement.

“Final Price”	has the meaning ascribed to it in Section 2.2.

“Financière Kepler”	has the meaning ascribed to it in Paragraph A of the Recitals.

“Firm”	has the meaning ascribed to it in Section 2.5.3.

“FMEF Clearance”
shall mean the obtaining of (i) a foreign investment prior authorization, without any conditions, obligations or requirements, from the French Ministry for the Economy and Finance in accordance with the French decree no. 2014-479 dated 14 May 2014 and the provisions of articles L. 151-1 et seq. and R. 153-1 et seq. of the French monetary and financial code; or (ii) a letter from the French Minister of Economy and Finance indicating that the activity of the Group Companies does not fall under the scope of the provisions of article L. 151-3 of the French monetary and financial code and that accordingly, the contemplated Transaction is exempted from the obtaining of the foreign investment prior authorization required by articles L. 151-1 et seq. and R. 153-1 et seq. of the same code; or (iii) any implicit authorization, if the French Minister of Economy and Finance fails to reply within two (2) months as of the day when the French Minister of Economy and Finance judges that the information delivered to it by the Purchaser for the authorization-making process is sufficient.

“FPCI Winch Capital 3”	has the meaning ascribed to it in the Preamble.

“FPCI CIC Mezzanine 3”	has the meaning ascribed to it in the Preamble.

“France Brevets”
shall mean France Brevets, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €90,000,000 and its registered office at 47, rue de la Victoire, 75009 Paris (France), registered with the French Registry of Commerce and Companies under number 531 129 195 RCS Paris.

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“France Brevets Affiliates”	shall mean any Affiliates of France Brevets including any Entity of the Caisse des Dépôts et Consignations group specialized in intellectual property management.

“French GAAP”	shall mean the accounting rules, methods and principles generally accepted in France which were applicable at the Reference Date.

“Governmental Authority”
shall mean any court or government (federal, state, local, national, foreign, provincial or supranational) or any political subdivision thereof, including, without limitation, any department, commission, ministry, board, bureau, agency, authority, tribunal or arbitral body, exercising executive, legislative, judicial, regulatory or administrative authority, including any self-regulatory authority or quasi-governmental entity established to perform any of these functions.

“Governmental Authorization”
shall mean any approval, declaration, consent, permit, ruling, waiver, exemption or other authorization (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Gross Margin”
shall mean (A) the difference between (a) total sales less (b) costs of goods sold (COGS), divided by (B) total sales. Cost of goods sold (COGS) relates to direct costs associated to production of goods sold and include the cost of the materials or third parties equipment as well as direct labors costs (manufacturing, competence center, field services), transport & custom duties, commercial fees, prototypes, costs of subcontractor for integration, price material variances, inventory depreciation and costs for specific feature development. It is calculated in accordance with French GAAP and on a basis consistent with Schedule 1.1(C) – Gross Margin and Consolidated Net Result.

“Group Companies” or “Group Company”	has the meaning ascribed to it in Paragraph F of the Recitals.

“Group Companies Agreements”	has the meaning ascribed to it in Section 8.2.12(a).

“Group Companies Intellectual Property”	shall mean (i) any and all Intellectual Property Rights owned, held, developed, or acquired by assignment, by any of the Group Companies, and (ii) FB Held Patent Rights.

“Group Companies Product” or “Group Companies Products and Services”	shall mean all products, systems and services sold or offered for sale by any of the Group Companies.

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“Group Companies Technology”	shall mean any and all Technology owned, held, developed, or acquired by assignment, by any of the Group Companies.

“Guarantee”
shall mean any guarantee, joint undertaking (caution, aval), comfort letter, letter of credit, or any obligation, whether actual or contingent, to guarantee the repayment of or assume any Indebtedness of any Person or pertaining, directly or indirectly, to maintain the ability of a Person to meet any of its Indebtedness.

“Guaranteed Obligations”	has the meaning ascribed to it in Section 11.4.

“Harmful Code”
shall mean any program, routine, device or other feature, such as but not limited to any “back door,” “drop dead device,” “Trojan Horse,” “virus,” “worm,” “spyware,” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file without the user’s consent.

“Holding”	has the meaning ascribed to it in Paragraph A of the Recitals.

“Holding Shares”	shall mean, collectively, the Ordinary Shares and the New Ordinary Shares.

“Indebtedness”
shall mean any debt or other obligation (whether incurred jointly, severally as principal or as surety or in any other capacity whatsoever) for the payment or repayment of money borrowed, whether present or future, actual or contingent.

“Indemnifying Sellers”	shall mean all the Sellers except Montalivet Networks.

“Initial Price Adjustment”	shall mean the difference between the Adjusted Initial Price as resulting from the Purchaser Completion Statement and the Estimated Initial Price.

“IP Agreement”	shall mean the agreement dated December 9, 2015 entered into by and between France Brevets and Kepler, the final draft of which is attached hereto as Schedule 1.1(G) – IP Agreement.

“IP Recovery”
shall mean the transfer and conveyance to Kepler or its Designated Transferee (as defined under the IP Agreement) of all rights, title and interest France Brevets and France Brevets Affiliates have in and to FB Held Patent Rights, including any Abandoned Patents in the FB Held Patent Rights, pursuant to the IP Agreement and the Assignment of Patent Rights, upon full payment by Kepler of the Transfer Price (as defined under the IP Agreement).

“IP Substitution Notice”
shall mean any notice served by the Purchaser to the Sellers’ Representative to substitute any Entity, the corporate name, registered office and, if applicable, registration number of which shall be indicated in the notice, for Kepler for the purpose of the completion of the IP Recovery.

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“Intellectual Property Rights”
shall mean (i) inventions, whether or not patented or patentable, reduced to practice or made the subject of one or more pending patent applications, and all improvements thereto, (ii) patent rights, patents and patent applications (including all extensions, divisions, renewals, reissues, substitutions, continuations, continuations-in-part, and reexaminations thereof) registered or applied for in France and all other nations throughout the world, (iii) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names (whether or not registered in France and all other nations throughout the world), including all variations, derivations, combinations, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith, (iv) copyrights and rights under copyrights (in both published and unpublished works, whether or not registered) and registrations and applications for registration or renewals thereof, including without limitation all compilations, and Software (including all underlying and related source and object codes), manuals and other documentation, and all derivative works, translations, adaptations, and combinations of the above, regardless of the medium of fixation or means of expression, (v) mask work rights and registrations and applications for registration or renewals thereof, (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists), technology and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) rights in databases (including sui generis rights in databases) and data collections (including knowledge databases, customer lists and customer databases), whether registered or unregistered, and any applications for registration therefor, (ix) domain names, URL and domain name registrations, (x) all rights in all of the foregoing provided by treaties, conventions and common law, (xi) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing, and (xii) other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

“Insurance Policies”	has the meaning ascribed to it in Section 8.2.15.

“Inventory”	means the goods (semi-finished goods, finished goods, or residual goods), merchandise, supplies, works in process and raw materials.

“Judgment”	shall mean any award, decision, injunction, judgment, order or ruling entered, issued, made or rendered by any Governmental Authority or by any arbitrator enforceable as of the relevant date.

“Kepler”	has the meaning ascribed to it in Paragraph D of the Recitals.

“Kepler M2”	has the meaning ascribed to it in the Preamble.

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“Key Employees”	shall mean Claude Perron, Eric Louvet, Christophe Cailteaux, Crystele Trevisan, Delphine Sauvion, Eric Gallier, Jean- Marie Guiot, Marc Procureur, Christophe Delahousse and Hervé Congard.

“Law”
shall mean any law, statute, regulation, rule, ordinance, principle of common law, order, decree or Judgment of any Governmental Authority (including any judicial or administrative interpretation thereof) in force, fully implemented and enforceable as of the relevant date (including any SEC requirements and NASDAQ rules).

“Leased Personal Properties”	has the meaning ascribed to it in Section 8.2.8(c).

“Liens”
shall mean any pledge of real or personal property (nantissement or gage), mortgage (hypothèque), lien (privilège), right of retention (droit de rétention), charge (charge), ownership right (démembrement), easement or right of way (servitude), joint possession (indivision), dismemberment of the right of ownership (démembrement de propriété), pre-emptive rights, options, or other security (sûreté) or similar third-party rights which has the purpose or the effect of restricting the ownership, the use or the transferability of the relevant asset or security (excluding, for the avoidance of doubt, any pledge, lien, right, charge or other security created or granted by the Purchaser or any of its Affiliates).

“Long Stop Date”	shall mean July 29, 2016.

“Loss”
shall mean any and all claims (préjudices), losses (pertes), damages, liabilities, Judgments, fines, penalties, interest, costs, expenses and disbursements (including any reasonable attorney, accountant and consultant fees, costs and other expenses incurred in connection with the investigation, collection, prosecution, defense, compromise and settlement of any action, suit, proceeding or claim (including, for the avoidance of doubt, in connection with any proceedings initiated in order to obtain payment of a Refund under Section 9)) suffered or incurred by the Purchaser, its Affiliates or any of the Target Companies (including, for the avoidance of doubt, any reduction or decrease of any relief, allowance, deduction or Tax credit), provided that a Loss shall qualify as “préjudice direct” under French Law.

“Manager”
as to any Entity, shall mean the representatives (mandataires sociaux) (including the chairmen (présidents), directors and members of the board (administrateurs et membres du Directoire), managers (gérants), executive officers, managing directors (directeurs généraux) and delegate managing directors (directeurs généraux délégués) as well as members of the supervisory board.

“ManCo”	has the meaning ascribed to it in the Preamble.

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“ManCo Cash”
shall mean, with respect to ManCo, as at the close of business on the Closing Date (without taking into account the consummation of the transaction contemplated hereby), cash plus the positive balance of any bank accounts, other cash accounts, cash deposit accounts, current asset investments and readily marketable Securities, calculated exclusively in accordance with Schedule 1.1(E) – ManCo Cash – ManCo Debt – ManCo Working Capital. For the avoidance of doubt, ManCo Cash (i) shall be calculated net of issued but uncleared checks and drafts, (ii) shall include checks, other wire transfers and drafts deposited or available for deposit for the account of ManCo and (iii) shall exclude all amounts funded by the Purchaser or any of its Affiliates to ManCo at or after the Closing, as the case may be.

“ManCo Debt”
shall mean the aggregate amount of financial liabilities and indebtedness of ManCo existing as at the close of business on the Closing Date (without taking into account the consummation of the transaction contemplated hereby), prepared in accordance with the Closing Accounts Accounting Principles and calculated exclusively in accordance with Schedule 1.1(E) – ManCo Cash – ManCo Debt – ManCo Working Capital.

“ManCo Net Cash”	shall mean ManCo Cash minus ManCo Debt.

“ManCo Normative Working Capital”	shall mean the average of the ManCo Working Capital calculated monthly over the last twelve (12) months prior to the Closing Date.

“ManCo Shares”	means the outstanding 3,635,805 ordinary shares (actions ordinaires), nominal value €1, in the share capital of ManCo.

“ManCo Shareholders”	means the Sellers which will sell ManCo Shares at Closing.

“Manco Shareholders’ Knowledge”	shall mean the actual knowledge at the date hereof of the Manco Shareholders.

“ManCo Working Capital”
shall mean the aggregate amount (positive or negative) as calculated by deducting the current liabilities of ManCo required to be reflected on the face of a balance sheet prepared in accordance with the Closing Accounts Accounting Principles (such current liabilities excluding any amount already included in the ManCo Debt) as at close of business on the date as of which it is calculated (but without taking into account the consummation of the transaction contemplated hereby when such date is the Closing Date), from the current assets of ManCo required to be reflected on the face of a balance sheet prepared in accordance with the Closing Accounts Accounting Principles (such current assets excluding ManCo Cash) as at close of business on the date as of which it is calculated (but without taking into account the consummation of the transaction contemplated hereby when such date is the Closing Date), as calculated in accordance with Schedule 1.1(E) – ManCo Cash – ManCo Debt – ManCo Working Capital.

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“ManCo Working Capital Adjustment”	shall mean ManCo Working Capital as of the Closing Date minus ManCo Normative Working Capital as of the Closing Date.

“Material Adverse Change”
shall mean any event, change, occurrence, circumstance, effect, state of affairs or fact (an “Event”) which individually or together with any one or more other Events, has or could reasonably be expected to result in a material adverse effect on the business, assets, operations, activities, liabilities (including contingent liabilities), properties, conditions (financial or otherwise), results of operations of the Target Companies, taken as a whole, provided, however, that such Material Adverse Change shall not include (i) any failure of any of the Target Companies to meet its internal earnings, revenues or other projections or forecasts (it being understood and agreed that any Event giving rise to such failure shall be taken into account in determining whether there has been a Material Adverse Change), (ii) an Event generally affecting the industry in which the Target Companies operate, (iii) any change in the French or global economy, or capital, financial or Securities markets generally, including changes in interest or exchange rates, (iv) any change in law or regulation in the geographic regions in which the Target Companies do business, (v) any act of war or of terrorism outside of the geographic regions in which the Target Companies do business, (vi) any action taken at the written request of the Purchaser or pursuant to this Agreement, (vii) earthquakes, hurricanes or other natural disasters outside of the geographic regions in which the Target Companies do business, (viii) any damage or destruction of any Target Company’s property that is substantially covered and indemnified by insurance, provided such Event in the case of each of the clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) do not materially or disproportionately affect the Target Companies, taken as a whole, relative to other participants in the industry in which the Target Companies operate.
However, it is agreed that the Friday November 13th Paris terrorist events do not constitute an “Event” for the purpose of the “Material Adverse Change” definition.

“Material Contracts”
shall mean any Contracts (including, for the avoidance of doubt, purchase orders) in full force and effect to which any Group Company is a party entered into with any of the one hundred eleven (111) largest customers of the Group Companies on the basis of the Accounts and representing, together with other Contracts entered into with any of the one hundred eleven (111) largest customers of the Group Companies on the basis of the Accounts, 80% of the combined revenues of the Group Companies as set out in the Accounts.

“Mezzanine Bonds”
shall mean the outstanding 50 bonds (obligations) issued by the Holding on October 17, 2014 in the aggregate principal amount of €5,000,000, and fully subscribed and paid up on the same date, to which were originally attached the Mezzanine Warrants.

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“Mezzanine Debt”
shall mean all outstanding and unpaid amounts owing as at the Closing Date (in principal, interest, penalties and any other sums) by the Holding pursuant to, or in connection with, the terms and conditions of the Mezzanine Bonds (modalités des obligations), as determined in accordance with the terms and conditions of the Mezzanine Bonds (modalités des obligations).

“Mezzanine Warrants”	shall mean, collectively, the outstanding 623,600 mezzanine warrants A and the outstanding 340,400 mezzanine warrants B originally attached to the Mezzanine Bonds.

“Montalivet Networks”	has the meaning ascribed to it in the Preamble.

“Mother Company”	has the meaning ascribed to it in the Preamble.

“Mother Company Guarantee”	has the meaning ascribed to it in Section 11.4.

“Net Cash”	shall mean Cash minus Debt.

“New Holding By-Laws”	has the meaning ascribed to it in Section 4.3(a)(xiii).

“New Ordinary Shares”
means the new ordinary shares (actions ordinaires) of the Holding to be issued prior to Closing for repayment of the ORAs in accordance with their terms and conditions, as modified pursuant to this Agreement.

“New Terms and Conditions of the OCRs”	has the meaning ascribed to it in Section 4.3(a)(xv).

“New Terms and Conditions of the ORAs”	has the meaning ascribed to it in Section 4.3(a)(xiv).

“Normative Working Capital”	shall mean the average of the Working Capital calculated monthly over the last twelve (12) months prior to the Closing Date.

“Objection Notice”	has the meaning ascribed to it in Section 2.5.2.

“OBSAs”	shall mean, collectively, the Mezzanine Bonds and the Mezzanine Warrants (whether or not still attached to the Mezzanine Bonds).

“OCRs”
shall mean the outstanding 6,468,118 bonds convertible into shares or redeemable in cash (obligations convertibles en actions ou remboursables) issued by the Holding on October 17, 2014, and fully subscribed and paid up on the same date.

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“ORAs”
shall mean the outstanding 1,296,866 bonds redeemable in shares (obligations remboursables en actions) issued by the Holding on October 17, 2014, and fully subscribed and paid up on the same date, to be repaid in New Ordinary Shares prior to Closing in accordance with their terms and conditions, as modified pursuant to this Agreement.

“Ordinary Shares”	shall mean the outstanding 10,553,578 ordinary shares (actions ordinaires), nominal value €1, in the share capital of Financière Kepler.

“Organizational Documents”
shall mean when used with respect to (x) any company (société) or other incorporated Entity, the memorandum and articles of association (statuts), charter or similar constitutive document of such company (société) or other incorporated Entity, as the case may be filed with the relevant commercial registry, company registrar or other Governmental Authority, as the same may be amended, supplemented or otherwise modified from time to time, and (y) any partnership or other unincorporated Entity, its certificate of formation, partnership agreement, governing agreement (contrat constitutif) and/or similar constitutive document, as the same may be amended, supplemented or otherwise modified from time to time.

“Overdue Receivables”	has the meaning ascribed to it in Section 8.2.6(b).

“Owned Personal Properties”	has the meaning ascribed to it in Section 8.2.8(a).

“PAA Agreement”	shall mean that certain Patent Assignment Agreement dated May 3, 2011, entered into by Thomson Licensing SAS and Kepler.

“Parties”	has the meaning ascribed to it in the Preamble.

“Patent”
shall mean in any country worldwide, (i) registered patents, patent applications (including US provisional applications filed with the United States Trademark and Patent Office or USPTO), (ii) utility model rights, (iii) any patent or utility model rights that derive from any of the foregoing, (iv) published applications for any of the foregoing, (v) any reissue, re-examination, extension, renewal, continuation, continuation in part, and division of any of the foregoing; and foreign counterparts to any of the foregoing.

“Patent Family”
shall mean an assembly of Patents claiming or benefiting from, at least partly, the same priority under the Paris Convention, the TRIPS Agreement, the European Patent Convention, or any similar agreement.

“PCLA”	has the meaning ascribed to it in Section 8.2.10(t).

“Person”	shall mean a natural person, Entity, or Governmental Authority.

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“PLA1 Agreement”
shall mean that certain Cooperation and Patent License Agreement Professional Head End Products, dated October 7, 2011, entered into by France Brevets and Kepler, as amended by the “Amendment to the Cooperation and Patent License Agreement Professional Head End Products”, dated October 21, 2011, and by the “Amendment N°2 to the Cooperation and Patent License Agreement Professional Head End Products”, dated December 31, 2014.

“Potential Bidder”	has the meaning ascribed to it in Section 5.13.

“Pre-Closing Exchange Rate”
shall mean the foreign exchange rate of Euros converted into US Dollars as at the Business Day immediately preceding the date of the Pre-Closing Statement, as determined on the basis of the Euro foreign exchange reference rate of the European Central Bank as updated by 3 p.m. C.E.T. on the Business Day immediately preceding the date of the Pre-Closing Statement.

“Pre-Closing Statement”	has the meaning ascribed to it in Section 5.8.

“Proceedings”
shall mean any action, audit, hearing, inquiry, investigation, claim, complaint, litigation, proceedings or suit (whether civil, administrative, or criminal) commenced, brought, conducted or heard by or before any Governmental Authority or arbitrator.

“Products and Services”	has the meaning ascribed to it in Section 8.2.20(a).

“Product Backlog”	shall mean all orders items for Thomson branded products including associated software registered into the Group Companies’ ERP and not yet converted into revenue.

“Publicly Available Software”
shall mean: (A) any Software that contains, or is derived in any manner in whole or in part from, any Software that is distributed as free Software, open source Software (e.g. Linux) or under similar licensing or distribution models; or (B) any Software that may require as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in Source Code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no charge.

“Purchaser”	has the meaning ascribed to it in the Preamble.

“Purchaser Completion Statement”	has the meaning ascribed to it in Section 2.5.1.

“Purchaser IP Recovery”
shall mean the transfer and conveyance to any Entity of the group controlled by the Mother Company (including, but not limited to, any Group Company) of all rights, title and interest France Brevets and France Brevets Affiliates have in and to FB Held Patent Rights, including any Abandoned Patents in the FB Held Patent Rights after the Closing Date.

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“Purchaser IP Recovery Cost and Expenses”
shall mean any cost and expenses paid or incurred by the Purchaser or any of its Affiliates (including, but not limited to, any Group Company) in relation to the Purchaser IP Recovery (including, for the avoidance of doubt, the aggregate price in consideration thereof paid, to be paid or due to France Brevets and/or France Brevets Affiliates, as well as the cost of any formalities, registrations and measures required by applicable Laws to operate or benefit of the Purchaser IP Recovery and any reasonable attorney and consultants fees, costs and other expenses paid or incurred in relation to such formalities, registrations and measures).

“Purchaser IP Recovery Full Completion”
shall mean the full completion of the Purchaser IP Recovery, as well as of any and all formalities, registrations and measures required by applicable Laws to operate or benefit of the Purchaser IP Recovery.

“Put Option Agreement”	shall mean the put option agreement entered into on December 7, 2015 by and between, inter alios, the Mother Company and the Sellers.

“Real Property”	shall mean all real property (including land, buildings, fixtures (immeubles par destination) and fittings (immeubles par incorporation) used or occupied by each Group Company.

“Real Property Leases”
shall mean all leases relating to Real Property (including commercial leases, long-term leases (baux emphytéotiques), construction leases (baux à construction), financial leases (credit-baux)) and any other right of occupation of any Real Property benefiting to or granted by a Group Company.

“Reference Date”	shall mean September 30, 2015.

“Refund”	has the meaning ascribed to it in Section 9.1.

“Registered IP”
shall mean all French, international and foreign Intellectual Property Rights that have been recorded or registered in any applicable jurisdiction or is otherwise the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority, and is owned by, under obligation of assignment to, or filed in the name of, any of the Group Companies or France Brevets, including, without limitation, FB Held Patent Rights.

“Relevant Exchange Rate”
shall mean (A) one (1), divided by (B) the foreign exchange rate of Euros converted into the relevant foreign currency as at the Closing Date, as determined on the basis of the relevant Euro foreign exchange reference rate of the European Central Bank as updated by 3 p.m. C.E.T. on the Closing Date.

“Remaining Purchaser IP Recovery Cost and Expenses”	has the meaning ascribed to it in Section 3.3(d)(ii).

“Remaining Purchaser IP Recovery Cost and Expenses Notice”	has the meaning ascribed to it in Section 3.3(d)(ii).

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“Required Financials”
shall mean the audited statements of income, of changes in net assets and of cash flows of Holding and ManCo for such historical annual and interim periods as may be required by Purchaser, which are needed by the Purchaser for the purpose of the satisfaction of its reporting obligations under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and which will (i) have been prepared in accordance with the books of account and other financial records of Holding and ManCo, (ii) have been prepared in accordance with U.S. GAAP, (iii) present fairly, in all material respects, the financial condition and results of operations of Holding and ManCo as of the dates thereof and for the periods covered by such statements, (iv) be accompanied by the unqualified opinion of an internationally recognized independent accounting firm to such effect and (v) conform in all material respects to the requirements of the SEC’s Regulation S-X.

“Response”	has the meaning ascribed to it in Section 9.4.

“Revenues Adjustment”	has the meaning ascribed to it in Section 2.7.1(a).

“Revenues Adjustment Statement”	has the meaning ascribed to it in Section 2.7.1(a).

“Sales Representatives Independent Contractors”	has the meaning ascribed to it in Section 8.2.14.

“SEC”	shall mean the United States Securities and Exchange Commission.

“Securities”
shall mean (i) any security, issued or to be issued, by an Entity, which may entitle its holder, directly or indirectly, immediately or in the future, to a portion of the share capital, profits, liquidation profits or voting rights of an Entity (including any share, preferred share, warrants, convertible bonds (including bonds convertible into shares or redeemable in cash), bonds redeemable (including bonds redeemable in shares and bonds redeemable in shares or in cash), bonds with warrants attached, or bonds convertible or redeemable into Transferred Securities), (ii) any preferential subscription or allotment rights relating to an issuance of such securities or (iii) any division of such securities, including into bare ownership or usufruct.

“Sellers”	has the meaning ascribed to it in the Preamble.

“Sellers’ Knowledge”	shall mean the actual knowledge at the date hereof of the Parties listed 1 to 9 (included) of this Agreement.

“Sellers’ Representative”	shall mean the Person appointed as joint representative of the Sellers for the purpose of the Agreement, pursuant to Section 11.9, namely Mr. Delahousse or any of his successors.

“Shares”	shall mean, collectively, the ManCo Shares and the Holding Shares (other than the Ordinary Shares held by ManCo).

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“Software”
shall mean computer software, firmware, programs and databases in any form, including Internet web sites, web content and links, Source Code, executable code, tools, developers kits, utilities, graphical user interfaces, menus, images, icons, and forms, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations related thereto.

“Source Code”
shall mean any software in human readable form such as it is normally used to enable modifications to be made to it (including, but not limited to, comments and procedural code such as job control language and scripts to control compilation and installation).

“Specific Thomson Licensing Indemnity”	has the meaning ascribed to it in Section 8.2.10(t).

“Specific Thomson Licensing Occurrence”	has the meaning ascribed to it in Section 8.2.10(t).

“Target Companies”	shall mean, collectively, ManCo and the Group Companies.

“Tax” or “Taxes”
shall mean all forms of taxation, duties, levies, imposts and social security charges, whether direct or indirect including, without limitation, corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating thereto, due, payable, levied, withheld, imposed upon or claimed to be owed in any relevant jurisdiction, and all amounts payable with respect to any taxes pursuant to an agreement, arrangement or any other legal obligation, including payment as a secondary liability besides or for the account of any other Person, notably profit sharing schemes (including in particular “Participation des salariés” and “Intéressement”), including interest, penalties and other charges in addition thereto.

“Tax Authority”
shall mean, with respect to any Taxes the authority (whether governmental or not) legally in charge of imposing, regulating, administrating and/or collecting any Taxes (including for the avoidance of doubt a social security authority).

“Tax Returns”
shall mean all returns, reports (including elections, declarations, statements, disclosures, claims for refunds, schedules, estimates and information returns) and other information filed or required to be filed with any Tax Authority relating to Taxes, or any specific mention or formality in a commercial document (including without limitation invoices and registers) required, including any schedule or attachment, and any amendment.

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“Technology”
shall mean copies and tangible embodiments of Intellectual Property Rights, whether in electronic, written or other media, including Software, technical documentation, specifications, designs, bills of material, build instructions, test reports, schematics, algorithms, application programming interfaces, user interfaces, routines, formulae, test vectors, ip cores, mask works, tooling requirements, databases, lab notebooks, invention disclosures, processes, prototypes, samples, studies, or other know-how and other works of authorship.

“Third-Party”	shall mean any Person other than the Parties, the Target Companies, the Sellers’ Affiliates and the Purchaser’s Affiliates.

“Third Party Claim”	has the meaning ascribed to it in Section 9.4.

“Thomson Trademark”
shall mean the Trademarks, as such term is defined in that certain THOMSON Trademark License Agreement Professional Head End Products, dated May 3, 2011, between Technicolor S.A. and Thomson Video Networks.

“Transaction”	has the meaning ascribed to it in Paragraph H of the Recitals.

“Transaction Documents”	shall mean this Agreement, the Escrow Agreement and the agreement terminating the Existing Inter-Creditors’ Agreement referred to in Section 4.3(a)(xviii).

“Transferred Securities”	means (i) all the Holding Shares other than the Ordinary Shares held by ManCo, (ii) all the OCRs, (iii) all the OBSAs and (iv) all the ManCo Shares.

“TVN”	has the meaning ascribed to it in Paragraph E of the Recitals.

“TVN ORANs”
means the outstanding 18,243 bonds redeemable in shares or in cash (obligations remboursables en actions ou en numéraire) issued by TVN on May 25, 2012, and fully subscribed and paid up on July 20, 2012.

“Upward Adjustment”	has the meaning ascribed to it in Section 2.6.

“Working Capital”
shall mean the aggregate amount (positive or negative) as calculated by deducting the current liabilities of the Group Companies required to be reflected on the face of a balance sheet prepared in accordance with the Closing Accounts Accounting Principles (such current liabilities excluding any amount already included in the Debt) as at close of business on the date as of which it is calculated (but without taking into account the consummation of the transaction contemplated hereby when such date is the Closing Date), from the current assets of the Group Companies required to be reflected on the face of a balance sheet prepared in accordance with the Closing Accounts Accounting Principles (such current assets excluding Cash) as at close of business on the date as of which it is calculated (but without taking into account the consummation of the transaction contemplated hereby when such date is the Closing Date), as calculated in accordance with Schedule 1.1(H) – Working Capital.

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“Working Capital Adjustment”	shall mean the difference between the amount of Working Capital as at Closing Date minus the amount of the Normative Working Capital as at Closing Date.

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